                                                                     EXHIBIT 4.4


                                                                [EXECUTION COPY]





================================================================================



                                CREDIT AGREEMENT,

                           dated as of March 8, 2001,

                                      among

                             POGO PRODUCING COMPANY,
                                as the Borrower,

                    CERTAIN COMMERCIAL LENDING INSTITUTIONS,
                                 as the Lenders,

                                BANK OF MONTREAL,
                   acting through its Chicago, Illinois branch
                  as the Administrative Agent for the Lenders,

                         TORONTO DOMINION (TEXAS), INC.,
                              as Syndication Agent,

                                  BNP PARIBAS,
                             as Documentation Agent,

                                       and

                 BANK OF AMERICA, N.A. and FLEET NATIONAL BANK,
                               as Managing Agents

                        ---------------------------------


                               BMO NESBITT BURNS,
                as Underwriter, Sole Bookrunner and Lead Arranger



================================================================================

                                TABLE OF CONTENTS

                                                                                          PAGE
                                                                                          ----
ARTICLE I
        DEFINITIONS AND ACCOUNTING TERMS.....................................................1
        1.1   Defined Terms..................................................................1
              -------------
        1.2   Use of Defined Terms..........................................................26
              --------------------
        1.3   Cross-References..............................................................26
              ----------------
        1.4   Accounting and Financial Determinations.......................................26
              ---------------------------------------

ARTICLE II
        COMMITMENTS, BORROWING PROCEDURES AND NOTES.........................................26
        2.1   Commitments...................................................................26
              -----------
        2.2   Swing Line Advances...........................................................27
              -------------------
        2.3   Letters of Credit.............................................................29
              -----------------
        2.4   Reduction and Termination of the Commitment Amounts...........................33
              ---------------------------------------------------
        2.5   Borrowing Procedure...........................................................33
              -------------------
        2.6   Continuation and Conversion Elections.........................................34
              -------------------------------------
        2.7   Funding.......................................................................34
              -------
        2.8   Determination of Borrowing Base...............................................34
              -------------------------------
        2.9   Revolving Notes...............................................................35
              ---------------

ARTICLE III
        REPAYMENTS, PREPAYMENTS, INTEREST AND FEES..........................................35
        3.1   Repayments and Prepayments....................................................35
              --------------------------
        3.2   Interest Provisions...........................................................37
              -------------------
        3.3   Fees..........................................................................39
              ----

ARTICLE IV
        CERTAIN LIBOR AND OTHER PROVISIONS..................................................40
        4.1   Fixed Rate Lending Unlawful...................................................40
              ---------------------------
        4.2   Rates Unavailable.............................................................41
              -----------------
        4.3   Increased LIBOR Loan Costs, etc...............................................41
              -------------------------------
        4.4   Funding Losses................................................................41
              --------------
        4.5   Increased Capital Costs.......................................................42
              -----------------------
        4.6   Period of Liability; Lender Substitution......................................42
              ----------------------------------------
        4.7   Taxes.........................................................................43
              -----
        4.8   Payments, Computations, etc...................................................43
              ---------------------------
        4.9   Sharing of Payments...........................................................44
              -------------------
        4.10   Setoff.......................................................................44
               ------
        4.11   Use of Proceeds..............................................................45
               ---------------

ARTICLE V
        CONDITIONS TO BORROWING.............................................................45
        5.1   Initial Borrowing.............................................................45
              -----------------

        5.2   Conditions Precedent to Credit Event..........................................48
              ------------------------------------

ARTICLE VI
        REPRESENTATIONS AND WARRANTIES......................................................49
        6.1   Organization, etc.............................................................49
              -----------------
        6.2   Due Authorization, Non-Contravention, etc.....................................49
              -----------------------------------------
        6.3   Government Approval, Regulation, etc..........................................50
              ------------------------------------
        6.4   Validity, etc.................................................................50
              -------------
        6.5   Financial Information.........................................................50
              ---------------------
        6.6   No Material Adverse Change....................................................50
              --------------------------
        6.7   Litigation, etc...............................................................50
              ---------------
        6.8   Subsidiaries..................................................................51
              ------------
        6.9   Ownership of Properties.......................................................51
              -----------------------
        6.10   Taxes........................................................................51
               -----
        6.11   Pension and Welfare Plans....................................................51
               -------------------------
        6.12   Environmental Warranties.....................................................51
               ------------------------
        6.13   Regulations U and X..........................................................53
               -------------------
        6.14   Absence of Defaults..........................................................53
               -------------------
        6.15   Information Memorandum.......................................................53
               ----------------------

ARTICLE VII
        AFFIRMATIVE COVENANTS...............................................................53
        7.1   Financial Information, Reports, Notices, etc..................................54
              --------------------------------------------
        7.2   Compliance with Laws; Taxes...................................................56
              ---------------------------
        7.3   Maintenance of Properties.....................................................56
              -------------------------
        7.4   Insurance.....................................................................56
              ---------
        7.5   Books and Records.............................................................57
              -----------------
        7.6   Environmental Covenant........................................................57
              ----------------------
        7.7   Performance Under Material Operating Contracts................................57
              ----------------------------------------------
        7.8   Security......................................................................57
              --------

ARTICLE VIII
        NEGATIVE COVENANTS..................................................................58
        8.1   Limitations on Indebtedness and Lease Expenses................................58
              ----------------------------------------------
        8.2   Liens.........................................................................59
              -----
        8.3   Financial Condition...........................................................61
              -------------------
        8.4   Investments...................................................................61
              -----------
        8.5   Restricted Payments, etc......................................................63
              ------------------------
        8.6   Consolidation, Merger, etc....................................................65
              --------------------------
        8.7   Asset Dispositions............................................................65
              ------------------
        8.8   Modification of Certain Agreements............................................66
              ----------------------------------
        8.9   Transactions with Affiliates..................................................66
              ----------------------------
        8.10   Negative Pledges, etc........................................................66
               ---------------------
        8.11   Commodity Hedging Contracts..................................................67
               ---------------------------

ARTICLE IX
        EVENTS OF DEFAULT...................................................................67
        9.1   Listing of Events of Default..................................................67
              ----------------------------
        9.2   Action if Bankruptcy..........................................................69
              --------------------
        9.3   Action if Other Event of Default..............................................70
              --------------------------------

ARTICLE X
        THE AGENTS..........................................................................70
        10.1   Actions......................................................................70
               -------
        10.2   Funding Reliance, etc........................................................70
               ---------------------
        10.3   Exculpation..................................................................71
               -----------
        10.4   Successor to Administrative Agent............................................71
               ---------------------------------
        10.5   Loans by the Agents..........................................................72
               -------------------
        10.6   Credit Decisions.............................................................72
               ----------------
        10.7   Copies, etc..................................................................72
               -----------

ARTICLE XI
        MISCELLANEOUS PROVISIONS............................................................72
        11.1   Waivers, Amendments, etc.....................................................72
               ------------------------
        11.2   Notices......................................................................73
               -------
        11.3   Payment of Costs and Expenses................................................73
               -----------------------------
        11.4   Indemnification..............................................................74
               ---------------
        11.5   Survival.....................................................................75
               --------
        11.6   Severability.................................................................75
               ------------
        11.7   Headings.....................................................................75
               --------
        11.8   Execution in Counterparts, Effectiveness, etc................................76
               ---------------------------------------------
        11.9   Governing Law; Entire Agreement..............................................76
               -------------------------------
        11.10   Successors and Assigns......................................................76
                ----------------------
        11.11   Assignments and Participations..............................................76
                ------------------------------
        11.12   Confidentiality.............................................................78
                ---------------
        11.13   Other Transactions..........................................................79
                ------------------
        11.14   NO ORAL AGREEMENTS..........................................................79
                ------------------


                             SCHEDULES AND EXHIBITS

SCHEDULE I         -       Disclosure Schedule

EXHIBIT A          -       Form of Note
EXHIBIT B          -       Form of Borrowing Request
EXHIBIT C          -       Form of Continuation/Conversion Notice
EXHIBIT D          -       Form of Assignment and Assumption Agreement
EXHIBIT E-1        -       Form of Opinion of Gerald A. Morton, the Vice
                           President - Law and Corporate Secretary to Borrower
EXHIBIT E-2        -       Form of Baker & Botts, L.L.P., special New York
                           counsel to Borrower
EXHIBIT F          -       Form of Pledge Agreement

EXHIBIT G          -       Form of Request for Swing Line Advance
EXHIBIT H          -       Form of Swing Line Note

                                CREDIT AGREEMENT

        THIS CREDIT AGREEMENT, dated as of March 8, 2001, among POGO PRODUCING COMPANY, a Delaware corporation (the "Borrower"), the various financial institutions which are or may become parties hereto (collectively, the "Lenders"), and BANK OF MONTREAL, acting through its Chicago, Illinois branch as administrative agent (the "Administrative Agent") for the Lenders, TORONTO DOMINION (TEXAS), INC., as syndication agent ("Syndication Agent") for the Lenders, BNP PARIBAS, as documentation agent ("Documentation Agent") for the Lenders, and BANK OF AMERICA, N.A. and FLEET NATIONAL BANK, as managing agents ("Managing Agents") for the Lenders.

                              W I T N E S S E T H :

        WHEREAS, the Borrower requests that the Agents and the Lenders enter into this Credit Agreement to extend Commitments, make Loans to the Borrower and issue Letters of Credit for the account of the Borrower in accordance with the terms and conditions hereof;

        WHEREAS, the Agents and the Lenders are willing to enter into the Credit Agreement and the Lenders are willing, on the terms and subject to the conditions hereinafter set forth, to extend such Commitments, make such Loans to the Borrower and issue Letters of Credit for the account of the Borrower; and

        WHEREAS, the proceeds of Loans to be made and the Letters of Credit to be issued after the date hereof will be used to finance the NCOC Acquisition, refinance existing Indebtedness and for general corporate purposes of the Borrower and its Subsidiaries;

        NOW, THEREFORE, the parties hereto agree as follows:

                                    ARTICLE I
                        DEFINITIONS AND ACCOUNTING TERMS

        SECTION 1.1 Defined Terms. The following terms (whether or not underscored) when used in this Agreement, including its preamble and recitals, shall, except where the context otherwise requires, have the following meanings (such meanings to be equally applicable to the singular and plural forms thereof):

        "Acquisition" means any transaction or series of related transactions for the purpose of or resulting, directly or indirectly, in (a) the acquisition of all or substantially all of the assets of a Person, or of any business or division of a Person, (b) the acquisition of in excess of 50% of the capital stock of a corporation, which stock has ordinary voting power for the election of the members of the acquiree's board of directors (other than stock having such power only by reason of the happening of a contingency), or the acquisition of in excess of 50% of the partnership interests or other equity interests of any Person not a corporation which acquisition gives the acquirer ordinary voting power to direct or cause the direction of the management and policies of the acquiree, or (c) a merger or consolidation or any other combination with another Person (other than a Person that is a Subsidiary of that Person) provided that the Borrower or a Subsidiary of the Borrower is the surviving entity.

        "Acquisition Documents" means (i) the Merger Agreement, (ii) the Standstill and Voting Agreement, (iii) the Registration Rights Agreement and
(iv) each other agreement, document or instrument executed in connection with the foregoing.

        "Additional Costs" is defined in Section 4.3.

        "Additional Senior Unsecured Indebtedness" means unsecured Indebtedness incurred by the Borrower after the Effective Date (after giving effect to the NCOC Acquisition and any Indebtedness incurred or assumed in connection therewith) in an aggregate principal amount not to exceed $50,000,000 at any time outstanding.

        "Additional Subordinated Indebtedness" means Indebtedness for borrowed money incurred by the Borrower after the Effective Date in an aggregate principal amount not to exceed $200,000,000 at any time outstanding which complies with the following requirements:

                (a) such new Indebtedness has subordination terms not materially less favorable to the Lenders as holders of the Notes than the then existing Subordinated Indebtedness unless such terms are approved by the Required Lenders;

                (b) the aggregate principal payments for such new Indebtedness scheduled to be paid in any Fiscal Year ending prior to the Stated Maturity Date are no greater than the aggregate scheduled principal payments under the existing Subordinated Indebtedness; and

                (c) the maturity dates thereof are no earlier than 24 months after the Stated Maturity Date.

        "Administrative Agent" is defined in the preamble and includes each other Person as shall have subsequently been appointed as the successor Administrative Agent pursuant to Section10.4.

        "Affiliate" of any Person means any other Person which, directly or indirectly, controls, is controlled by or is under common control with such Person. A Person shall be deemed to be "controlled by" any other Person if such other Person possesses, directly or indirectly, power

                (a) to vote 10% or more of the securities (on a fully diluted basis) having ordinary voting power for the election of directors or managing general partners, or

                (b) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise, provided, however, for purposes of this definition (i) no director or employee of the Borrower or any Subsidiary shall be considered an Affiliate of the Borrower or any Subsidiary solely by virtue of having that status, (ii) no trustee under, and no committee with responsibility for administering, any Plan shall be considered an Affiliate of the Borrower or any Subsidiary, and (iii) the Borrower and its Subsidiaries shall not be considered Affiliates of one another. As used in this Agreement, "Affiliate" means Affiliates of the Borrower and its Subsidiaries unless otherwise indicated.

        "Agents" means, collectively, the Administrative Agent, the Syndication Agent, the Documentation Agent and the Managing Agents.

        "Agreement" means, on any date, this Credit Agreement as originally in effect on the Effective Date and as thereafter from time to time amended, supplemented, amended and restated, or otherwise modified and in effect on such date.

        "Alternate Reserve Report" means a report, in form and detail satisfactory to the Administrative Agent and the Required Lenders, on reserves updated internally by the Borrower making adjustments for any changes in production volumes, expenses, Applicable Prices and for dispositions of properties in the six-month period subsequent to the immediately preceding Reserve Report Date and based upon the immediately preceding Reserve Report and, at the Borrower's option, for any acquisitions of properties not included in the immediately preceding Reserve Report or the restoration to the Borrowing Base of properties previously removed from the Borrowing Base by the Borrower.

        "Applicable Gas Price" means the average (rounded to the nearest $.01) of the natural gas prices being used (including prices for future periods) by the Administrative Agent for evaluation of oil and gas reserve lending transactions in accordance with the Administrative Agent's customary standards (which prices, other than those fixed by contract and subject to BTU adjustment to reflect the liquids content of Borrower's natural gas, will be consistent with those then being applied to other borrowers of the Administrative Agent generally) as of each January 1 or July 1, as applicable; provided, however, that for purposes of determining the Borrowing Base, production volumes hedged under Commodity Hedging Contracts or production volumes committed under long-term sales contracts will be included in the Reserve Reports at the contracted price and the Applicable Gas Price will be BTU-adjusted to reflect the liquids content of Borrower's natural gas.

        "Applicable Margin" means with respect to any Prime Rate Loan, LIBOR Loan, or the Commitment Fees payable hereunder, the applicable percentage per annum set forth below under the caption "Prime Spread", "LIBOR Spread" or "Unused Fee", as the case may be, determined by reference to the percentage of the Borrowing Base that the outstanding Credit Exposure represents at that time:

-------------------------------------------------------------------------------------------------
                                                             LIBOR SPREAD

                                                  ==================================
                                                      APPLICABLE RATING LEVEL

                                         PRIME    ==================================     UNUSED
     BORROWING BASE USAGE                SPREAD         Level I          Level II         FEE
                                                        -------          --------
-------------------------------------------------------------------------------------------------
75% of the Borrowing Base <
outstanding Credit Exposure < =
100% of the Borrowing Base                0.25%          1.75%             2.00%         0.50%
-------------------------------------------------------------------------------------------------
60% of the Borrowing Base <
outstanding Credit Exposure < =
75% of the Borrowing Base                 0.00%          1.50%             1.75%        0.375%
-------------------------------------------------------------------------------------------------
40% of the Borrowing Base <
outstanding  Credit Exposure < =
60% of the Borrowing Base                 0.00%          1.25%             1.50%        0.375%
-------------------------------------------------------------------------------------------------
outstanding Credit Exposure < =
40% of the Borrowing Base                 0.00%         1.125%             1.25%        0.375%
-------------------------------------------------------------------------------------------------

provided, however, that during any Deficiency Period, the "Prime Spread" with respect to Prime Rate Loans shall be "0.25%" per annum and the "LIBOR Spread" with respect to LIBOR Loans shall be the applicable "LIBOR Spread" provided above, plus "0.50%" per annum.

        For purposes of the foregoing, any change in the Applicable Margin will occur automatically without prior notice upon (i) the issuance of any Senior Debt or Additional Subordinated Indebtedness and (ii) any Borrowing Base redetermination.

        "Applicable Oil Price" means the average (rounded to the nearest $.01) of the crude oil and liquid products prices being used (including prices for future periods) by the Administrative Agent for evaluation of oil and gas reserve lending transactions in accordance with the Administrative Agent's customary standards (which prices, other than those fixed by contract and adjusted to reflect the quality of Borrower's crude oil, will be consistent with those then being applied to other borrowers of the Administrative Agent generally) as of each January 1 and July 1, as applicable; provided, however, that, for purposes of determining the Borrowing Base, production volumes hedged pursuant to Commodity Hedging Contracts or production volumes committed under long-term sales contracts will be included in the Reserve Reports at the contracted price and the Applicable Oil Price will be adjusted to reflect the quality of Borrower's crude oil.

        "Applicable Price" means the Applicable Gas Price and the Applicable Oil Price, as the case may be.

        "Applicable Rating Level" means the level set forth below that corresponds to ratings of the Index Debt or, if no Index Debt is then outstanding and rated, then the corporate debt rating of Borrower, issued from time to time by S&P or Moody's, as applicable:

                        ------------------------------------------------
                                S&P                   MOODY'S
------------------------------------------------------------------------
Level I                   "BB+" and higher       "Ba1" and higher
------------------------------------------------------------------------
Level II                  "BB" and lower         "Ba2" and lower
------------------------------------------------------------------------

For purposes of the foregoing, (a) if either Moody's or S&P shall not have in effect a rating for the Index Debt or a corporate debt rating of Borrower (other than by reason of the circumstances referred to in the last sentence of this definition), then such rating agency shall be deemed to have established a rating of Level II; (b) if the ratings for the Index Debt or the corporate debt rating of Borrower, as applicable, established or deemed to have been established by Moody's and S&P shall fall within different Levels, the Applicable Rating Level shall be based on the higher of the two ratings; and (c) if the ratings for the Index Debt or the corporate debt rating of Borrower, as applicable, established or deemed to have been established by Moody's and S&P shall be changed (other than as a result of a change in the rating system of Moody's or S&P), such change shall be effective as of the date on which it is first announced by the applicable rating agency, irrespective of when notice of such change shall have been furnished by Borrower to the Agent and the Lenders pursuant to Section 7.2(i) hereof or otherwise. Each change in the Applicable Rating Level shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next change to the Applicable Rating Level. If the rating system of Moody's or S&P shall change, or if either such rating agency shall cease to be in the business of rating corporate debt obligations or corporations, as applicable, Borrower and the Lenders shall negotiate in good faith to amend this definition to reflect such changed rating system or the unavailability of ratings from such rating agency and, pending the effectiveness of any such amendment, the Applicable Rating Level shall be determined by reference to the rating most recently in effect prior to such change or cessation.

        "Approved Fund" means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

        "Arch Subsidiaries" means Arch Petroleum, Inc., a Delaware corporation and its Subsidiary, Pogo Canada Ltd., an Alberta corporation.

        "Assignment and Assumption Agreement" means an Assignment and Assumption Agreement substantially in the form of Exhibit D.

        "Authorized Person" means the Chief Executive Officer, the President, any Vice President or the Treasurer of Borrower whose signatures and incumbency shall have been certified to the Administrative Agent and the Lenders pursuant to Section 5.1.1, or any other officer or employee of Borrower specified as such to the Administrative Agent in writing by any of the aforementioned officers of Borrower.

        "B8/32 Partners" means B8/32 Partners, Ltd., a corporation organized under the laws of the Kingdom of Thailand in which the Borrower holds on the Effective Date an equity interest equal to Thaipo Limited's working interest in the Block B8/32 Concession located in the Gulf of Thailand.

        "Borrower" is defined in the preamble.

        "Borrowing" means the Loans of the same Type made by all Lenders on the same Business Day and pursuant to the same Borrowing Request in accordance with
Section 2.1.

        "Borrowing Base" means, at any time, that amount, determined in accordance with Section 2.8 and calculated using the Administrative Agent's usual and customary criteria for oil and gas reserve evaluation. During the period from the Effective Date to the date of the next determination of the Borrowing Base pursuant to the provisions of Section 2.8, the amount of the Borrowing Base shall be Four Hundred Seventy-Five Million Dollars ($475,000,000).

        "Borrowing Base Properties" means those oil and gas properties included in the most recent Reserve Report or Alternate Reserve Report from which the determination of the Borrowing Base is made hereunder which are (a) owned by (i) the Borrower, (ii) a Restricted Subsidiary or (iii) Qualified Partnership Properties, (b) located in the United States, Canada, the Kingdom of Thailand or such other location which is designated in writing by Borrower to the Administrative Agent and which designation is acceptable to the Administrative Agent and the Required Lenders and (c) free of all Liens, including Liens securing Non-Recourse Indebtedness, other than Liens permitted by clauses (e),
(f), (g), (h) and (j) of Section 8.2.

        "Borrowing Request" means a loan request and certificate duly executed by an Authorized Person of the Borrower, substantially in the form of Exhibit B hereto.

        "Business Day" means any day which is neither a Saturday or Sunday nor a legal holiday on which banks are authorized or required to be closed in Chicago, Illinois or Houston, Texas; provided that, when used in connection with a LIBOR Loan, the term "Business Day" shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

        "Capitalized Lease Liabilities" means all monetary obligations of the Borrower or any of its Subsidiaries under any leasing or similar arrangement which, in accordance with GAAP, would be classified as a capitalized lease, and, for purposes of this Agreement and each other Loan Document, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP, and the stated maturity of any such obligations shall be the date of the last payment of rent or any other amount due under the lease giving rise thereto prior to the first date upon which such lease may be terminated by the lessee thereunder without payment of a penalty.

        "Cash Equivalent Investment" means, at any time:

                (a) securities maturing not more than one year after such time, issued or guaranteed by the United States Government;

                (b) commercial paper, maturing not more than nine months from the date of issue, which is issued by (i) a corporation (other than an Affiliate or a Subsidiary of the Borrower) organized under the laws of any state of the United States or of the District of Columbia and rated to be of investment grade by S&P or Moody's, or (ii) any Lender (or its holding company);

                (c) any certificate of deposit or banker's acceptance, maturing not more than one year after such time, which is issued by either (i) a commercial banking institution that is a member of the Federal Reserve System and has a combined capital and surplus and undivided profits of not less than $100,000,000, or (ii) any Lender;

                (d) any repurchase agreement entered into with any Lender (or other commercial banking institution of the stature referred to in clause (c)(i)) which (i) is secured by a fully perfected security interest in any obligation of the type described in any of clauses (a) through (c), and (ii) has a market value at the time such repurchase agreement is entered into of not less than 100% of the repurchase obligation of such Lender (or other commercial banking institution) thereunder; or

                (e) any loan participation in a loan which is to a borrower with a long-term debt rating of investment grade or higher from any nationally recognized rating agency and is made by (i) a commercial banking institution that is a member of the Federal Reserve System and has a combined capital and surplus and undivided profits of not less than $100,000,000, or (ii) any Lender.

        "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

        "CERCLIS" means the Comprehensive Environmental Response Compensation Liability Information System List.

        "Certain Permitted Liens" means (i) inchoate Liens existing at law, (ii) other non-consensual Liens permitted by Section 8.2 that are subordinate to the Liens created by the Pledge Agreement, (iii) Liens permitted by Section 8.2(c) other than with respect to the capital stock of NCOC and (iv) Liens created by the Pledge Agreement and other Liens expressly permitted by the Pledge Agreement.

        "Change in Control" means the Acquisition by any Person, or two or more Persons acting in concert, of beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934) of the Borrower.

        "Closing Date" means March 8, 2001.

        "Code" means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time.

        "Collateral" means any and all "Collateral", as defined in the Pledge Agreement.

        "Commitment" means, relative to any Lender, such Lender's obligation to make Revolving Loans pursuant to Section 2.1.1, to participate in Swing Line Advances pursuant to Section 2.2.2 and to participate in Letters of Credit pursuant to Section 2.3.4.

        "Commitment Amount" means, on any date, $515,000,000, as such amount may be changed from time to time pursuant to Section 2.4.

        "Commitment Fees" is defined in Section 3.3.1.

        "Commitment Termination Date" means the earliest of:

                (a)     the Stated Maturity Date;

                (b) the date on which the Commitment Amount is terminated in full or reduced to zero pursuant to Section 2.4; and

                (c) the date on which any Commitment Termination Event occurs.

Upon the occurrence of any event described in clause (b) or (c), the Commitments shall terminate automatically and without any further action.

        "Commitment Termination Event" means

                (a) the occurrence of any Event of Default described in clauses (a) through (d) of Section 9.1.9; or

                (b) any other Event of Default shall have occurred and be continuing and either

                        (i) the Loans are declared to be due and payable pursuant to Section 9.3, or

                        (ii) in the absence of such declaration, the Administrative Agent, acting at the direction of the Required Lenders, gives notice to the Borrower that the Commitments have been terminated.

        "Commodity Hedging Contract" means a commodity hedging or purchase agreement or similar arrangement to which the Borrower or any of its Subsidiaries is a party, the purpose of which is to protect against fluctuations in commodity prices or the exchange of notional commodity obligations, either generally or under specific contingencies.

        "Continuation/Conversion Notice" means a notice of continuation or conversion and certificate duly executed by an Authorized Person of the Borrower, substantially in the form of Exhibit C.

        "Controlled Group" means all members of a controlled group of corporations and all members of a controlled group of trades or businesses (whether or not incorporated) under common control which, together with the Borrower, are treated as a single employer under Section 414(b) or 414(c) of the Code or Section 4001 of ERISA.

        "Credit Event" means a Borrowing, Swing Line Advance or the issuance of a Letter of Credit hereunder.

        "Credit Exposure" means, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender's Revolving Loans, its obligation to participate in any Swing Line Advances and its LC Exposure at such time.

        "Current Ratio" means, at the end of any Fiscal Quarter, the ratio of:

                (a) consolidated current assets of the Borrower and its consolidated Subsidiaries and Affiliates, to

                (b) consolidated current liabilities, less current maturities of long-term debt (including current maturities of Non-Recourse Indebtedness), of the Borrower and its consolidated Subsidiaries and Affiliates.

        "Default" means any Event of Default or any condition, occurrence or event which, after notice or lapse of time or both, would constitute an Event of Default.

        "Deficiency Period" means any period commencing upon any date when the aggregate Credit Exposures outstanding exceeds the Borrowing Base then in effect less all other Senior Debt outstanding, less 75% of all Additional Subordinated Indebtedness issued since the last redetermination of the Borrowing Base, and continuing until the date that, pursuant to the redetermination of the Borrowing Base, or by reason of mandatory prepayments of the Loans, the aggregate Credit Exposures outstanding no longer exceed the Borrowing Base then in effect less all other Senior Debt outstanding, less 75% of all Additional Subordinated Indebtedness issued since the last redetermination of the Borrowing Base.

        "Disclosure Schedule" means the Disclosure Schedule attached hereto as
Schedule I, as it may be amended, supplemented or otherwise modified from time to time by the Borrower with the written consent of the Administrative Agent and the Required Lenders.

        "Discounted Present Value" means, at any time that a calculation thereof is being made, the sum total of the Future Net Income for each Fiscal Year, or portion thereof, commencing on or after the date six months from the date of such calculation, as presented in the then most recent Reserve Report or Alternate Reserve Report delivered pursuant to Section 7.2(e), discounted to present value as of the date six months from the date of such calculation at such rate and in such manner as provided by the requirements of the SEC from time to time in effect.

        "Documentation Agent" is defined in the preamble.

        "Dollar" and the sign "$" mean lawful money of the United States.

        "Domestic Office" means, relative to any Lender, the office of such Lender designated as such below its signature hereto or designated in the Lender Assignment Agreement or such other office of a Lender (or any successor or assign of such Lender) within the United States as may be designated from time to time by notice from such Lender, as the case may be, to each other Person party hereto. A Lender may have separate Domestic Offices for purposes of making, maintaining or continuing, as the case may be, Prime Rate Loans.

        "EBITDAX" means, for any period, with respect to the Borrower and its consolidated Subsidiaries and Affiliates, determined on a consolidated basis in accordance with GAAP and without duplication, (a) the sum of the amounts for such period of (i) net income (or loss) after taxes, plus (ii) interest expense (net of capitalized interest) and dividends paid on preferred and preference stock of the Borrower, plus (iii) depreciation expense and depletion expense, plus (iv) amortization expense, plus (v) United States federal and state and foreign taxes, plus (vi) exploration expenses, plus (vii) other non-cash charges and expenses plus (viii) any losses arising outside of the ordinary course of business which have been included in the determination of consolidated net income, less (b) any gains arising outside the ordinary course of business which have been included in the determination of consolidated net income.

        "Effective Date" means the date this Agreement becomes effective pursuant to Section 11.8.

        "Eligible Assignee" means (a) a Lender, (b) an Affiliate of a Lender,
(c) an Approved Fund, or (d) any other Person (other than a natural Person) that regularly purchases or invests in bank loans approved by the Administrative Agent and the Borrower; provided, however, if (x) such Person is taking delivery of an assignment in connection with physical settlement of a credit derivatives transaction or (y) an Event of Default has occurred and is continuing, the Borrower's approval shall not be required. The foregoing approvals by Administrative Agent and the Borrower, if applicable, shall not be unreasonably withheld or delayed.

        "Environmental Laws" means all applicable laws, statutes, ordinances, rules, regulations, judgments, writs, injunctions, decrees, orders and awards promulgated or issued by any Governmental Authority concerning the protection of, or regulating the discharge of substances into, the environment. "Environmental Laws" shall not include the Occupational Safety and Health Act of 1970 or similar state statutes.

        "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time. References to sections of ERISA also refer to any successor sections.

        "Event of Default" is defined in Section 9.1.

        "Excluded Taxes" means, with respect to any of the Agents, any Lender, or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (i) income, franchise or doing business taxes imposed on (or measured by) its net income or bank share taxes, imposed by the United States of America, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, (ii) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which the Borrower is located and (iii) in the case of a Foreign Lender, any withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party to this Agreement (or designates a new lending office) or is attributable to such Foreign Lender's failure to comply with Section 4.7(c), except to the extent that such Foreign Lender was entitled, at the time of designation of a new lending office, to receive additional amounts from the Borrower with respect to such withholding tax pursuant to Section 4.7(a).

        "Existing Credit Facilities" means (i) that certain Amended and Restated Credit Agreement, dated as of August 1, 1997, as amended from time to time, among the Borrower, Bank of Montreal as Agent and the lenders named therein and
(ii) that certain Credit Agreement, dated October 30, 1998, as amended from time to time, among NCOC, Chase Bank of Texas, National Association, as Agent, and the lenders named therein.

        "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum (equal for each day during such period) to

                (a) the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York; or

                (b) if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it.

        "Financing Transactions" means the execution, delivery and performance by the Borrower of the Loan Documents, the borrowing of the Loans, the use of the proceeds thereof and the issuance of Letters of Credit hereunder.

        "Fiscal Quarter" means any fiscal quarter of a Fiscal Year of the Borrower.

        "Fiscal Year" means the period of twelve consecutive calendar months ending on December 31st; references to a Fiscal Year with a number corresponding to any calendar year (e.g. the "2001 Fiscal Year") refer to the Fiscal Year ending on the December 31st occurring during such calendar year.

        "Fixed Charges" means, for any period, without duplication with respect to the Borrower and its consolidated Subsidiaries and Affiliates, determined on a consolidated basis in accordance with GAAP, the sum of (i) the total interest charges (including the interest component of capitalized leases) for such period, net of interest income, plus (ii) dividends paid on preferred and preference stock of the Borrower, plus (iii) the current portion of Indebtedness for borrowed money, and all obligations evidenced by bonds, debentures, notes or other similar instruments (including the current portion of Non-Recourse Indebtedness, but excluding any Loans outstanding hereunder) and the current portion of production payments to be paid as of the end of such period, plus
(iv) the amount of mandatory redemptions of preferred stock to be made by the Borrower in cash during the succeeding twelve-month period (excluding redemptions of shares of such preferred stock held by Subsidiaries or Affiliates of the Borrower).

        "Fixed Charge Coverage Ratio" at any date means the ratio of EBITDAX to Fixed Charges for the four Fiscal Quarters most recently ended on such date.

        "Foreign Lender" means any Lender that is organized under the laws of a jurisdiction other than the United States of America. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

        "FPSO Lease Obligations" means those lease payment obligations arising pursuant to the Amended and Restated Bareboat Charter Agreement by and between Thaipo Limited, Chevron Offshore (Thailand) Limited and Palang Sophon Limited and Tantawan Production B.V. originally dated as of February 9, 1996, as amended from time to time.

        "FSO Lease Obligations" means those lease payment obligations arising pursuant to the Bareboat Charter Agreement by and between Thaipo Limited, Thai Romo Limited, Palang Sophon Limited, B8/32 Partners and Watertight Shipping B.V. dated as of August 24, 1998, as amended from time to time.

        "F.R.S. Board" means the Board of Governors of the Federal Reserve System or any successor thereto.

        "Fund" means any Person (other than a natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

        "Future Net Income" means, for each year or portion thereof, the amount for such year or portion thereof, as reflected in the then most recent Reserve Report or Alternate Reserve Report, as the case may be, which would result from the expected sale of recoverable hydrocarbons from or attributable to the Borrower's interest in any Proved Reserves located on Borrowing Base Properties. Future Net Income shall be calculated by taking the Gross Revenues less all applicable royalties, net profits interests and similar burdens on production, and costs and expenses (other than general and administrative costs and expenses) which the Borrower can reasonably be expected to incur or, in the case of Qualified Partnership Properties, the Borrower's interest can reasonably be expected to bear in producing each product from such Proved Reserves (including production, severance and ad valorem or like taxes, transportation costs, operating expenses, capital expenses with respect to such Proved Reserves, and the cost of drilling, completing and equipping additional wells, including any dry holes, which are reasonably expected to be drilled for the purpose of completing development of such Proved Reserves and obtaining therefrom the volumes of such production included for the purposes hereof). Commencing with the third year from the date such calculation is made, such costs and expenses will be escalated at a rate of the average (rounded to the nearest .01 of 1%) of the escalation being used by the Administrative Agent for evaluation of oil and gas transactions in accordance with the Administrative Agent's customary standards (which escalations will be consistent with those being applied to other borrowers of the Administrative Agent generally) as of each January 1 or July 1, as applicable.

        "GAAP" is defined in Section 1.4.

        "Gross Revenues" means the sum, for the several product classes of hydrocarbon production, of annual production attributed to each product multiplied by the Applicable Prices, as the case may be, per unit volume applicable to each product.

        "Governmental Approval" means (a) any authorization, consent, approval, license, ruling, permit, tariff, certification, waiver, exemption, filing, variance, claim, order, judgment or decree of, or with, (b) any required notice to, (c) any declaration of or with, or (d) any registration by or with, any Governmental Authority.

        "Governmental Authority" means any United States federal, state or local or any foreign government, governmental regulatory or administrative authority, agency or commission or any court, tribunal or judicial or arbitral body.

        "Guarantee" means any agreement, undertaking or arrangement by which any Person guarantees, endorses or otherwise becomes or is contingently liable (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to, or otherwise to invest in, a debtor, or otherwise to assure a creditor against loss) for the indebtedness or other obligation to pay money of any other Person (other than by endorsements of instruments in the course of collection or deposit), or guarantees the payment of dividends or other distributions in respect of the shares of any other Person; provided, however, that any agreement, undertaking or arrangement by which the Borrower or any of its Subsidiaries guarantees any payments with respect to (i) any Hybrid Preferred Securities or, (ii) obligations under oil and gas exploration, development, operation and related agreements and licenses entered into in connection with oil and gas exploration and production activities shall not constitute a Guarantee hereunder. The amount of any Person's obligation under any Guarantee shall (subject to any limitation set forth therein) be deemed to be the outstanding principal amount of the indebtedness or other obligations subject thereto.

        "Hazardous Material" means

                (a)     any "hazardous substance", as defined by CERCLA;

                (b) any "hazardous waste", as defined by the Resource Conservation and Recovery Act, as amended;

                (c)     any petroleum, crude oil or any fraction thereof;

                (d) any hazardous, dangerous or toxic chemical, material waste or substance within the meaning of any Environmental Law;

                (e) any radioactive material, including any naturally occurring radioactive material, and any source, special or by-product material as defined in 42 U.S.C. Section 2011 et. seq., and any amendments or reauthorizations thereof;

                (f)     asbestos-containing materials in any form or condition;
        or

                (g)     polychlorinated biphenyls in any form or condition.

        "Hedging Agreement" means any interest rate swap agreements, interest rate cap agreements and interest rate collar agreements, and all other agreements or arrangements designed to protect such Person against fluctuations in interest rates or currency exchange rates between Borrower or its Subsidiaries and any Person.

        "Hedging Obligations" means, with respect to any Person, all liabilities (including but not limited to obligations and liabilities arising in connection with or as a result of early or premature termination of a Commodity Hedging Contract or a Hedging Agreement, whether or not occurring as a result of a default thereunder) of such Person under a Commodity Hedging Contract or a Hedging Agreement.

        "herein", "hereof", "hereto", "hereunder" and similar terms contained in this Agreement or any other Loan Document refer to this Agreement or such other Loan Document, as the case may be, as a whole and not to any particular Section, paragraph or provision of this Agreement or such other Loan Document.

        "Highest Lawful Rate" is defined in Section 3.2.5.

        "Houston Time" means the current time in Houston, Texas.

        "Hybrid Preferred Securities" means preferred or common equity interests issued by any Hybrid Preferred Securities Subsidiary.

        "Hybrid Preferred Securities Subsidiary" means any business trust (or similar entity) (i) all of the common equity interest of which is owned (either directly or indirectly through one or more wholly-owned Subsidiaries) by the Borrower, (ii) that has been formed for the purpose of issuing Hybrid Preferred Securities, and (iii) substantially all of the assets of which consist at all times of subordinated debt or other obligations of the Borrower or a Subsidiary of the Borrower and payments made from time to time on such subordinated debt or other obligations.

        "Impermissible Qualification" means, relative to the opinion or certification of any independent public accountant as to any financial statement of the Borrower, any qualification or exception to such opinion or certification

                (a)     which is of a "going concern" nature;

                (b) which relates to the limited scope of examination of matters relevant to such financial statement; or

                (c)     which relates to the treatment or classification of any
        item in such financial statement and which, as a condition to its removal, would require an adjustment to such item the effect of which would be to cause the Borrower to be in default of any of its obligations under Section 8.3.

        "including" means including without limiting the generality of any description preceding such term, and, for purposes of this Agreement and each other Loan Document, the parties hereto agree that the rule of ejusdem generis shall not be applicable to limit a general statement, which is followed by or referable to an enumeration of specific matters, to matters similar to the matters specifically mentioned.

        "Indebtedness" of any Person means at the time of any determination thereof, without duplication:

                (a) the principal amount of all obligations of such Person for borrowed money and the principal amount of all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

                (b) all reimbursement obligations, contingent or otherwise, of that Person in respect of all letters of credit (except those which have as collateral cash or Cash Equivalent Investments, whether or not drawn) and banker's acceptances issued for the account of such Person;

                (c) all Capitalized Lease Liabilities of that Person except to the extent such obligations are offset by the contractual obligations of a third party to make payments to such Person to reimburse such Person for a portion of those Capitalized Lease Liabilities and such third party is current with respect to such payments;

                (d) all preferred stock of the Borrower, other than preferred stock of the Borrower now existing or hereafter issued which by its express terms is not required to be redeemed in cash, property, notes or other debt instruments by the Borrower prior to a date seven years after the Effective Date, is excluded from this definition;

                (e) the net mark-to-market value determined in accordance with GAAP of that Person in respect of obligations and liabilities arising in connection with or as a result of early or premature termination of a Commodity Hedging Contract or a Hedging Agreement, whether or not occurring as a result of a default thereunder;

                (f) advance payment agreements on which performance is incomplete and all obligations of such Person to pay the deferred purchase price of property (including obligations arising under conditional sales or other title retention agreements), or services, except trade accounts payable, accrued expenses and deferred compensation and other pension, benefit and welfare expenses, in each case, arising in the ordinary course of business;

                (g) obligations of the types described in clauses (a) through (f) of this definition secured by a Lien on property owned by such Person, whether or not such obligations shall have been assumed by such Person or are limited in recourse; and

                (h)     all Guarantees of such Person.

For all purposes of this Agreement, the Indebtedness of any Person shall include only that portion of the Indebtedness of any partnership or joint venture for which such Person is liable by contract or by operation of law unless abrogated by contract. Indebtedness of a Person shall not include (i) any Hybrid Preferred Securities issued by such Person, any subordinated Indebtedness or other obligations of such Person initially issued to any Hybrid Preferred Securities Subsidiary in connection with the issuance of Hybrid Preferred Securities or any Guarantee by such Person of payments with respect to any Hybrid Preferred Securities or (ii) intercompany loans and advances among the Borrower and its Subsidiaries.

        "Indemnified Liabilities" is defined in Section 11.4.

        "Indemnified Parties" is defined in Section 11.4.

        "Index Debt" means senior, unsecured, long-term indebtedness for borrowed money of Borrower that is not guaranteed by any other Person or subject to any other credit enhancement.

        "Information Memorandum" means the Confidential Information Memorandum dated January, 2001 in respect of the facilities provided for in this Agreement and distributed to the initial Lenders under this Agreement.

        "Interest Period" means, relative to any LIBOR Loans comprising part of the same Borrowing, the period beginning on (and including) the date on which such LIBOR Loan is made or continued as, or converted into, a LIBOR Loan pursuant to Section 2.5 or 2.6 and shall end on (but exclude) the day which numerically corresponds to such date one, two, three or six months thereafter (or, if such month has no numerically corresponding day, on the last Business Day of such month), as the Borrower may select in its relevant notice pursuant to Section 2.5 or 2.6; provided, however, that

                (a) the Borrower shall not be permitted to select Interest Periods to be in effect at any one time which have expiration dates occurring on more than five different dates;

                (b) Interest Periods commencing on the same date for Loans comprising part of the same Borrowing shall be of the same duration;

                (c) if such Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall end on the next following Business Day (unless, if such Interest Period applies to LIBOR Loans, such next following Business Day is the first Business Day of a calendar month, in which case such Interest Period shall end on the Business Day next preceding such numerically corresponding day); and

                (d) no Interest Period for a Loan may end later than six months after the Stated Maturity Date.

        "Investment" means, relative to any Person,

                (a) any loan or advance made by such Person to any other Person (excluding commission, travel and other loans or advances to officers and employees made in the ordinary course of business);

                (b)     any Guarantee of such Person; and

                (c)     any equity interest held by such Person in any other
        Person.

The amount of any Investment shall be the original principal (in the case of a loan or advance) or capital amount thereof, less all payments of principal (in the case of a loan or advance) or return of or on equity in respect thereof (and without adjustment by reason of the financial condition of such other Person) and shall, if made by the transfer or exchange of property other than cash, be deemed to have been made in an original principal or capital amount equal to the fair market value of such property at the time of that transfer or exchange.

        "Issuing Bank" means Bank of Montreal in its capacity as the issuer of Letters of Credit hereunder, and its successors in such capacity as provided in
Section 2.3.9. An Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of such Issuing Bank, in which case the term "Issuing Bank" shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate.

        "LC Disbursement" means a payment made by any Issuing Bank pursuant to a Letter of Credit.

        "LC Exposure" means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time, plus (b) the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of Borrower at such time. The LC Exposure of any Lender at any time shall be its Percentage of the total LC Exposure at such time.

        "Lease Expense" of the Borrower or any of its Subsidiaries means at the time of any determination thereof, without duplication, (a) Capitalized Lease Liabilities, (b) rental obligations under operating leases of that Person and
(c) Guarantees by that Person of Lease Expense of any other Person, other than
(i) any Guarantee by that Person of any such Lease Expense of the Borrower or any of its Subsidiaries and (ii) any Guarantee by that Person of the portion of any such Lease Expense of any of its Affiliates that is included at that time on the consolidated balance sheet of the Borrower and its consolidated Subsidiaries and Affiliates.

        "Lender Commitment Amount" means, with respect to each Lender, an amount equal to such Lender's Percentage times the Commitment Amount.

        "Lenders" is defined in the preamble.

        "Letter of Credit" means any letter of credit issued pursuant to this Agreement.

        "LIBOR" means, relative to any Interest Period for LIBOR Loans, the rate of interest appearing on Page 3750 of the Telerate Service (or on any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) at approximately 11:00 a.m., New York City time, two Business Days prior to the commencement of such Interest Period, as the rate for dollar deposits with a maturity comparable to such Interest Period. In the event that such rate of interest is not available at such time for any reason, then "LIBOR" with respect to such LIBOR Loan for such Interest Period shall be the rate of interest at which dollar deposits of U.S.$5,000,000 and for a maturity comparable to such Interest Period are offered to the principal London office of the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., New York City time, two Business Days prior to the commencement of such Interest Period.

        "LIBOR Loan" means a Loan bearing interest, at all times during an Interest Period applicable to such Loan, at a fixed rate of interest determined by reference to the LIBOR.

        "LIBOR Office" means, relative to any Lender, the office of such Lender designated as such below its signature hereto (or designated in the Lender Assignment Agreement) or such other office of a Lender as designated from time to time by notice from such Lender to the Borrower and the Administrative Agent, whether or not outside the United States, which shall be making or maintaining LIBOR Loans of such Lender hereunder.

        "Lien" means any security interest, mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance or lien (statutory or other) of any kind or nature whatsoever (other than a Guarantee) with respect to any property, real or personal.

        "Loan" means any Revolving Loan or Swing Line Advance.

        "Loan Document" means this Agreement, the Notes, any Subsidiary Guaranty, the Pledge Agreement, any Borrowing Request, any
Continuation/Conversion Notice, any agreement with respect to fees described in
Section 3.3 and each other agreement delivered by Borrower, any Subsidiary or Affiliate of Borrower in connection with this Agreement, as such may be amended from time to time.

        "Majority-owned Subsidiary" means, with respect to any Person, (i) any corporation or limited liability company of which more than 90% of the outstanding capital stock or membership interests having ordinary voting power to elect a majority of the board of directors of such corporation or managers of such limited liability company (irrespective of whether at the time capital stock or membership interest of any other class or classes of such entity shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly owned by such Person, by such Person and one or more other Majority-owned Subsidiaries of such Person, or by one or more other Majority-owned Subsidiaries of such Person and (ii) any partnership that is a Subsidiary of such Person.

        "Managing Agents" is defined in the preamble.

        "Material Adverse Effect" means any change in or effect on the Borrower or any of its Subsidiaries that individually or in the aggregate with any other changes in or effects on the Borrower or any of its Subsidiaries, which (i) is materially adverse to the business, properties, financial condition or results of operations of the Borrower and its Subsidiaries taken as a whole or (ii) could have a material adverse effect on the Borrower's ability to perform its respective obligations under the Loan Documents; provided, however, that "Material Adverse Effect" shall not be deemed to include any changes or effects arising out of any effects of FAS 133 or other changes in GAAP or in the generally applicable interpretation thereof.

        "Merger Agreement" means that certain Agreement and Plan of Merger, dated as of November 19, 2000, among the Borrower, NORIC and the NORIC shareholders party thereto, as amended from time to time.

        "Moody's" means Moody's Investor Services, Inc. and any successor thereto that is a nationally recognized rating agency.

        "NCOC" means North Central Oil Corporation, a Delaware corporation.

        "NCOC Acquisition" means the merger of NORIC with Borrower pursuant to the terms and conditions of the Acquisition Documents, a result of which is that NCOC becomes a wholly-owned Subsidiary of the Borrower.

        "NCOC Reserve Report" means the report covering North Central Oil Corporation's Estimated Proved, Plus Probable, Plus Possible Future Reserves and Income Attributable to Certain Leasehold and Royalty Interests of NCOC as of June 30, 2000, prepared by Miller and Lents, Ltd.

        "Non-Recourse Indebtedness" means any Indebtedness of the Borrower or any of its Subsidiaries with respect to which the holder thereof agrees that (i) neither the Borrower nor any of its Restricted Subsidiaries is personally liable therefor and (ii) such holder may require payment only to the extent specifically identified properties of an Unrestricted Subsidiary are available to provide therefor, such matters to be set forth in form and substance reasonably satisfactory to the Required Lenders in an agreement between such holder and such Unrestricted Subsidiary.

        "Non-Standard Determination" means a determination or redetermination of the Borrowing Base that may be made either (i) in the event that Borrower fails to comply with the delivery requirements for Reserve Reports or Alternate Reserve Reports set forth in Section 7.1(e), (ii) upon the occurrence of any event that permits redetermination of the Borrowing Base under Section 8.7,
(iii) at the discretion of the Required Lenders, no more than once during any six month period ending either November 1st, or May 1st, as applicable, (iv) at the request of the Borrower, no more than once during any six month period ending either November 1st, or May 1st, as applicable, in any case as provided in Section 2.8(b), or (v) notwithstanding any previous request of the Borrower under the preceding clause (iv), at the request of the Borrower within a period of 60 days after the Borrower's issuance of any Additional Subordinated Indebtedness or any Refinancing Indebtedness, in connection with the Borrower's issuance of any Additional Subordinated Indebtedness or any Refinancing Indebtedness.

        "NORIC" means NORIC Corporation, a New York corporation.

        "Notes" means the Revolving Notes and the Swing Line Note.

        "Obligations" means all obligations (monetary or otherwise) of the Borrower arising under or in connection with this Agreement, the Notes and the other Loan Documents.

        "Organic Document" means, relative to any Person and as applicable, its certificate or articles of organization, formation or incorporation (or comparable document), its by-laws or operating agreement, and all partnership agreements or limited liability company agreement, regulations or other general rules of governance or association and similar arrangements applicable to ownership.

        "Other Taxes" means any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document, other than any Taxes and any Excluded Taxes).

        "Participant" is defined in Section 11.11.

        "PBGC" means the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.

        "Pension Plan" means a "pension plan", as such term is defined in section 3(2) of ERISA, which is subject to Title IV of ERISA (other than a multi-employer plan as defined in section 4001(a)(3) of ERISA), and to which the Borrower or any corporation, trade or business that is, along with the Borrower, a member of a Controlled Group, may have liability, including any liability by reason of having been a substantial employer within the meaning of section 4063 of ERISA at any time during the preceding five years, or by reason of being deemed to be a contributing sponsor under section 4069 of ERISA.

        "Percentage" means, relative to any Lender, the percentage set forth opposite its signature hereto or set forth in the Lender Assignment Agreement, as such percentage may be adjusted from time to time pursuant to Lender Assignment Agreement(s) executed by such Lender and its Assignee Lender(s) and delivered pursuant to Section 11.11.

        "Person" means any natural person or any corporation, limited liability company, trust, joint venture, firm, association, company, partnership, Governmental Authority or any other entity.

        "Plan" means any Pension Plan or Welfare Plan.

        "Pledge Agreement" means the Pledge Agreement of even date herewith executed and delivered by the Borrower pursuant to Section 5.1.4, substantially in the form attached hereto as Exhibit F (with any modifications thereto necessary to comply with applicable state laws or filing requirements), as such may be amended, supplemented or modified from time to time, and any and all further documents, financing statements, agreements and instruments which may be required under applicable law, or which the Administrative Agent may reasonably request, in order to satisfy the requirements of Section 7.8.

        "Post-Maturity Rate" is defined in Section 3.2.2.

        "Prime Rate" means, on any date and with respect to all Prime Rate Loans, a fluctuating rate of interest per annum equal to the higher of

                (a) the rate of interest most recently announced by the Administrative Agent at its Domestic Office as its Prime Rate; and

                (b) the Federal Funds Rate most recently determined by the Administrative Agent plus 1%.

The Prime Rate is not necessarily intended to be the lowest rate of interest charged by the Administrative Agent in connection with extensions of credit. The Prime Rate is a fluctuating rate of interest and changes in the rate of interest on that portion of any Loans maintained as Prime Rate Loans will take effect simultaneously with each change in the Prime Rate. The Administrative Agent will give notice promptly to the Borrower and the Lenders of changes in the Prime Rate.

        "Prime Rate Loan" means a Loan bearing interest at a fluctuating rate determined by reference to the Prime Rate.

        "Proved Developed Behind Pipe Reserves" means those Proved Reserves which are recoverable from zones behind casing in existing wells, which will require additional completion work or a future recompletion prior to the start of production.

        "Proved Developed Producing Reserves" means those Proved Reserves which are recoverable from completion intervals in existing wells currently open and producing to market. Improved recovery reserves are considered to be producing only after an improved recovery project has been installed and is in operation.

        "Proved Developed Shut-in Reserves" means Proved Reserves that are recoverable from completion intervals open, but not producing.

        "Proved Reserves" means those recoverable hydrocarbons which have been proved to a high degree of certainty by reason of existing production, adequate testing, or in certain cases by adequate core data and other engineering and geologic information on zones which are present in existing wells or in known reservoirs which are recoverable under existing economic and operating conditions. Reserves that can be produced economically through the application of established improved recovery techniques are included in the proved classification when (a) successful testing by a pilot project or the operation of any installed program in that reservoir or one in the immediate area with similar rock and fluid properties provides support for the engineering analysis on which the project or program was based, and (b) it is reasonably certain the project will proceed. Reserves to be recovered by improved recovery techniques that have yet to be established through repeated economically successful applications are included in the proved category only after successful testing by a pilot project or after the operation of an installed program in the reservoir provides support for the engineering analysis on which the project or program was based. Improved recovery includes all methods for supplementing natural reservoir forces and energy, or otherwise increasing ultimate recovery from a reservoir, including (i) pressure maintenance, (ii) cycling, and (iii) secondary recovery in its original sense. Improved recovery also includes the enhanced recovery methods of thermal, chemical flooding, and the use of miscible and immiscible displacement fluids.

        "Proved Undeveloped Reserves" means Proved Reserves that are recoverable by new wells on undrilled acreage, from existing wells where a relatively large expenditure is required for recompletion and from acreage where the application of an improved recovery technique is planned and the costs required to place the project in operation are relatively large. Proved Undeveloped Reserves on undrilled acreage shall be limited to those drilling units offsetting productive units that are reasonably certain of production when drilled. Proved Reserves for other undrilled units are Proved Undeveloped Reserves only where it can be demonstrated with certainty that there is continuity of production from the existing productive formation.

        "Qualified Partnership Properties" means Proved Reserves owned by a partnership or joint venture in which the Borrower or a Majority-owned Subsidiary is a general partner or a venturer.

        "Quarterly Payment Date" means the last day of each January, April, July and October or, if any such day is not a Business Day, the next succeeding Business Day.

        "Refinancing Indebtedness" means subordinated Indebtedness incurred after the Effective Date refinancing any or all of the Indebtedness described in clauses (a)(i), (a)(ii) and (a)(iii) of the definition of "Subordinated Indebtedness".

        "Registration Rights Agreement" means that certain Registration Rights Agreement, dated as of March 14, 2001, among the Borrower and the "Shareholders" (as defined therein) who are signatories thereto, as amended from time to time.

        "Regulatory Change" means, with respect to any Lender, any change in or adoption of United States federal, state or foreign law, rule or regulation or the adoption of, making of, or any change in any interpretations or directives applying to a class of banks including such Lender under any United States federal, state or foreign law or regulations by any court, governmental or monetary authority or central bank charged with the interpretation or administration thereof.

        "Release" means a "release", as such term is defined in CERCLA.

        "Request for Swing Line Advance" has the meaning given it in Section 2.2.1(a).

        "Required Borrowing Base Lenders" means with respect to any action in connection with the Borrowing Base, the Lenders holding at least 75% of the then aggregate outstanding principal amount of the Notes then held by the Lenders, or, if no such principal amount is then outstanding, the Administrative Agent and Lenders responsible for at least 75% of the then current Commitment Amount.

        "Required Lenders" means, at any time, Lenders holding at least 60% of the then aggregate outstanding principal amount of the Notes then held by the Lenders, or, if no such principal amount is then outstanding, Lenders having at least 60% of the Commitments.

        "Reserve Report" means a report prepared by the Borrower and audited by Ryder Scott Company Petroleum Engineers (or Miller and Lents, Ltd. with respect to the NCOC Reserve Report) or other independent petroleum engineers satisfactory to the Agent and the Required Lenders showing, in form and detail satisfactory to the Agent and Required Lenders, such engineers' estimate of the Proved Reserves on the Borrowing Base Properties and the future Gross Revenue and Future Net Income to be derived from such Proved Reserves as of the Reserve Report Date for each year. The Reserve Report shall estimate the Proved Reserves and income data for the Proved Developed Producing Reserves, the Proved Developed Shut-In Reserves, the Proved Developed Behind Pipe Reserves and the Proved Undeveloped Reserves, and shall, in each case, report only the Proved Reserves and income data attributable to Borrower's or a Restricted Subsidiary's working interest percentage in or Borrower's or a Restricted Subsidiary's pro rata share of, as the case may be, any Proved Reserves located on the Borrowing Base Properties, less the Borrower's or a Restricted Subsidiary's obligations or pro rata share of such obligations, as the case may be, for advance payments for each such property. All calculations including the calculation of Applicable Prices in the Reserve Report shall be made on a property-by-property and an interest-by-interest basis in order to reflect the varying royalties, costs and expenses, working interests and advance payments applicable to the various Borrowing Base Properties covered by the Reserve Report. Except as otherwise specifically required herein, the Reserve Report shall be prepared and presented in accordance with the requirements of the SEC from time to time in effect.

        "Reserve Report Date" means January 1, with respect to Reserve Reports, and July 1, with respect to Alternate Reserve Reports, it being understood that no date shall be deemed a Reserve Report Date until the applicable Reserve Reports or Alternate Reserve Reports with respect thereto are available.

        "Restricted Subsidiary" means any of (i) Arch Subsidiaries, NCOC, B8/32 Partners, Thaipo Limited, Rhode Island Corporation and Walton Corporation, (ii) any Subsidiary which is shown in a Reserve Report as owning any oil and gas properties which are included in the Borrowing Base, and (iii) any other Subsidiary which is designated by Borrower in writing to the Administrative Agent and which designation is accepted by the Administrative Agent and the Required Lenders.

        "Revolving Loan" is defined in Section 2.1.1 of this Agreement.

        "Revolving Note" means a promissory note of the Borrower payable to any Lender, in the form of Exhibit A hereto (as such promissory note may be amended, exchanged, endorsed or otherwise modified from time to time), and also means all other promissory notes accepted from time to time in substitution therefor or renewal thereof.

        "Rhode Island Corporation" means Rhode Island Corporation, a New York corporation.

        "S&P" means Standard & Poor's Rating Services, a division of The McGraw Hill Companies, Inc., and any successor thereto that is a nationally recognized rating agency.

        "SEC" means the Securities and Exchange Commission or any successor agency.

        "Senior Debt" means, at the time of any determination thereof, without duplication with respect to any of the Borrower and its Restricted Subsidiaries, the principal amount of all Indebtedness of that Person constituting borrowed money (including, without limitation, with respect to the Borrower, the Loans outstanding under this Agreement and Additional Senior Unsecured Indebtedness) other than (i) Subordinated Indebtedness, (ii) Non-Recourse Indebtedness, (iii) any Guarantee by that Person of any such Indebtedness of the Borrower or any of its Subsidiaries, and (iv) any Guarantee by that Person of the portion of any such Indebtedness of any of its Affiliates that is included at that time on the consolidated balance sheet of the Borrower and its consolidated Subsidiaries and Affiliates.

        "Significant Subsidiary" means any Subsidiary (i) with assets having a book value equal to or greater than ten percent (10%) of the consolidated assets of Borrower and its Subsidiaries or (ii) which accounts for more than ten percent (10%) of EBITDAX of Borrower and its Subsidiaries.

        "Standstill and Voting Agreement" means that certain Standstill and Voting Agreement, dated as of March 14, 2001, between Borrower and the "Shareholders" (as defined therein) who are signatories thereto, as amended from time to time.

        "Stated Maturity Date" means March 7, 2006.

        "Subordinated Indebtedness" means

                (a) the Borrower's (i) 5-1/2% Convertible Subordinated Notes, due 2006, issued under the Indenture dated as of June 15, 1996 between the Borrower and State Street Bank and Trust Company, as Trustee, (ii) 8-3/4% Senior Subordinated Notes, due 2007, issued under the Indenture dated as of May 15, 1997 between the Borrower and State Street Bank and Trust Company, as Trustee, (iii) 10-3/8% Senior Subordinated Notes, due 2009, issued under the Indenture dated as of June 15, 1999, and (iv) Refinancing Indebtedness; provided, that:

                        (A) such Refinancing Indebtedness has subordination terms not materially less favorable to the Lenders as holders of the Notes than the then existing Subordinated Indebtedness, unless such terms are approved by the Required Lenders; and

                        (B) the aggregate principal payments for such Refinancing Indebtedness scheduled to be paid (1) in any Fiscal Year ending prior to the Stated Maturity Date are no greater than the aggregate principal payments under the existing schedule of principal payments of the Subordinated Indebtedness being repaid and (2) prior to a period ending 24 months after the Stated Maturity Date, shall not exceed the aggregate principal payments under the existing schedule of principal payments of the Subordinated Indebtedness being repaid; and

                (b)     the Additional Subordinated Indebtedness.

        "Subsidiary" means, (A) with respect to any Person, (i) any corporation or limited liability company of which more than 50% of the outstanding capital stock or member interests having ordinary voting power to elect a majority of the board of directors of such corporation or managers of such limited liability company (irrespective of whether at the time capital stock or member interest of any other class or classes of such entity shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly owned by such Person, by such Person and one or more other Subsidiaries of such Person, or by one or more other Subsidiaries of such Person and (ii) any partnership in which such Person or any Subsidiary of such Person is the sole general partner or is the managing general partner if there is more than one general partner and that partnership is consolidated (other than on a proportionate basis) with such Person for purposes of financial reporting under GAAP and (B) with respect to the Borrower, all Restricted Subsidiaries and Unrestricted Subsidiaries.

        "Swing Line Advances" has the meaning given it in Section 2.2.

        "Swing Line Lender" means Bank of Montreal, its successors and assigns.

       "Swing Line Note" means a promissory note of the Borrower payable to the Swing Line Lender, in the form of Exhibit H hereto (as such promissory note may be amended, exchanged, endorsed or otherwise modified from time to time), evidencing the aggregate Indebtedness of the Borrower to such Lender resulting from Swing Line Advances outstanding from time to time, and also means all other promissory notes accepted from time to time in substitution therefor or renewal thereof.

       "Swing Line Obligations" means, at the particular time in question, the sum of all outstanding Swing Line Advances.

       "Swing Line Rate" has the meaning given it in Section 2.2.1.

       "Syndication Agent" is defined in the preamble.

       "Taxes" means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority other than any Excluded Taxes.

       "Thaipo Limited" means Thaipo Limited, a corporation organized under the laws of the Kingdom of Thailand and which is a Subsidiary of the Borrower.

       "Ticking Fees" is defined in Section 3.3.2.

       "Transactions" means the NCOC Acquisition and the Financing Transactions.

       "Type" means, relative to any Borrowing or Loan, the portion thereof, if any, being maintained as a Prime Rate Loan or a LIBOR Loan.

       "UCC Searches" means central and local current financing statement searches from each state in which any Collateral is located, and such other jurisdictions as the Administrative Agent may request, covering the Borrower together with copies of all financing statements listed in such searches.

       "United States" or "U.S." means the United States of America, its fifty States and the District of Columbia.

       "Unrestricted Subsidiary" means any Subsidiary of Borrower which is not a Restricted Subsidiary.

       "Upfront Fees" is defined in Section 3.3.4.

       "Walton Corporation" means Walton Corporation, a Delaware corporation.


       "Welfare Plan" means a "welfare plan", as such term is defined in section 3(1) of ERISA.

       SECTION 1.2 Use of Defined Terms. Unless otherwise defined or the context otherwise requires, terms for which meanings are provided in this Agreement shall have such meanings when used in the Disclosure Schedule and in each other Loan Document, notice and other communication delivered from time to time in connection with this Agreement or any other Loan Document.

       SECTION 1.3 Cross-References. Unless otherwise specified, references in this Agreement and in each other Loan Document to any Article or Section are references to such Article or Section of this Agreement or such other Loan Document, as the case may be, and, unless otherwise specified, references in any Article, Section or definition to any clause are references to such clause of such Article, Section or definition.

       SECTION 1.4 Accounting and Financial Determinations. Unless otherwise specified, all accounting terms used herein or in any other Loan Document shall be interpreted, all accounting determinations and computations hereunder or thereunder (including under Section 8.3) shall be made, and all financial statements required to be delivered hereunder or thereunder shall be prepared in accordance with, generally accepted accounting principles as in effect from time to time ("GAAP"), applied on a basis consistent (except for changes concurred in by the Borrower's independent public accountants) with the most recent audited consolidated financial statements of the Borrower and its consolidated Subsidiaries and Affiliates.

                                   ARTICLE II
                   COMMITMENTS, BORROWING PROCEDURES AND NOTES

       SECTION 2.1 Commitments. On the terms and subject to the conditions of this Agreement (including Article V), each Lender severally agrees to make Loans pursuant to the Commitments described in this Section 2.1.

               SECTION 2.1.1 Loan Commitment. From time to time on any Business Day occurring prior to the Commitment Termination Date, each Lender will make revolving loans (relative to such Lender, its "Revolving Loan") to the Borrower equal to such Lender's Percentage of the aggregate amount of the Borrowing requested by the Borrower to be made on such day. On the terms and subject to the conditions hereof, the Borrower may from time to time borrow, prepay and reborrow Revolving Loans.

               SECTION 2.1.2 Lenders Not Permitted or Required To Make Loans in Excess of Commitment. Neither any Lender nor the Swing Loan Lender shall be permitted or required to make any Revolving Loan or Swing Line Advance, respectively, if, after giving effect thereto,

               (a) the aggregate Credit Exposures outstanding would exceed the lesser of (i) the Commitment Amount and (ii) the Borrowing Base then in effect less all other Senior Debt outstanding, less 75% of all Additional Subordinated Indebtedness issued since the date of the last Borrowing Base redetermination; or

               (b) the aggregate outstanding Credit Exposure of any such Lender would exceed such Lender's Percentage of the Commitment Amount.

       SECTION 2.2 Swing Line Advances. In addition to borrowings pursuant to
Section 2.1.1, Borrower may request the Swing Line Lender to make advances to Borrower on any Business Day (unless Borrower and the Swing Line Lender agree otherwise) occurring prior to the Commitment Termination Date as provided in
Section 2.2.1 (herein called "Swing Line Advances"); provided, however, that at no time shall the outstanding aggregate principal amount of all Swing Line Advances under this Agreement exceed $10,000,000. At any time when the Swing Line Lender has made Swing Line Advances to the Borrower, such outstanding Swing Line Advances shall be included in calculating the Swing Line Lender's Percentage of the Commitment Amount.

               SECTION 2.2.1   Procedure for Swing Line Advances.

       (a) No later than 10:00 a.m., Houston Time, on a Business Day on which Borrower desires a Swing Line Advance, Borrower shall transmit to Swing Line Lender and to Administrative Agent by telecopy a notice in substantially the form of Exhibit G attached hereto (herein called a "Request for Swing Line Advance"). Swing Line Lender will specify the rate of interest per annum which will be the fixed rate of interest to be charged for such Swing Line Advance until maturity (herein called the "Swing Line Rate").

       (b) Swing Line Lender shall wire transfer the Swing Line Advance in immediately available funds by no later than 1:00 p.m., Houston Time, on the date requested for such Swing Line Advance to Administrative Agent, which shall deposit such funds to an account designated by Borrower by no later than 1:15 p.m., Houston Time, on the same day.

       (c) Borrower shall repay each such Swing Line Advance on or before 1:00 p.m., Houston Time, on the following Business Day or at such other maturity (such date of maturity being no more than 30 days after the date of the Swing Line Advance and no later than the Stated Maturity Date) as is agreed to by Borrower, Administrative Agent and the Swing Line Lender. The repayment shall be paid on such date by Borrower (which payment may be in the form of a Swing Line Advance of not more than $5,000,000 advanced to Borrower on that day) to Administrative Agent in immediately available funds with instructions to Administrative Agent to forward such proceeds to the Swing Line Lender. Any accrued and unpaid interest pursuant to Swing Line Advances shall be paid by Borrower (which payment may be in the form of a Swing Line Advance advanced to Borrower on that day) to Administrative Agent in immediately available funds (i) on the first Business Day of each calendar quarter with respect to any Prime Rate Loan and (ii) on the last day of the Interest Period with respect to any LIBOR Loan, each with instructions to Administrative Agent to forward such proceeds to the Swing Line Lender.

       (d) Interest on the Swing Line Advances shall be computed on the basis of a year of 365 or 366 days and actual days elapsed (including the first day, but excluding the last day) occurring in the period for which payable and shall not exceed the Highest Lawful Rate. Past due principal and interest (to the extent allowed by law) shall bear interest at the lesser of the Default Rate or the Highest Lawful Rate and shall be payable on demand.

       (e) The Swing Line Advances made by the Swing Line Lender shall be evidenced by the Swing Line Note. The date, amount, Swing Line Rate and maturity of each Swing Line

Advance made by the Swing Line Lender to Borrower, and each payment made on account of the principal thereof, shall be recorded by the Swing Line Lender on its books.

       (f) The obligation of the Swing Line Lender to make each Swing Line Advance after timely acceptance by Borrower is further subject to the conditions contained in Article V.

               SECTION 2.2.2 Special Provisions for Swing Line Advances.


       (a)     Participations in Swing Line Advances.


                       (i) If, at any time, any Event of Default shall have occurred and be continuing, each Lender, promptly upon request by the Swing Line Lender delivered to Administrative Agent, shall purchase an undivided participation interest in all outstanding Swing Line Advances in an amount equal to its Percentage times the outstanding amount of such Swing Line Advances. Each Lender (other than the Swing Line Lender) will transfer immediately to Administrative Agent for credit to Swing Line Lender, in immediately available funds, the amount of its participation. Upon receipt thereof, the Swing Line Lender will deliver to such other Lender a Swing Line Advance Participation Certificate, dated the date of receipt of such funds and in the amount of such Lender's participation.

                       (ii) Whenever, at any time after the Swing Line Lender has received from any other Lender such other Lender's participating interest in a Swing Line Advance, the Swing Line Lender receives any payment on account thereof, Administrative Agent will distribute to such other Lender its participating interest in such amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender's participating interest was outstanding and funded); provided, however, that in the event that any payment received by Swing Line Lender is required to be returned, such other Lender will return to Swing Line Lender any portion thereof previously distributed to it.

       (b) Acknowledged Privity. Borrower expressly agrees that, in respect of each Lender's funded participation interest in any Swing Line Advance, such Lender shall be deemed to be in privity of contract with Borrower and have the same rights and remedies against Borrower under the Loan Documents as if such funded participation interest in such Swing Line Advance were a Revolving Loan.

       (c) Unconditional Obligation. Each Lender's obligation to purchase participation interests in Swing Line Advances as provided in this Section shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation, (A) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against Swing Line Lender, Borrower or any other Person for any reason whatsoever, (B) the existence of any Default or Event of Default at any time, (C) the occurrence of any event or existence of any condition that could reasonably be expected to have a Material Adverse Effect, or (D) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

      SECTION 2.3 Letters of Credit.

               SECTION 2.3.1 Letter of Credit Commitment. Subject to the terms and conditions set forth herein, upon request by Borrower, the Issuing Bank will issue Letters of Credit for Borrower's account or the account of any Subsidiary, in a form reasonably acceptable to the Administrative Agent and the Issuing Bank, at any time and from time to time prior to the Commitment Termination Date. The Borrower agrees to pay the fees set forth in Section 3.3.3 with respect to each Letter of Credit. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Borrower to, or entered into by Borrower with, the Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control.

               SECTION 2.3.2 Notice of Issuance, Amendment, Renewal,
Extension; Certain Conditions. To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), Borrower shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the Issuing
Bank) to an Issuing Bank and the Administrative Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with Section 2.3.3), the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. If requested by the Issuing Bank, Borrower also shall submit a letter of credit application on the Issuing Bank's standard form in connection with any request for a Letter of Credit. A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension (i) the LC Exposure shall not exceed $50,000,000 and (ii) the sum of the total Credit Exposures shall not exceed the total Commitments of the Lenders.

               SECTION 2.3.3 Expiration Date. Each Letter of Credit shall expire at or prior to the date which is five (5) Business Days prior to the Stated Maturity Date.

               SECTION 2.3.4 Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the Issuing Bank or the Lenders, the Issuing Bank hereby grants to each Lender, and each Lender hereby acquires from the Issuing Bank, a participation in such Letter of Credit equal to such Lender's Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the Issuing Bank, such Lender's Percentage of each LC Disbursement made by the Issuing Bank and not reimbursed by Borrower on the date due as provided in paragraph 2.3.5, or of any reimbursement payment required to be refunded to Borrower for any reason. Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of an Event of Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

               SECTION 2.3.5 Reimbursement. If the Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, Borrower shall reimburse such LC Disbursement by paying to the Administrative Agent an amount equal to such LC Disbursement not later than 12:00 noon, Houston Time, on the date that such LC Disbursement is made, if Borrower shall have received notice of such LC Disbursement prior to 10:00 a.m., Houston Time, on such date, or, if such notice has not been received by Borrower prior to such time on such date, then not later than 12:00 noon, Houston Time, on (i) the Business Day that Borrower receives such notice, if such notice is received prior to 10:00 a.m., Houston Time, on the day of receipt, or (ii) the Business Day immediately following the day that Borrower receives such notice, if such notice is not received prior to such time on the day of receipt; provided that Borrower may, subject to the conditions to Borrowing set forth herein, request in accordance with Section 2.1 or Section 2.2, that such payment be financed with a Loan in an equivalent amount and, to the extent so financed, Borrower's obligation to make such payment shall be discharged and replaced by such Loan. If Borrower fails to make such payment when due, the Administrative Agent shall notify each Lender of the applicable LC Disbursement, the payment then due from Borrower in respect thereof and such Lender's Percentage thereof. Promptly following receipt of such notice, each Lender shall pay to the Administrative Agent its Percentage of the payment then due from Borrower, in the same manner as provided in Section 2.5 with respect to Loans made by such Lender (and Section 2.5 shall apply, mutatis mutandis, to the payment obligations of the Lenders), and the Administrative Agent shall promptly pay to the Issuing Bank the amounts so received by it from the Lenders. Promptly following receipt by the Administrative Agent of any payment from Borrower pursuant to this paragraph, the Administrative Agent shall distribute such payment to the Issuing Bank or, to the extent that Lenders have made payments pursuant to this paragraph to reimburse the Issuing Bank, then to such Lenders and the Issuing Bank as their interests may appear. Any payment made by a Lender pursuant to this paragraph to reimburse the Issuing Bank for any LC Disbursement (other than the funding of Prime Rate Loans as contemplated above) shall not constitute a Loan and shall not relieve Borrower of its obligation to reimburse such LC Disbursement.

               SECTION 2.3.6 Obligations Absolute. Borrower's obligation to reimburse LC Disbursements as provided in paragraph 2.3.5 shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein proving to be untrue or inaccurate in any respect, (iii) payment by the Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, Borrower's Obligations hereunder. Neither the Agents, the Lenders or the Issuing Bank nor any of their Affiliates shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of such Issuing Bank; provided that the foregoing shall not be construed to excuse such Issuing Bank from liability to Borrower to the extent of any direct or actual damages (as opposed to special, indirect, consequential or punitive damages, claims in respect of which are hereby waived by Borrower to the extent permitted by applicable law) suffered by Borrower that are caused by such Issuing Bank's failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of the Issuing Bank (as finally determined by a court of competent jurisdiction), the Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, the Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

               SECTION 2.3.7 Disbursement Procedures. An Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. Such Issuing Bank shall promptly notify the Administrative Agent and Borrower by telephone (confirmed by telecopy) of such demand for payment and whether such Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve Borrower of its obligation to reimburse such Issuing Bank and the Lenders with respect to any such LC Disbursement.

               SECTION 2.3.8 Interim Interest. If an Issuing Bank shall make any LC Disbursement, then, unless Borrower shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that Borrower reimburses such LC Disbursement, at the rate per annum then applicable to Prime Rate Loans; provided that, if Borrower fails to reimburse such LC Disbursement when due pursuant to paragraph 2.3.5, then the Post-Maturity Rate shall apply. Interest accrued pursuant to this paragraph shall be for the account of the Issuing Bank, except that interest accrued on and after the date of payment by any Lender pursuant to paragraph 2.3.5 to reimburse the Issuing Bank shall be for the account of such Lender to the extent of such payment.

               SECTION 2.3.9 Replacement of the Issuing Bank. An Issuing Bank may be replaced at any time by written agreement among Borrower, the Administrative Agent, the replaced

Issuing Bank and the successor Issuing Bank. The Administrative Agent shall notify the Lenders of any such replacement of an Issuing Bank. At the time any such replacement shall become effective, Borrower shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to Section 3.3.3. From and after the effective date of any such replacement, (i) the successor Issuing Bank shall have all the rights and obligations of such Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term "Issuing Bank" shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.

               SECTION 2.3.10 Cash Collateralization. If (i) any Event of Default shall occur and be continuing, or (ii) on the Commitment Termination Date, Borrower shall deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Lenders, an amount in cash equal to the LC Exposure as of such date plus any accrued and unpaid interest thereon; provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to Borrower described in Section 9.1.9; provided further, if the outstanding principal amount of all outstanding Loans and all other Obligations have become due and payable pursuant to Section 9.2 or 9.3, an amount equal to the LC Exposure as of such date shall be deemed to be forthwith due and payable by the Borrower as of the date of any such occurrence and the Borrower's obligation to pay such amount shall be absolute and unconditional without regard to whether any beneficiary of any outstanding Letter of Credit has attempted to draw down all or a portion of such amount under the terms of the Letter of Credit, and to the fullest extent permitted by applicable law, shall not be subject to any defense or be affected by a right of set-off, counterclaim or recoupment which the Borrower may now or hereafter have against any such beneficiary, the Issuing Bank, the Administrative Agent, the Lenders or any other Person for any reason whatsoever. Such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the Obligations of Borrower under this Agreement and the Borrower hereby grants to and by its deposit with the Administrative Agent grants to the Administrative Agent, for the benefit of the Lenders, a security interest in such cash collateral. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account for the benefit of the Lenders. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent and at Borrower's risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Administrative Agent to reimburse the Issuing Bank for LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement Obligations of Borrower for the LC Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of Lenders with LC Exposure representing greater than 75% of the total LC Exposure), be applied to satisfy other Obligations of Borrower under this Agreement. If Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an

Event of Default, such amount (to the extent not applied as aforesaid) shall be returned promptly to Borrower after such Event of Default has been cured or waived.

       SECTION 2.4 Reduction and Termination of the Commitment Amounts. The Commitment Amount is subject to reduction from time to time or termination pursuant to this Section.

               SECTION 2.4.1 Optional. Borrower may, from time to time on any Business Day occurring after the time of the initial Borrowing hereunder, voluntarily reduce the Commitment Amount; provided, however, that all such reductions shall require at least three (3) Business Days' prior notice to the Administrative Agent, and each such reduction of the Commitment Amount shall be in a minimum amount of $5,000,000 and in increments of $1,000,000.

               SECTION 2.4.2 Mandatory. Each Lender's Commitment shall be automatically terminated on the Commitment Termination Date.

               SECTION 2.4.3 Pro Rata; Payment of Fees. Each reduction in the Commitment Amount shall be made ratably among the Lenders in accordance with their respective Percentages. The Borrower shall pay to the Administrative Agent for the account of the Lenders, on the date of each reduction or upon such termination, the Commitment Fees accrued pursuant to Section 3.3.1 on the amount of the Commitments so reduced or terminated through the date of such reduction or termination.

       SECTION 2.5 Borrowing Procedure. The Borrower may from time to time irrevocably request that a Borrowing be made in a minimum amount of (i) $1,000,000 for Prime Rate Loans and (ii) $5,000,000 for LIBOR Loans, and in an integral multiple of $1,000,000 or, if less, in the unused amount of the Commitment Amount or outstanding Swing Line Advance. Such request shall be made by delivering a Borrowing Request to the Administrative Agent on or before 10:00 a.m., Houston Time, (x) on the Business Day of such Borrowing in the case of a Prime Rate Borrowing and (y) on a Business Day not less than three Business Days in advance of a LIBOR Borrowing. On the terms and subject to the conditions of this Agreement, each Borrowing shall be comprised of the Type of Loans, and shall be made on the Business Day, specified in such Borrowing Request. With respect to any Borrowing, the Administrative Agent shall have given each of the Lenders notice of such Borrowing on or before 10:30 a.m., Houston Time, on the date of such Borrowing and on or before 11:00 a.m., Houston Time, on such Business Day each Lender shall deposit with the Administrative Agent same day funds in an amount equal to such Lender's Percentage of the requested Borrowing. Such deposit will be made to an account which the Administrative Agent shall specify from time to time by notice to the Lenders. To the extent funds are received from the Lenders, the Administrative Agent shall make such funds available to the Borrower by wire transfer to the accounts the Borrower shall have specified in its Borrowing Request. No Lender's obligation to make any Loan shall be affected by any other Lender's failure to make any Loan.

       SECTION 2.6 Continuation and Conversion Elections. The Borrower may from time to time irrevocably elect that all, or any portion in an aggregate minimum amount of $5,000,000 and an integral multiple of $1,000,000, of any Borrowing be, in the case of Prime Rate Loans, converted into LIBOR Loans or, in the case of LIBOR Loans, be converted into Prime Rate Loans or continued as LIBOR Loans of the same or different Type. Such request for a continuation or conversion of a Borrowing shall be made by delivering a Continuation/Conversion Notice to the Administrative Agent on or before 10:00 a.m., Houston Time, on a Business Day, such Continuation/Conversion Notice to be delivered at least three (3) Business Days in advance for any Borrowing continued as or converted into a LIBOR Loan. In the absence of delivery of a Continuation/Conversion Notice with respect to any LIBOR Loan at least three (3) Business Days before the last day of the then current Interest Period with respect thereto, such LIBOR Loan shall, on such last day, automatically convert to a Prime Rate Loan. Notwithstanding the above, no portion of the outstanding principal amount of any Loans may be continued as, or be converted into, LIBOR Loans when any Default has occurred and is continuing.

       SECTION 2.7 Funding. Each Lender may, if it so elects, fulfill its obligation to make, continue or convert LIBOR Loans hereunder by causing one of its foreign branches or Affiliates (or an international banking facility created by such Lender) to make or maintain such LIBOR Loan; provided, however, that such LIBOR Loan shall nonetheless be deemed to have been made and to be held by such Lender and evidenced by such Lender's Revolving Note, and the obligation of the Borrower to repay such LIBOR Loan shall be only to such Lender; provided further, that any such funding arrangement does not result in additional costs to the Borrower under Section 4.3, 4.4, 4.5 or 4.7 or otherwise that would not have been incurred but for such funding arrangement.

       SECTION 2.8 Determination of Borrowing Base.

       (a) Upon each delivery of a Reserve Report or Alternate Reserve Report pursuant to Section 7.1 on or before the respective dates required thereby, then with respect to the annual or semi-annual, as the case may be, determination of the Borrowing Base, the Administrative Agent will propose to the Lenders a Borrowing Base for acceptance by the Required Borrowing Base Lenders. If such Borrowing Base, as proposed by the Administrative Agent is accepted by the Required Borrowing Base Lenders, then such agreed Borrowing Base shall be communicated by the Administrative Agent to the Borrower on or before
(i) the next May 1st, in the case of a Reserve Report and (ii) the next November 1st, in the case of an Alternate Reserve Report, and shall remain in effect until the next November 1st or May 1st; provided that if such proposed Borrowing Base is not approved by the Required Borrowing Base Lenders prior to the applicable date then, within 30 days following the applicable date, the Required Borrowing Base Lenders will establish and agree to a Borrowing Base established using criteria agreed upon by the Required Borrowing Base Lenders, and such amount will be promptly communicated to the Borrower; provided that the then current Borrowing Base shall remain in effect until the Borrower is notified of the new Borrowing Base. The new Borrowing Base shall become effective as of the date that the Borrower receives notification from the Administrative Agent of the new Borrowing Base. The Borrowing Base, as determined and established pursuant to this Section 2.8(a) shall be subject, at all times, to the redetermination of the then effective Borrowing Base as a result of a Non-Standard Determination.

       (b) With respect to a Non-Standard Determination of the Borrowing Base, (i) the Administrative Agent or the Required Lenders shall have the right, but not the obligation, at any time to notify the Borrower of their intent to perform a Non-Standard Determination of the Borrowing Base and (ii) the Borrower shall have the right to request a Non-Standard Determination by sending a written request to the Administrative Agent for the performance of a Non-Standard Determination of the Borrowing Base. In connection with any Non-Standard Determination and notwithstanding the delivery of any new Alternate Reserve Report, the Administrative Agent shall propose, and the Required Borrowing Base Lenders shall agree to and approve, a new Borrowing Base which shall become effective upon receipt by the Borrower of notice of such new Borrowing Base until such new Borrowing Base may be redetermined as a result of a scheduled semi-annual determination of the Borrowing Base pursuant to Section 2.8(a). In connection with any Non-Standard Determination, the Borrower shall deliver promptly upon the request of the Administrative Agent a new Alternate Reserve Report to the Administrative Agent; provided that such Alternate Reserve Report, whether or not delivered, shall not preclude or impact the making of such Non-Standard Determination of the Borrowing Base by the Administrative Agent or the approval of such Borrowing Base by the Required Borrowing Base Lenders.

       SECTION 2.9 Revolving Notes. Each Lender's Revolving Loans shall be evidenced by a Revolving Note payable to the order of such Lender in a maximum principal amount equal to such Lender's Percentage of the original Commitment Amount. The Borrower hereby irrevocably authorizes each Lender to make (or cause to be made) appropriate notations on the grid attached to such Lender's Revolving Note (or on any continuation of such grid), which notations, if made, shall evidence, inter alia, the date of, the outstanding principal of, and the interest rate and Interest Period applicable to the Revolving Loans evidenced thereby. Such notations shall be conclusive and binding on the Borrower absent manifest error; provided, however, that the failure of any Lender to make any such notations shall not limit or otherwise affect any Obligations of the Borrower.

                                   ARTICLE III
                   REPAYMENTS, PREPAYMENTS, INTEREST AND FEES

       SECTION 3.1 Repayments and Prepayments. The Borrower shall make mandatory repayments and prepayments and may also make voluntary prepayments from time to time pursuant to this Section 3.1. Each prepayment of any Loans made pursuant to this Section shall be without premium or penalty, except as may be required by Section 4.4.

               SECTION 3.1.1 Repayments. The Borrower shall repay in full the unpaid aggregate principal amount of each Loan upon the Commitment Termination Date.

               SECTION 3.1.2 Mandatory Prepayments on Revolving Loans. If at any time prior to the Commitment Termination Date, the aggregate Credit Exposures outstanding exceed the Borrowing Base then in effect less all other Senior Debt outstanding, less 75% of all Additional Subordinated Indebtedness issued since the last redetermination of the Borrowing Base, the Borrower shall forthwith repay the Revolving Loans in an aggregate amount equal to such excess; provided that the Borrower shall have the option to prepay such Revolving Loans, in no more than five substantially equal monthly installments, in an amount such that upon the conclusion of such mandatory prepayments, the sum of the principal amount of all outstanding Senior Debt plus 75% of Additional Subordinated Debt issued since the then most recent redetermination of the Borrowing Base will not exceed the Borrowing Base then in effect. The first such payment pursuant to the proviso in the preceding sentence shall be due within 90 days after the commencement date of that Deficiency Period, and the remaining payments shall be due on the numerically corresponding day of each of the subsequent four months. If a subsequent month does not contain a numerically corresponding day, the Borrower shall make such payment on the last Business Day of such month, or if the numerically corresponding day is not a Business Day, such payment will be due on the preceding Business Day. No mandatory prepayment pursuant to this Section shall automatically effect a reduction in the Commitment Amount. Administrative Agent agrees to give Borrower prompt notice of the occurrence of a Deficiency Period.

               SECTION 3.1.3 Repayment Upon Acceleration. The Borrower shall, immediately upon any acceleration of any Loans pursuant to Section 9.2 or 9.3, repay all Loans.

               SECTION 3.1.4 Voluntary Prepayments. The Borrower may, from time to time on any Business Day prior to the Stated Maturity Date, make a voluntary prepayment, in whole or in part, of the outstanding principal amount of all Loans; provided, however, that:

                       (i) any such prepayment shall be made pro rata among the Lenders with respect to Loans of the same Type and, if applicable, having the same Interest Period;

                       (ii) any and all amounts payable pursuant to Section 4.4
                hereof in connection with such prepayment shall be paid on the date of such prepayment;

                       (iii) the Borrower shall give (A) with respect to LIBOR
                Loans, not less than three nor more than five Business Days and
                (B) with respect to Prime Rate Loans, not less than same day nor more than three Business Days, prior written notice (on or before 10:00 a.m. Houston Time) to the Administrative Agent of any voluntary prepayments of any Loans; and

                       (iv) all such voluntary partial prepayments shall be in a
                minimum amount equal to $1,000,000 for Prime Rate Loans and $5,000,000 for LIBOR Loans, and an integral multiple of $1,000,000.

No voluntary prepayment pursuant to this Section shall automatically effect a eduction in the Commitment Amount.

       SECTION 3.2 Interest Provisions. Interest on the outstanding principal amount of the Revolving Loans shall accrue and be payable in accordance with this Section 3.2.

               SECTION 3.2.1 Rates. As selected by the Borrower pursuant to an appropriately delivered Borrowing Request or Continuation/Conversion Notice, the Loans shall accrue interest as follows:

               (a) Prime Rate Loans shall accrue interest at a rate per annum equal to the sum of the Prime Rate from time to time in effect, plus the Applicable Margin; and

               (b) LIBOR Loans shall accrue interest during each Interest Period applicable thereto at a rate per annum equal to the sum of LIBOR for such Interest Period, plus the Applicable Margin.

All LIBOR Loans shall bear interest at the interest rate applicable thereto from and including the first day of the applicable Interest Period to (but not including) the last day of such Interest Period.

               SECTION 3.2.2 Post-Maturity Rates. After the date any principal amount of any Loan is due and payable (whether on the Stated Maturity Date, upon acceleration or otherwise), or after any other monetary Obligation of the Borrower shall have become due and payable and any applicable grace or cure period shall have expired, the Borrower shall pay interest (after as well as before judgment) on such amounts at a rate per annum equal to the Prime Rate, plus a margin of 2%, until paid.

               SECTION 3.2.3 Payment Dates. Interest accrued on each Loan shall be payable, without duplication:

                (a)    on the Stated Maturity Date;

                (b) except with respect to payment or prepayment of Prime Rate Loans, on the date of any payment or prepayment, in whole or in part, of principal outstanding on such Loan;

                (c) with respect to Prime Rate Loans, on each Quarterly Payment Date occurring after the date of the initial Borrowing hereunder;

                (d) with respect to LIBOR Loans, the last day of each applicable Interest Period (and, if such Interest Period shall exceed 90 days, on the 90th day of such Interest Period); and

                (e)    if the Stated Maturity Date is accelerated pursuant to
       Section 9.2 or Section 9.3, immediately upon such acceleration.

Interest accrued on Loans or other monetary Obligations pursuant to Section
3.2.2 shall be payable upon demand.

               SECTION 3.2.4 [Intentionally omitted].

               SECTION 3.2.5 Maximum Interest. It is the intention of the parties hereto to conform strictly to applicable usury laws and, anything herein to the contrary notwithstanding, the obligations of the Borrower to the Lenders under this Agreement, the other Loan Documents and any other document or instrument executed in connection herewith or therewith, shall be subject to the limitation that payments of interest or of other amounts constituting interest under applicable law to a Lender shall not be required to the extent that receipt thereof would be in excess of the Highest Lawful Rate, or otherwise contrary to provisions of law applicable to such Lender limiting rates of interest which may be charged or collected by such Lender. Accordingly, if the transactions or the amount paid or otherwise agreed to be paid for the use, forbearance or detention of money under this Agreement, the other Loan Documents and any other document or instrument executed in connection herewith or therewith would exceed the Highest Lawful Rate or otherwise be usurious under applicable law (including the federal and state laws of the United States of America, or of any other jurisdiction whose laws may be mandatorily applicable) with respect to any Lender then, in that event, notwithstanding anything to the contrary in this Agreement or the other Loan Documents and any other document or instrument executed in connection herewith or therewith, it is agreed as follows as to such Lender:

               (a)     with respect to such Lender, the provisions of this
       Section 3.2.5 shall govern and control over any other provision in this Agreement, the other Loan Documents and any other document or instrument executed in connection herewith or therewith and each provision set forth therein is hereby so limited;

               (b) the aggregate of all consideration which constitutes interest under applicable law that is contracted for, charged or received under this Agreement, the other Loan Documents, or under any of the other aforesaid agreements or otherwise in connection with this Agreement by such Lender shall under no circumstances exceed the maximum amount of interest allowed by applicable law (such maximum lawful interest rate, if any, with respect to such Lender herein called the "Highest Lawful Rate"), and all amounts owed under this Agreement, the other Loan Documents and any other document or instrument executed in connection herewith or therewith shall be held subject to reduction and (i) the amount of interest which would otherwise be payable to such Lender hereunder and under the other Loan Documents and any other document or instrument executed in connection herewith or therewith, shall be automatically reduced to the amount allowed under applicable law and (ii) any unearned interest paid by the Borrower in excess of the Highest Lawful Rate shall be credited to the Borrower by such Lender (or, if such consideration shall have been paid in full, refunded to the Borrower);

               (c) all sums paid, or agreed to be paid, to such Lender for the use, forbearance and detention of the indebtedness of the Borrower to such Lender hereunder shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of such indebtedness until payment in full so that the actual rate of interest is uniform throughout the full term thereof;

               (d)     if at any time the interest provided pursuant to Sections
       3.2.1 or 3.2.2, as the case may be, together with any other fees payable pursuant to or in connection with this Agreement and deemed interest under applicable law, with respect to any Lender exceeds that amount which would have accrued at the Highest Lawful Rate, the amount of interest and any such fees to accrue to such Lender pursuant to this Agreement shall be limited, notwithstanding anything to the contrary in this Agreement to that amount which would have accrued at the Highest Lawful Rate for such Lender, but any subsequent reductions, as applicable, shall not reduce the interest to accrue pursuant to this Agreement below such Lender's Highest Lawful Rate until the total amount of interest payable to such Lender (including all consideration which constitutes interest) equals the amount of interest which would have been payable to such Lender (including all consideration which constitutes interest) assuming a varying rate per annum equal to the interest provided pursuant to Sections 3.2.1 and 3.2.2 at all times in effect, plus the amount of fees which would have been received but for the effect of this Section 3.2.5.

To the extent, if any, applicable to any Lender, on each day, if any, that Chapter 303 of the Texas Finance Code, as amended (formerly Tex. Rev. Civ. Stat. Ann. Art. 5069-1D.003) establishes the Highest Lawful Rate, the Borrower agrees that the Highest Lawful Rate for such Lender shall be the "indicated (weekly) rate ceiling" (as defined in Chapter 303 of the Texas Finance Code, as amended) for that day, provided that such Lender may also rely, to the extent permitted by applicable laws, on alternative maximum rates of interest under other laws applicable to such Lender if greater. To the extent that Texas law shall be applicable to the determination of the Highest Lawful Rate of any Lender, the provisions of Chapter 346 of the Texas Finance Code (which regulates certain revolving credit accounts (formerly Tex. Rev. Civ. Stat. Ann. Art. 5069, Ch. 15)) shall not apply to this Agreement, to any Loan or to any Notes, nor shall this Agreement, any Loan or any Note be governed by or be subject to the provisions of such Chapter 346 in any manner whatsoever.

       SECTION 3.3 Fees. The Borrower agrees to pay the fees set forth in this Section. All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent (or the Issuing Bank, in the case of fees payable to it) for distribution, in the case of Commitment Fees, Ticking Fees and participation fees, to the Lenders entitled thereto. All such fees shall be non-refundable.

               SECTION 3.3.1 Commitment Fee. The Borrower agrees to pay to the Administrative Agent for the account of each Lender for the period commencing on the date of the initial Borrowing or initial issuance of a Letter of Credit and continuing through the Commitment Termination Date, commitment fees for each Lender (collectively, the "Commitment Fees") at a rate per annum for each day of such period equal to the percentage set forth under the "Unused Fee" column of the Applicable Margin times the amount which is the average daily unused portion of each Lender's Lender Commitment Amount. Fees payable pursuant to this Section 3.3.1 shall be payable by the Borrower in arrears on each Quarterly Payment Date, commencing with the first such day following the date of the initial Borrowing or initial issuance of a Letter of Credit and on the Commitment Termination Date.

               SECTION 3.3.2 Ticking Fee. The Borrower agrees to pay to the Administrative Agent for the account of each Lender, for the period commencing on April 1, 2001 and continuing through the date of the initial Borrowing or initial issuance of a Letter of Credit, ticking fees (collectively, the "Ticking Fees") equal to an amount calculated at the rate of 0.125% per annum times such Lender's respective Percentage of the Commitment Amount. Fees payable pursuant to this Section 3.3.2 shall be payable by the Borrower in arrears on each Quarterly Payment Date, commencing with the first such day following April 1, 2001.

               SECTION 3.3.3 Letter of Credit Fees. Borrower agrees to pay
(i) to the Administrative Agent for the account of each Lender a participation fee with respect to its participations in Letters of Credit, which shall accrue at the same Applicable Margin as interest on LIBOR Loans on the average daily amount of such Lender's LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date on which such Lender's Commitment terminates and the date on which such Lender ceases to have any LC Exposure, and (ii) to the Issuing Bank upon issuance of any Letter of Credit by such Issuing Bank a fronting fee equal to an amount calculated at the rate of 0.125% per annum based on the stated amount and term of such Letter of Credit, as well as the Issuing Bank's standard fees with respect to the administration, issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder. Participation fees shall be payable in arrears on last day of each March, June, September and December of each year shall be payable on the third Business Day following such last day, commencing on the first such date to occur after the Effective Date, provided that all such fees shall be payable on demand with respect to any Letter of Credit for which Borrower is required to deposit cash collateral pursuant to Section 2.3.10. Any other fees payable to the Issuing Bank pursuant to this paragraph shall be payable within ten (10) days after demand. All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

               SECTION 3.3.4 Other Fees. The Borrower agrees to pay to the Administrative Agent for its own account and for the account of each Lender, as applicable, fees, including, without limitation, an upfront fee (the "Upfront Fee"), in the amounts and at the times separately agreed upon between Borrower and the Administrative Agent, including, without limitation, the amounts agreed upon between Borrower and the Administrative Agent in that certain fee letter agreement dated as November 10, 2000, as amended, between the Borrower and the Administrative Agent's Affiliate, BMO Nesbitt Burns.

                                   ARTICLE IV
                       CERTAIN LIBOR AND OTHER PROVISIONS

       SECTION 4.1 Fixed Rate Lending Unlawful. If any Lender shall determine (which determination shall, upon notice thereof to the Borrower and the Lenders, be conclusive and binding on the Borrower if made in good faith) that the introduction of or any change in or in the interpretation of any law or regulation makes it unlawful for such Lender to make, continue or maintain any Loan as, or to convert any Loan into, a LIBOR Loan, the obligations of such Lender to make, continue, maintain or convert any such Loans shall, upon such determination, forthwith be suspended until such Lender shall notify the Administrative Agent that the circumstances causing such suspension no longer exist, and LIBOR Loans of such Lender shall automatically convert into Prime Rate Loans at the end of the then current Interest Periods with respect thereto or sooner, if required by such law or regulation.

       SECTION 4.2 Rates Unavailable. If the Administrative Agent or the Required Lenders shall have determined that by reason of circumstances affecting the Administrative Agent's or the Required Lenders' relevant market, adequate means do not exist for ascertaining the interest rate applicable hereunder to LIBOR Loans of such Type, then, upon notice from the Administrative Agent (given at the direction of the Required Lenders if such determination shall have been made by the Required Lenders) to the Borrower and the Lenders, the obligations of all Lenders under Sections 2.5, 2.6 and 2.7 to make or continue any Loans as, or to convert any Loans into, LIBOR Loans shall forthwith be suspended until the Administrative Agent shall notify the Borrower and the Lenders that the circumstances causing such suspension no longer exist.

       SECTION 4.3 Increased LIBOR Loan Costs, etc. The Borrower agrees to reimburse each Lender for any increase in the cost to such Lender of, or any reduction in, the amount of any sum receivable by such Lender in respect of, making, continuing or maintaining (or of its obligation to make, continue or maintain) any Loans as, or of converting (or of its obligation to convert) any Loans into, LIBOR Loans (such increases in costs and reductions in amounts receivable, after taking into account such Lender's estimate, which shall be conclusive if given in good faith, of the net tax benefit, if any, realized by such Lender from such additional costs and reductions, being herein called "Additional Costs"), resulting from any Regulatory Change after the Effective Date which: (i) changes the basis of taxation of any amounts payable to such Lender under this Agreement in respect of any of such LIBOR Loans (other than taxes imposed on the overall net income of such Lender for any such LIBOR Loans by the jurisdiction in which such Lender has its principal office) or (ii) imposes or modifies (without duplication of any other amount required to be paid hereunder) any reserve, special deposit, minimum capital, capital ratio or similar requirements relating to the making by such Lender of any LIBOR Loans (including any increase in cost to a Lender by reason of an increase in any reserve requirement specified from time to time by the F.R.S. Board and applicable to "Eurodollar Liabilities" as defined in Regulation D of the F.R.S. Board or other similar reserve requirements affecting Eurodollar deposits). Such Lender shall promptly notify the Administrative Agent and the Borrower in writing of the occurrence of any such event, such notice to state, in reasonable detail, the reasons therefor and the Additional Costs. Such Additional Costs shall be payable by the Borrower directly to such Lender within thirty (30) days after the Borrower's receipt of such notice, and such notice shall, in the absence of manifest error, be conclusive and binding on the Borrower.

       SECTION 4.4 Funding Losses. In the event any Lender shall incur any loss or reasonable expense (including any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to make, continue or maintain any portion of the principal amount of any Loan as, or to convert any portion of the principal amount of any Loan into, a LIBOR
Loan) as a result of

               (a) any conversion or repayment or prepayment of the principal amount of any LIBOR Loans on a date other than the scheduled last day of the Interest Period applicable thereto, whether pursuant to
       Section 3.1 or otherwise;

               (b) any Loans not being made as LIBOR Loans in accordance with the Borrowing Request therefor; or

               (c) any Loans not being continued as, or converted into, LIBOR Loans in accordance with the Continuation/ Conversion Notice therefor,

then, upon the written notice of such Lender to the Borrower (with a copy to the Administrative Agent), the Borrower shall, within thirty (30) days after its receipt thereof, pay directly to such Lender such amount as will (in the reasonable determination of such Lender) reimburse such Lender for such loss or expense; provided, that the Borrower shall not be liable to a Lender hereunder for any such loss or expense incurred by such Lender as a result of such Lender's gross negligence or wilful misconduct, breach of this Agreement or failure to comply with a Borrowing Request or Continuation/ Conversion Notice. Such written notice (which shall include calculations in reasonable detail) shall, in the absence of manifest error, be conclusive and, if made in good faith, binding on the Borrower.

       SECTION 4.5 Increased Capital Costs. Without duplication of any other provision of this Article IV, if any Regulatory Change after the Effective Date affects the amount of capital required to be maintained by any Lender or any Person controlling such Lender, and such Lender determines (in its sole and absolute discretion) that the rate of return on its or such controlling Person's capital as a consequence of its Commitments or the Loans made by such Lender is reduced as a result of such Regulatory Change to a level below that which such Lender or such controlling Person could have achieved but for the occurrence of such Regulatory Change, then, in any such case upon notice from time to time by such Lender to the Borrower, the Borrower shall within thirty (30) days after its receipt thereof, pay directly to such Lender additional amounts (after taking into account such Lender's estimates, which shall be conclusive if made in good faith, of the net tax benefit, if any, realized by such Lender resulting from such Regulatory Change) sufficient to compensate such Lender or such controlling Person for such reduction in rate of return. A statement of such Lender as to any such additional amount or amounts (including calculations thereof in reasonable detail) shall, in the absence of manifest error, be conclusive and, if made in good faith, binding on the Borrower. In determining such amount, such Lender may use any method of averaging and attribution that it (in its sole and absolute discretion) shall deem applicable.

       SECTION 4.6   Period of Liability; Lender Substitution.

       (a) The Borrower shall not be liable to any Lender pursuant to Sections 4.3, 4.4, 4.5 or 4.7 in respect of such compensation for any period commencing more than 180 days before the delivery of any notice pursuant to Sections 4.3, 4.4, 4.5, or 4.7, except that, with respect to Sections 4.3, 4.4 or 4.5, the Borrower may be liable for an earlier period if the Regulatory Change resulting in such notice shall have been given retroactive effect affecting any period beginning more than 180 days prior to such notice.

       (b) If (i) the obligation of any Lender to make or convert or continue outstanding Loans as or into LIBOR Loans has been suspended pursuant to
Section 4.1 or (ii) any Lender has demanded compensation under Section 4.3, 4.5 or 4.7, the Borrower shall have the right, with the assistance of the Administrative Agent, to designate a substitute lender or lenders (which may be one or more of the Lenders) mutually satisfactory to the Borrower and the Administrative Agent to purchase for cash, pursuant to a Lender Assignment Agreement, the outstanding Loans of such

Lender and assume the Commitment of such Lender, without recourse to or warranty by, or expense to, such Lender, for a purchase price equal to the principal amount of all of such Lender's outstanding Loans, plus any accrued but unpaid interest thereon and the accrued but unpaid fees for the account of such Lender hereunder, plus such amount, if any, as would be payable pursuant to Section 4.4 if the outstanding Loans of such Lender were prepaid in their entirety on the date of consummation of such assignment.

       SECTION 4.7   Taxes.


       (a) All payments by the Borrower of principal of, and interest on, the Loans and all other amounts payable hereunder shall be made free and clear of and without deduction for any present or future Taxes. In the event that any withholding or deduction from any payment to a Lender to be made by the Borrower hereunder is required in respect of any Taxes pursuant to any applicable law, rule or regulation, then the Borrower will (i) pay directly to the relevant authority the full amount required to be so withheld or deducted, (ii) promptly forward to the Administrative Agent an official receipt or other documentation satisfactory to the Administrative Agent evidencing such payment to such authority, and (iii) pay to the Administrative Agent for the account of such Lender such additional amount or amounts as is necessary to ensure that the net amount actually received by such Lender will equal the full amount such Lender would have received had no such withholding or deduction been required.

       (b) If the Borrower is required to pay additional amounts to or for the account of any Lender pursuant to this Section as a result of a change in law or treaty occurring after such Lender first became a party to this Agreement, then such Lender will, at the Borrower's request, use reasonable efforts to change the jurisdiction of its lending office if, in the judgment of such Lender, such change will eliminate or reduce any such additional payment which may thereafter accrue and is not otherwise disadvantageous to such Lender.

       (c) Any Foreign Lender that is entitled to an exemption from or reduction of U.S. withholding tax, with respect to payments under this Agreement shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law or reasonably requested by the Borrower as will permit such payments to be made without withholding or at a reduced rate.

       SECTION 4.8 Payments, Computations, etc. Unless otherwise expressly provided, all payments by the Borrower pursuant to this Agreement, the Notes or any other Loan Document shall be made by the Borrower to the Administrative Agent for the pro rata account of the Lenders entitled to receive such payment. The Borrower shall make each payment required to be made to the Administrative Agent not later than 11:00 a.m., Houston Time, on the date due, in same day or immediately available funds, to such account as the Administrative Agent shall specify from time to time by notice to the Borrower. Funds received after that time shall be deemed to have been received by the Administrative Agent on the next succeeding Business Day. The Administrative Agent shall promptly remit in same day funds to each Lender its share, if any, of such payments received by the Administrative Agent for the account of such Lender. All interest on LIBOR Loans and all fees shall be computed on the basis of the actual number of days (including the first day but excluding the last day) occurring during the period for which such interest or fee is payable over a year comprised of 360 days and in the case of interest on a Prime Rate Loan, 365 days or, if appropriate, 366 days. Whenever any payment to be made shall otherwise be due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in computing interest, if any, in connection with such payment.

       SECTION 4.9 Sharing of Payments. If any Lender shall obtain any payment or other recovery (whether voluntary, involuntary, by application of setoff or otherwise) on account of any Loan (other than pursuant to the terms of Sections 4.3, 4.4, 4.5 and 4.7) in excess of its pro rata share of payments then or therewith obtained by all Lenders, such Lender shall purchase from the other Lenders such participations in Loans made by them as shall be necessary to cause such purchasing Lender to share the excess payment or other recovery ratably with each of them; provided, however, that if all or any portion of the excess payment or other recovery is thereafter recovered from such purchasing Lender, the purchase shall be rescinded and each Lender which has sold a participation to the purchasing Lender shall repay to the purchasing Lender the purchase price to the ratable extent of such recovery together with an amount equal to such selling Lender's ratable share (according to the proportion of the amount of such selling Lender's required repayment to the purchasing Lender to the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section may, to the fullest extent permitted by law, exercise all its rights of payment (including pursuant to Section 4.10) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation. If under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a setoff to which this Section applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders entitled under this Section to share in the benefits of any recovery on such secured claim.

      SECTION 4.10 Setoff. Each Lender shall, upon the occurrence of any Event of Default, have the right to the extent permitted by applicable law to appropriate and apply to the payment of the Obligations owing to it (whether or not then due), any and all balances, credits, deposits, accounts or moneys of the Borrower then or thereafter maintained with such Lender; provided, however, that no such balances, credits, deposits, accounts or moneys shall include suspense funds held by the Borrower for the account of a third party. Any such appropriation and application shall be subject to the provisions of Section 4.9. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such setoff and application made by such Lender; provided, however, that the failure to give such notice to the extent permitted by applicable law shall not affect the validity of such setoff and application. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff under applicable law or otherwise) which such Lender may have.

       SECTION 4.11 Use of Proceeds. The Borrower will, and will cause each Subsidiary to, use the proceeds of the Loans and the Letters of Credit (a) to finance the NCOC Acquisition and pay for the costs and expenses to be incurred by Borrower or its relevant Subsidiaries in connection with the NCOC Acquisition, (b) to refinance existing Indebtedness of Borrower and its Subsidiaries (including NORIC and its Subsidiaries), (c) to reimburse each Issuing Bank for LC Disbursements in accordance with Section 2.3.5 or to repay Swing Line Advances, or (d) for Borrower's and its Subsidiaries' (including NCOC's and its Subsidiaries') general corporate purposes (other than any hostile acquisitions). No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that entails a violation of any of the regulations of the Board, including Regulation U. Letters of Credit will be issued only to support normal and customary oil and gas operations undertaken by Borrower or any of its Subsidiaries in the ordinary course of its business.

                                    ARTICLE V
                             CONDITIONS TO BORROWING

       SECTION 5.1 Initial Borrowing. The obligations of the Lenders to fund the initial Borrowing and of the Issuing Bank to issue any Letter of Credit after the date hereof shall be subject to the prior or concurrent satisfaction of each of the conditions precedent set forth in this Section 5.1.

               SECTION 5.1.1 Organizational Documents. The Administrative Agent shall have received a certificate of an Authorized Person of the Borrower dated as of the date of the initial satisfaction of the conditions set forth in
Article V, certifying:

       (a) that attached to each such certificate are (A) a true and complete copy of the Organic Documents of the Borrower and its Restricted Subsidiaries, as the case may be, as in effect on the date of such certificate,
(B) a true and complete copy of a certificate from the Governmental Authority of the state of such entity's organization certifying that such entity is duly organized and validly existing in such state, and (C) a true and complete copy of a certificate from the appropriate Governmental Authority of each state (without duplication) certifying that such entity is duly qualified and in good standing to transact business in such state as a foreign corporation, if the failure to be so qualified or in good standing could reasonably be expected to have a Material Adverse Effect,

       (b) that attached to such certificate is a true and complete copy of resolutions duly adopted by the board of directors of the Borrower authorizing the execution, delivery and performance of the Loan Documents,

       (c) that attached thereto is a copy of the certificate of incorporation or formation, as the case may be, of the Borrower and its Restricted Subsidiaries, and a certificate as to the good standing of the Borrower and its Restricted Subsidiaries and payment of franchise taxes by the Borrower and its Restricted Subsidiaries (other than Thaipo Limited and B8/32 Partners), dated as of a recent date; and that such certificate of incorporation or certificate of formation, as the case may be, has not been amended since the date of such certified copy, and

       (d) as to the incumbency and specimen signature of each officer of the Borrower executing the Loan Documents;

upon which certificate each Lender may conclusively rely until it shall have received a further certificate of an Authorized Person of the Borrower canceling or amending such prior certificate.

               SECTION 5.1.2 Compliance with Representations and Warranties. The Administrative Agent shall have received a certificate from an Authorized Person of the Borrower confirming compliance with Section 5.2.1 and stating that:

       (a) the Reserve Report of January 1, 2000 and the NCOC Reserve Report, each previously delivered to the Lenders, includes as a basis for Future Net Income only Proved Reserves located on Borrowing Base Properties; and

       (b) there has been no material adverse change in the respective properties or consolidated financial condition or results of operations of the Borrower and NORIC and their respective consolidated Subsidiaries and Affiliates (the Borrower, NORIC and such Subsidiaries and Affiliates taken as a whole) since September 30, 2000, the date of the most recent financial statements for such entities delivered to the Lenders.

               SECTION 5.1.3 Delivery of Loan Documents. The Administrative Agent (or its counsel) shall have received:

       (a) either (i) a counterpart of this Agreement and each other Loan Document (other than the Pledge Agreement) executed by the Borrower, the Agents and the Lenders or (ii) written evidence satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page of this Agreement and each other Loan Document (other than the Pledge Agreement)) that the applicable party has signed a counterpart of this Agreement and each other Loan Document (other than the Pledge Agreement);

       (b) a pro forma balance sheet of the Borrower and its consolidated Subsidiaries and Affiliates as at September 30, 2000, giving effect to the NCOC Acquisition; and


       (c) copies of all financial statements (including pro forma financial statements), reports, notices and proxy statements sent by the Borrower or NORIC to its respective stockholders relating to the NCOC Acquisition and all SEC filings relating to the NCOC Acquisition.

               SECTION 5.1.4 Pledge Agreement. The Administrative Agent shall have received counterparts of the Pledge Agreement, dated as of the date of the initial satisfaction of the conditions set forth in Article V, duly executed and delivered by Borrower, together with the following:

       (a) stock certificates representing all the outstanding shares of capital stock of NCOC and Rhode Island Corporation owned directly by the Borrower on the date of the initial Borrowing under the Credit Agreement, and stock powers and instruments of transfer, endorsed in blank, with respect to such stock certificates, or, if any securities pledged pursuant to the Pledge Agreement are uncertificated securities, confirmation and evidence satisfactory to the Administrative Agent that the security interest in such uncertificated securities has been transferred to and perfected by the Administrative Agent in accordance with the Uniform Commercial Code, as in effect in the State of New York;

       (b) all documents and instruments, including Uniform Commercial Code Financing Statements (Form UCC-1), required by law or reasonably requested by the Administrative Agent to be filed, registered or recorded to create or perfect the Liens intended to be created under the Pledge Agreement; and

       (c) (i) the UCC Searches, all dated reasonably close to the date of the initial satisfaction of the conditions set forth in Article V, in the discretion of the Administrative Agent and in form and substance satisfactory to the Administrative Agent, and (ii) evidence reasonably satisfactory to the Administrative Agent that the Liens indicated by the financing statements (or similar documents) in such UCC Searches are permitted by Section 8.2 or have been released or other arrangements satisfactory to the Administrative Agent and the Required Lenders have been made.

               SECTION 5.1.5 Priority; Security Interest. The Collateral and Borrowing Base Properties shall be free and clear of all Liens, except Liens permitted by Section 8.2. All filings, notices, recordings and other action necessary to perfect the Liens in the Collateral shall have been made, given or accomplished or arrangements for the completion thereof satisfactory to the Administrative Agent and its counsel shall have been made and all filing fees and other expenses related to such actions either have been paid in full or arrangements have been made for their payment in full which are satisfactory to the Administrative Agent.

               SECTION 5.1.6 Approvals and Consents. The Administrative Agent shall have received copies of all Governmental Approvals necessary in connection with the NCOC Acquisition, and all applicable waiting periods and appeal periods shall have expired, in each case without the imposition of any burdensome conditions. There shall be no actual government or judicial action restraining, preventing or imposing burdensome conditions on the Transactions.

               SECTION 5.1.7 Existing Facilities. The Administrative Agent shall have received a certificate, signed by an Authorized Person of the Borrower, stating that the Borrower or its Subsidiaries have repaid in full and terminated the Existing Credit Facilities contemporaneously with the initial Loans under this Agreement. The Administrative Agent shall have received evidence satisfactory to it that all Liens associated with the Existing Credit Facilities have been released or terminated contemporaneously with the making of such payments and that arrangements satisfactory to the Administrative Agent has been made for recording and filing of such releases.

               SECTION 5.1.8 Acquisition Documents; Consummation of NCOC Acquisition . The Administrative Agent shall have received copies of the Acquisition Documents in form and substance satisfactory to the Administrative Agent, which Acquisition Documents shall be certified by an Authorized Person of Borrower as complete and correct. The NCOC Acquisition shall have been, or substantially simultaneously with the initial funding of Loans shall be, consummated as contemplated by and pursuant to the Acquisition Documents and applicable law (without any amendment to or waiver of any material terms or conditions of the Acquisition Documents not approved by the Required Lenders), and evidence therefor has been provided to the Administrative Agent in form and substance satisfactory to the Administrative Agent.

               SECTION 5.1.9 Opinions of Counsel. The Administrative Agent shall have received opinions, dated the date of the initial Borrowing and addressed to the Agents and the Lenders, from

               (a)     Gerald A. Morton, the Vice President - Law and
       Corporate Secretary to the Borrower, substantially in the form of Exhibit E-1 hereto; and

               (b) Baker Botts L.L.P., special New York counsel to the Borrower, substantially in the form of Exhibit E-2 hereto.

               SECTION 5.1.10 Closing Fees, Expenses, etc. The Administrative Agent shall have received for its own account, or for the account of each Lender, as the case may be, all fees, costs, and expenses due and payable pursuant to Section 3.3 and Section 11.3, if then invoiced.

       SECTION 5.2 Conditions Precedent to Credit Event. The obligation of each Lender to fund any Loan (including the initial Borrowing), of the Swing Line Lender to make Swing Line Advances or of the Issuing Bank to issue, renew, extend or amend any Letter of Credit shall be subject to the satisfaction of each of the conditions precedent set forth in this Section 5.2.

               SECTION 5.2.1 Representations and Warranties, No Default, etc. The following statements shall be true and correct both before and after giving effect to any Credit Event, including the application of the proceeds thereof:

               (a) the representations and warranties set forth in Article VI will be true and correct with the same effect as if then made (unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date);

               (b) the aggregate Credit Exposures outstanding will not exceed the Borrowing Base then in effect less all other Senior Debt outstanding, less 75% of all Additional Subordinated Indebtedness issued since the last redetermination of the Borrowing Base; and

               (c)     no Default shall have then occurred and be continuing.

               SECTION 5.2.2 Borrowing Request. The Administrative Agent shall have received a Borrowing Request for such Borrowing, Request for Swing Line Advance or a request for the issuance of a Letter of Credit, as applicable. Each of the delivery of a Borrowing Request, Request for Swing Line Advance or a request for the issuance of a Letter of Credit, as applicable, and the acceptance by the Borrower of the proceeds of such Borrowing, Swing Line Advance or the Letter of Credit shall constitute a representation and warranty by the Borrower that on the date of such Credit Event (both immediately before and after giving effect to such Credit Event and the application of the proceeds thereof) the statements made in Section 5.2.1 are true and correct.

               SECTION 5.2.3 Satisfactory Legal Form. All documents executed or submitted pursuant hereto by or on behalf of the Borrower or any of its Subsidiaries shall be satisfactory in form and substance to the Administrative Agent and its counsel; the Administrative Agent and its counsel shall have received all information, approvals, opinions, documents or instruments of the Borrower as the Administrative Agent or its counsel may reasonably request.

The Administrative Agent shall notify Borrower, the other Agents and the Lenders of the date of the initial satisfaction of the conditions set forth in Article V, and such notice shall be conclusive and binding. Notwithstanding the foregoing, the obligations of the Lenders to make Loans and of the Issuing Bank to issue Letters of Credit hereunder shall not become effective unless each of the foregoing conditions is satisfied (or waived pursuant to Section 11.1) at or prior to 3:00 p.m., New York City time, on June 1, 2001 (and, in the event such conditions are not so satisfied or waived, the Commitments shall terminate at such time).

                                   ARTICLE VI
                         REPRESENTATIONS AND WARRANTIES

       In order to induce the Lenders and the Administrative Agent to enter into this Agreement and to make Loans and issue the Letters of Credit hereunder, the Borrower represents and warrants unto the Administrative Agent and each Lender as set forth in this Article VI.

       SECTION 6.1 Organization, etc. The Borrower and each of its Restricted Subsidiaries which is a corporation is validly organized and existing and in good standing under the laws of the State, or country, of its incorporation, and is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the nature of its business requires such qualification, except where failure to qualify could not reasonably be expected to have a Material Adverse Effect. Each of the Borrower's Restricted Subsidiaries which is a partnership or a limited liability company is validly formed or organized and existing and in good standing under the laws of the state of its formation or organization, and is duly qualified to do business and is in good standing as a foreign partnership or limited liability company where the nature of its business requires such qualification, except where failure to qualify could not reasonably be expected to have a Material Adverse Effect. The Borrower has full corporate power and authority and holds all requisite Governmental Approvals to enter into and perform its obligations in respect of the Transactions and to own and hold under lease its property and to conduct its business substantially as currently conducted by it, except where the failure to have such Governmental Approvals could not reasonably be expected to have a Material Adverse Effect.

       SECTION 6.2 Due Authorization, Non-Contravention, etc. The execution, delivery and performance by the Borrower of this Agreement, the Notes and each other Loan Document executed or to be executed by it, are within the Borrower's corporate powers, have been duly authorized by all necessary corporate action, as the case may be, and do not:

               (a)     contravene the Borrower's Organic Documents;

               (b) contravene any contractual restriction, law or governmental regulation or court decree or order binding on or affecting the Borrower; or

               (c) result in, or require the creation or imposition of, any Lien on any properties of the Borrower except for Liens created by the Pledge Agreement.

       SECTION 6.3 Government Approval, Regulation, etc. No Governmental Approval or other action by any Governmental Authority is required for the due execution, delivery or performance by the Borrower of this Agreement, the Notes or any other Loan Document executed or to be executed by it, except for the filing of the financing statement referred to in Section 5.1.4(b) and the filing of this Agreement with the SEC as a material document under Rule 601(b)(iv) of Regulation S-K. Neither the Borrower nor any of its Subsidiaries is an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

       SECTION 6.4 Validity, etc. This Agreement and the Notes constitute, and each other Loan Document executed by the Borrower will, on the due execution and delivery thereof, constitute, the legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their respective terms except as such enforceability is subject to the effect of (i) any applicable bankruptcy, insolvency, reorganization or other similar law relating to or affecting creditors' rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), including concepts of materiality, reasonableness, good faith and fair dealing.

       SECTION 6.5 Financial Information. The consolidated balance sheets of the Borrower and its consolidated Subsidiaries and Affiliates, as at December 31, 1999 and September 30, 2000 and the related consolidated statements of income and cash flow of the Borrower and its consolidated Subsidiaries and Affiliates, for the periods then ended, copies of which have been furnished to the Administrative Agent and each Lender, have been prepared in accordance with GAAP consistently applied, and present fairly in all material respects the consolidated financial condition of the Borrower and its consolidated Subsidiaries and Affiliates as at the dates thereof and the results of their operations for the periods then ended subject, in the case of the consolidated balance sheet of September 30, 2000 and the related consolidated statements of income and cash flow as of such date, to the making of normal year-end audit adjustments and the year-end addition of notes required pursuant to GAAP.

       SECTION 6.6 No Material Adverse Change. Except as disclosed to the Administrative Agent in writing, since September 30, 2000, there has been no material adverse change in the consolidated financial condition or results of operations, business or properties of the Borrower and its consolidated Subsidiaries and Affiliates taken as a whole.

       SECTION 6.7 Litigation, etc. There is no pending or, to the knowledge of the Borrower, threatened labor controversy, litigation, action, or proceeding against the Borrower or any of its consolidated Subsidiaries or Affiliates, or any of their respective properties or revenues, which has a significant probability of consequences that could reasonably be expected to have a Material Adverse Effect, except as disclosed in Item 6.7 ("Litigation") of the Disclosure Schedule, or which purports to affect the legality, validity or enforceability of this Agreement, the Notes, or any other Loan Document; provided, Borrower's representation with respect to the absence of pending litigation against its Affiliates is limited to Borrower's knowledge. Neither the Borrower nor any of its Subsidiaries is in default with respect to any judgment, order, writ, injunction, decree, rule or regulation of any Governmental Authority applicable to or binding on it, which default could reasonably be expected to have a Material Adverse Effect.

       SECTION 6.8 Subsidiaries. As of the Closing Date after giving effect to the Acquisition, the Borrower has no Subsidiaries or Affiliates, except those which are identified in Item 6.8 ("Existing Subsidiaries and Affiliates") of the Disclosure Schedule. As of the Closing Date, the Borrower is the record or beneficial owner of the ownership interest of each such Subsidiary which is identified in Item 6.8 of the Disclosure Schedule. Such ownership interests are free and clear of any Liens, including, without limitation, claims arising out of any preemptive rights granted in connection with the issuance of any such ownership interests, except for Certain Permitted Liens. All ownership interests are duly issued, fully paid and nonassessable and there are no outstanding options, warrants or other rights entitling the holder thereof to purchase any of the ownership interests of any such Subsidiary except as disclosed in Item
6.8 of the Disclosure Schedule.

       SECTION 6.9 Ownership of Properties. The Borrower and each of its Restricted Subsidiaries has marketable title to all of its real properties and good title to, or has the right to use, all of its personal property, tangible and intangible, of any nature whatsoever (including concession agreements, patents, trademarks, trade names, service marks and copyrights), and all properties and assets and all revenues (present and future) of the Borrower and its Restricted Subsidiaries are free and clear of all Liens or other charges or claims (including infringement claims with respect to patents, trademarks, copyrights and the like), except (i) as to any such charges or claims are disclosed in the Borrower's most recent Form 10-K filed with the SEC and (ii) other Liens permitted under Section 8.2.

       SECTION 6.10 Taxes. The Borrower and each of its Subsidiaries has filed all tax returns and reports required by law to have been filed by it and has paid all taxes and governmental charges thereby shown to be owing, except any such taxes or charges which are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP have been set aside on its books.

       SECTION 6.11 Pension and Welfare Plans. During the twelve-consecutive-month period prior to the date of the execution and delivery of this Agreement and prior to the date of any Credit Event hereunder, no steps have been taken to terminate any Pension Plan, and no contribution failure has occurred with respect to any Pension Plan sufficient to give rise to a Lien under section 302(f) of ERISA. No condition exists or event or transaction has occurred with respect to any Pension Plan which could reasonably be expected to result in the incurrence by the Borrower or any member of the Controlled Group of any material liability, fine or penalty.

       SECTION 6.12 Environmental Warranties. Except as set forth in Item 6.12 ("Environmental Matters") of the Disclosure Schedule:

               (a) to the best actual knowledge of the Borrower, all facilities and property (including underlying groundwater) owned, leased or operated by the Borrower or any of its Subsidiaries have been and are owned, leased or operated by the Borrower and its Subsidiaries in compliance with all Environmental Laws, except where the failure to comply with which could not be reasonably expected to have a Material Adverse Effect;

               (b) to the best actual knowledge of the Borrower, there are no pending or threatened

                       (i) claims, complaints, or notices received by the Borrower or any of its Subsidiaries with respect to any alleged violation of any Environmental Law, or

                       (ii) claims, complaints, notices or inquiries to, or requests for information received by, the Borrower or any of its Subsidiaries regarding potential liability under any Environmental Law relating to operations of the Borrower or its Subsidiaries or the condition of any facilities or property (including underlying groundwater) owned, leased or operated by the Borrower or any of its Subsidiaries, in either case that, singly or in the aggregate, could reasonably be expected to have a Material Adverse Effect;

               (c) to the best actual knowledge of the Borrower, there have been no Releases of Hazardous Materials at, on or under any property now or previously owned, leased or operated by the Borrower or any of its Subsidiaries that, singly or in the aggregate, could reasonably be expected to have a Material Adverse Effect;

               (d) to the best actual knowledge of Borrower, the Borrower and its Subsidiaries have been issued and are in compliance with all Governmental Approvals relating to environmental matters that are necessary for their businesses, except where the failure to have or to comply with such Governmental Approvals could not be reasonably expected to have a Material Adverse Effect;

               (e) neither the Borrower nor any Subsidiary has actual knowledge that any property now or previously owned, leased or operated by the Borrower or any of its Subsidiaries is listed or proposed for listing (with respect to owned property only) on the National Priorities List pursuant to CERCLA, on the CERCLIS or on any similar state list of sites requiring investigation or clean-up where the anticipated costs to the Borrower and its Subsidiaries to bring such property into compliance with CERCLA could reasonably expected to have a Material Adverse Effect;

               (f) to the best actual knowledge of the Borrower, there are no underground storage tanks, active or abandoned, including petroleum storage tanks, on or under any property now or previously owned, leased or operated by the Borrower or any of its Subsidiaries where the anticipated costs to the Borrower and its Subsidiaries to bring such property into compliance could reasonably expected to have a Material Adverse Effect;

               (g) to the best actual knowledge of the Borrower, neither the Borrower nor any of its Subsidiaries has directly transported or directly arranged for the transportation of any Hazardous Material to any location which is listed or proposed for listing on the National Priorities List pursuant to CERCLA, on the CERCLIS or on any similar state list or a site which currently is the subject of enforcement actions or other investigations by a Governmental Authority which could reasonably be expected to lead to claims against the Borrower or such Subsidiary under any Environmental Law which claims could reasonably be expected to have a Material Adverse Effect;

               (h) to the best actual knowledge of the Borrower, there are no polychlorinated biphenyls or friable asbestos present at any property now or previously owned, leased or operated by the Borrower or any Subsidiary of the Borrower that, singly or in the aggregate, could reasonably be expected to have a Material Adverse Effect; and

               (i) to the best actual knowledge of the Borrower, no conditions exist at, on or under any property now or previously owned, leased or operated by the Borrower which, with the passage of time, or the giving of notice or both, would give rise to liability under any Environmental Law which could reasonably be expected to have a Material Adverse Effect.

       SECTION 6.13 Regulations U and X. The proceeds of the Loans shall be used for the NCOC Acquisition and for general corporate purposes of the Borrower. The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock, and no proceeds of any Loans will be used for a purpose which violates, or would be inconsistent with, F.R.S. Board Regulation U or X. Terms for which meanings are provided in F.R.S. Board Regulation U or X or any regulations substituted therefor, as from time to time in effect, are used in this Section with such meanings.

       SECTION 6.14 Absence of Defaults. No Default exists. As of the Closing Date, neither the Borrower nor any of its Restricted Subsidiaries is in default under any material agreement or instrument governing Indebtedness to which any of them is a party.

       SECTION 6.15 Information Memorandum. To the best of the Borrower's knowledge, the information contained in the Information Memorandum (other than any based on or constituting pro forma financial statements, forecasts, budgets or projections) does not contain on the date hereof any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements contained therein not materially misleading in light of the circumstances under which they were made. With respect to any such information that is based on or constitutes pro forma financial statements or a forecast or projection prepared by the Borrower, the Borrower represents that in the preparation thereof it acted in good faith and utilized information available to it at the time the Information Memorandum was prepared and assumptions believed by it to be reasonable in light of the then current and foreseeable business conditions of the Borrower and its Subsidiaries.

                                   ARTICLE VII
                              AFFIRMATIVE COVENANTS

       The Borrower agrees with the Administrative Agent and each Lender that, until all Commitments have terminated and the Notes and all other payment Obligations that have then become due and payable have been paid and performed in full, the Borrower will perform the obligations set forth in this Article.

       SECTION 7.1 Financial Information, Reports, Notices, etc. The Borrower will furnish, or will cause to be furnished, to each Lender and the Administrative Agent copies of the following financial statements, reports, notices and information:

               (a) as soon as available and in any event within 45 days after the end of each of the first three Fiscal Quarters of each Fiscal Year of the Borrower, consolidated balance sheets of the Borrower and its consolidated Subsidiaries and Affiliates as of the end of such Fiscal Quarter and consolidated statements of income and cash flows of the Borrower and its consolidated Subsidiaries and Affiliates for such Fiscal Quarter and for the period commencing at the end of the previous Fiscal Year and ending with the end of such Fiscal Quarter, certified by the principal financial officer of the Borrower;

               (b) as soon as available and in any event within 90 days after the end of each Fiscal Year of the Borrower, a copy of the annual audit report for such Fiscal Year for the Borrower and its consolidated Subsidiaries and Affiliates, including therein consolidated balance sheets of the Borrower and its consolidated Subsidiaries and Affiliates as of the end of such Fiscal Year and consolidated statements of income and cash flows of the Borrower and its consolidated Subsidiaries and Affiliates for such Fiscal Year, in each case certified by Arthur Andersen LLP or other independent public accountants reasonably acceptable to the Administrative Agent and the Required Lenders; provided that, if such accountants' opinion contains an Impermissible Qualification, the Borrower must satisfy the Administrative Agent and the Required Lenders that the Impermissible Qualification does not reflect a condition that materially impairs the timely collectibility by the Lenders of any monetary Obligations then outstanding;

               (c) as soon as available and in any event within the time limits set for submission of the statements submitted under clauses (a) and (b) above, a certificate signed by an Authorized Person of the Borrower (i) to the effect that a review of the activities of the Borrower during the subject Fiscal Year or Fiscal Quarter, as the case may be, has been made under his supervision with a view to determining whether the Borrower has fulfilled all of its obligations to be fulfilled during such period under this Agreement and the Notes and the other Loan Documents to which it is a party and, to the best of his knowledge, no Default exists, or if a Default does exist, specifying the nature and extent thereof and the nature of any corrective action taken or proposed to be taken to cure such Default and (ii) showing in reasonable detail and with appropriate calculations and computations in all respects reasonably satisfactory to the Administrative Agent compliance with the financial covenants set forth in Section 8.3;

               (d) as soon as possible and in any event within five (5) Business Days after the Chief Executive Officer, the President, any Vice President or the Treasurer of the Borrower learns of the occurrence of any Default, a statement of an Authorized Person of the Borrower setting forth details of such Default and the action which the Borrower has taken or proposes to take with respect thereto;

               (e) (i) as soon as available, but in no event later than 90 days after the close of each Fiscal Year of the Borrower, commencing with the Fiscal Year ended December 31, 2000, Reserve Reports as of January 1 of the next succeeding year, and (ii) as soon as available, but in no event later than 90 days after each June 30, commencing June 30, 2001, at the Borrower's discretion, Reserve Reports or Alternate Reserve Reports dated as of July 1;

               (f)     notice thereof, promptly, and in any event within five
       (5) Business Days, after (i) the commencement of any labor controversy, litigation, action or proceeding which has a significant probability of consequences that could reasonably be expected to have a Material Adverse Effect or (ii) the receipt of any claim, complaint, notice, inquiry or request for information in respect of an alleged violation of or liability under any Environmental Law, which claim, complaint, notice, inquiry or request has a significant probability of consequences that could reasonably be expected to have a Material Adverse Effect;

               (g) without duplication of any other reports required under this Agreement, promptly after the sending or filing thereof, copies of all reports which the Borrower sends generally to its security holders, and all reports and registration statements which the Borrower or any of its Subsidiaries files with the SEC or any national securities exchange;


               (h) with each report submitted under clause (e) above, a certificate signed by an Authorized Person of the Borrower certifying, as of the date of such Reserve Report or Alternate Reserve Report, (i) the name and location of each property to which Proved

       Reserves included in the Reserve Report or Alternate Reserve Report, as the case may be, are attributable and (ii) that each such property is either (A) owned by the Borrower, (B) owned by a Restricted Subsidiary or
       (C) a Qualified Partnership Property;

               (i) as soon as possible and in any event within five (5) Business Days after Borrower receives notice of a change in the rating of its Index Debt by S&P or Moody's;

               (j) notice thereof, promptly after becoming aware of the institution of any steps by the Borrower or any other Person to terminate any Pension Plan, or the failure to make a required contribution to any Pension Plan if such failure is sufficient to give rise to a Lien under section 302(f) of ERISA, or the taking of any action with respect to a Pension Plan which could result in the requirement that the Borrower furnish a bond or other security to the PBGC or such Pension Plan, or the occurrence of any event with respect to any Pension Plan which could result in the incurrence by the Borrower of any material liability, fine or penalty, or any material increase in the contingent liability of the Borrower with respect to any post-retirement Welfare Plan benefit;

               (k) as soon as available, and in any event within 90 days after the end of each Fiscal Year, or at other times as the Administrative Agent may reasonably request, a certificate from the Borrower's risk manager setting forth the nature and extent of all insurance maintained by the Borrower and its Restricted Subsidiaries;

               (l) notice thereof, as soon as reasonably possible and in any event within ten (10) Business Days, if the Credit Exposures outstanding exceed the Borrowing Base then in effect less all other Senior Debt outstanding, less 75% of all Additional Subordinated Indebtedness issued since the last redetermination of the Borrowing Base;

               (m) as soon as available, and in any event within five (5) Business Days after any disposition of Borrowing Base Properties or other assets of the type described in Section 8.7(b) of the Borrower or any of its Restricted Subsidiaries, in one transaction or a series of related transactions, which generate net proceeds in excess of $10,000,000, written notice of such disposition of Borrowing Base Properties or other assets; and

               (n) such other information respecting the condition or operations, financial or otherwise, of the Borrower or any of its Subsidiaries or consolidated Affiliates as any Lender through the Administrative Agent may from time to time reasonably request.

Information required to be delivered pursuant to Section 7.1(a), 7.1(b) or 7.1(g) shall be deemed to have been delivered on the date on which the Borrower provides notice to the Administrative Agent that such information has been posted on a website on the Internet at the website identified in such notice, which shall be accessible by the Lenders without charge, which notice may be included in a certificate delivered pursuant to Section 7.1(c). The Borrower shall deliver paper copies of the information referred to in Sections 7.1(a), 7.1(b) and 7.1(g) to any Lender which requests the same.

       SECTION 7.2 Compliance with Laws; Taxes. The Borrower will, and will cause each of its Subsidiaries:

               (a) to comply in all material respects with all applicable laws, rules, regulations and orders of any Governmental Authority, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect; and

               (b) to pay, before the same become delinquent, all taxes, assessments and governmental charges imposed upon it or upon its property, except to the extent being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books or except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

       SECTION 7.3 Maintenance of Properties. The Borrower will, and will cause each of its Restricted Subsidiaries to, maintain, preserve, protect and keep its properties, whether owned in fee or leased, in good repair, working order and condition, and make necessary and proper repairs, renewals and replacements so that its business carried on in connection therewith may be properly conducted unless the Borrower determines in good faith that the continued maintenance of any of its properties is no longer economically desirable.

       SECTION 7.4 Insurance. The Borrower will, and will cause each of its Restricted Subsidiaries to, maintain or cause to be maintained with responsible insurance companies insurance with respect to its properties and business (excluding business interruption insurance) against such casualties and contingencies and of such types and in such amounts as is customary in the case of similar businesses.

       SECTION 7.5 Books and Records. The Borrower will, and will cause each of its Subsidiaries to, keep books and records which accurately reflect all of its material business affairs and transactions and permit the Administrative Agent or any of its representatives, at reasonable times and intervals, to visit all of its offices, to discuss its financial matters with its officers and independent public accountant (and the Borrower hereby authorizes such independent public accountant to discuss the Borrower's financial matters with the Administrative Agent or its representatives whether or not any representative of the Borrower is present) and to examine (and, at the expense of the Borrower, photocopy extracts from) any of its books or other corporate or partnership records. The Borrower shall pay any fees of such independent public accountant incurred in connection with the Administrative Agent's exercise of its rights pursuant to this Section.

       SECTION 7.6 Environmental Covenant. The Borrower will, and will cause each of its Subsidiaries to, (i) use, operate and maintain all facilities and properties under its control in compliance with all Environmental Laws, (ii) keep all necessary permits, approvals, certificates, licenses and other authorizations relating to environmental matters in effect and remain in compliance therewith, and (iii) handle all Hazardous Materials in compliance with all applicable Environmental Laws, except, in each case, where the failure to do so could not be reasonably expected to have a Material Adverse Effect.

       SECTION 7.7 Performance Under Material Operating Contracts. The Borrower will, and will cause each of its Restricted Subsidiaries to, perform their respective obligations under all operating contracts, licenses, permits and concession agreements to which they are a party and which relate to Borrowing Base Properties, except where the failure to so perform could not be reasonably expected to have a Material Adverse Effect.

       SECTION 7.8 Security. The Borrower shall duly execute and deliver to the Administrative Agent the Pledge Agreement which grants a security interest and pledges to the Administrative Agent, acting on behalf of the Lenders, all of the Borrower's right, title and interest in and to (x) all common stock of NCOC and Rhode Island Corporation pledged and delivered in accordance with this Section and (y) the intercompany promissory note from NCOC, substantially in the form of Exhibit A to the Pledge Agreement (collectively, the "Collateral") in, and make all such filings and do such other acts as the Administrative Agent may request to perfect and evidence the first priority of the Pledge Agreement. The Borrower further agrees to execute, or cause its Subsidiaries and NCOC to execute, any and all further documents, financing statements, agreements and instruments, and take all further actions (including filing Uniform Commercial Code financing statements), which may be required under applicable law, or which the Administrative Agent may reasonably request, in order to effectuate the transactions contemplated by this Agreement and in order to grant, preserve, protect and perfect the validity and first priority of the security interests and pledge intended to be created pursuant to the Pledge Agreement.


                                  ARTICLE VIII
                               NEGATIVE COVENANTS

       The Borrower agrees with the Administrative Agent and each Lender that, until all Commitments have terminated and the Notes and all other payment Obligations that have then become due and payable have been paid and performed in full, the Borrower will perform the obligations set forth in this Article.

       SECTION 8.1 Limitations on Indebtedness and Lease Expenses. The Borrower will not, and will not permit any of its Restricted Subsidiaries to, create, incur, assume or suffer to exist or otherwise become or be liable in respect of any Indebtedness, other than, without duplication, the following:

               (a) Indebtedness incurred in connection with this Agreement;

               (b) Senior Debt and Subordinated Indebtedness existing on the Effective Date and identified under Item 8.1(b) ("Existing Indebtedness") of the Disclosure Schedule and any refinancing of such Indebtedness;

               (c) other Senior Debt of Thaipo Limited in an aggregate principal amount not to exceed $2,000,000 at any time outstanding;

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

               (d) other Senior Debt constituting purchase money obligations in an aggregate principal amount not to exceed $2,000,000 at any time outstanding;

               (e) Additional Senior Unsecured Indebtedness and Additional Subordinated Indebtedness;

               (f) Obligations of NORIC and NCOC in respect of Lease Expense acquired or assumed in the NCOC Acquisition;

               (g)     the FSO Lease Obligations and the FPSO Lease Obligations;

               (h) Capitalized Lease Liabilities in an aggregate amount not to exceed $10,000,000 at any time outstanding;

               (i) other Lease Expense constituting obligations under operating leases identified under Item 8.1(i) ("Existing Lease Expenses") of the Disclosure Schedule and under other operating leases in an aggregate amount not to exceed $5,000,000 during any Fiscal Quarter or $20,000,000 for any four consecutive Fiscal Quarters;

               (j) Non-Recourse Indebtedness which is not secured by a Lien on Borrowing Base Properties;

               (k) Indebtedness in respect of Hedging Agreements and Commodity Hedging Contracts permitted under this Agreement; and

               (l)     Guarantees of Indebtedness of Unrestricted
      Subsidiaries in an aggregate amount not to exceed $5,000,000 at any time.

       SECTION 8.2 Liens. The Borrower will not, and will not permit any of its Restricted Subsidiaries to, create, incur, assume or suffer to exist any Lien upon any of its property, revenues or assets, including the capital stock of any Subsidiary or Affiliate owned by the Borrower or a Restricted Subsidiary, whether now owned or hereafter acquired, except:

               (a) Liens on pipeline or pipeline facilities which arise out of operation of law; Liens arising under operating agreements, joint venture agreements, partnership agreements, oil and gas leases, farm-out agreements, division orders, contracts for the sale, purchase, transportation, processing or exchange of oil, gas or other hydrocarbons, unitization and pooling declarations and agreements, area of mutual interest agreements, development agreements, joint ownership arrangements and other agreements which are customary in the oil and gas business; and Liens reserved in oil and gas mineral leases for bonus or rental payments and form compliance with the terms of such lease;

               (b) Liens on any Borrowing Base Property or other asset of Borrower or any Restricted Subsidiary granted prior to the Closing Date to secure payment of Indebtedness which is set forth in Item 8.2 ("Existing Liens") of the Disclosure Schedule, provided that

       (i) such Lien shall not apply to any other Borrowing Base Property or other asset of Borrower or any Restricted Subsidiary and (ii) such Lien shall secure only those obligations which it secures on the Closing Date;

               (c) Liens in respect of Capitalized Lease Liabilities and Liens on the subject assets in respect of purchase money Senior Debt permitted by Section 8.1(d);

               (d) Liens in respect of rights of first refusal, purchase options and similar rights granted pursuant to joint operating agreements, joint ownership agreements, stockholders agreements, Organic Documents and other similar agreements and documents;

               (e) Liens for taxes, assessments or other governmental charges or levies not at the time delinquent or thereafter payable without penalty or being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books;

               (f) Liens of carriers, warehousemen, mechanics, materialmen and landlords incurred in the ordinary course of business for sums not overdue or being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books;

               (g) Liens incurred in the ordinary course of business in connection with workmen's compensation, unemployment insurance or other forms of governmental insurance or benefits, or to secure performance of tenders, statutory obligations, leases and contracts (other than for borrowed money) entered into in the ordinary course of business (including lessee and operator obligations under statute, governmental regulations or instruments related to the ownership, exploration and production of oil, gas and minerals on state, federal or foreign lands or waters) or to secure obligations on surety or appeal bonds;

               (h) pre-judgment Liens and judgment Liens in existence less than 15 days after the entry thereof or with respect to which execution has been stayed or the payment of which is covered in full (subject to a customary deductible) by insurance;

               (i) Liens on cash or Cash Equivalent Investments which are collateral for letters of credit in an aggregate amount not to exceed $20,000,000 at any time;

               (j) statutory Liens and easements or other servitudes arising in the ordinary course of business and minor irregularities of title which do not materially impair the ownership or use of the property subject thereto for the purposes for which such property is owned and held;

               (k) Liens which do not encumber Borrowing Base Properties and which secure or relate to Non-Recourse Indebtedness;

               (l) any Liens in favor of any counterparty to Commodity Hedging Contracts or Hedging Agreements and which counterparty is (i) any Lender or any Affiliate of such Lender, or (ii) any other Person, provided that the aggregate value of the obligation secured by all such Liens permitted by this clause (ii) shall not exceed U.S.$25,000,000 in the aggregate at any one time outstanding;

               (m) Liens on oil and gas stored on board floating production and/or storage and offloading facilities utilized by the Borrower and its Subsidiaries and Affiliates which are granted to the lessor and operator thereof and deposit arrangements required under the bareboat charters and operating agreements relating to those facilities;

               (n) Liens resulting from the deposit of funds or evidences of Indebtedness in trust for the purpose of defeasing Indebtedness of the Borrower or any of its Subsidiaries to the extent any such defeasance is not prohibited by this Agreement; customary Liens for the fees, costs and expenses of trustees and escrow agents pursuant to the indenture, escrow agreement or other similar agreement establishing such trust or escrow arrangement; and Liens pursuant to merger agreements, stock purchase agreements, asset sale agreements and similar agreements (i) limiting the transfer of properties and assets pending consummation of the subject transaction and (ii) in respect of earnest money deposits, good faith deposits, purchase price adjustment escrows and similar deposits and escrow arrangements made or established thereunder;

               (o) rights reserved to or vested in any municipality or governmental, statutory or public authority by the terms of any right, power, franchise, grant, license or permit, or by any provision of law, to terminate such right, power, franchise, grant, license or permit or to purchase, condemn, expropriate or recapture or to designate a purchaser of any of the property of such Person; rights reserved to or vested in any municipality or governmental, statutory or public authority to control or regulate any property of such Person, or to use such property in a manner which does not materially impair the use of such property for the purposes for which it is held by such Person; any obligation or duties affecting the property of such Person to any municipality or governmental, statutory or public authority with respect to any franchise, grant, license or permit;

               (p) Liens arising under or expressly permitted by the Loan Documents; and

               (q) Liens existing on any asset of any Person prior to the acquisition thereof by the Borrower or any Restricted Subsidiary or existing on any asset of any Person that becomes a Restricted Subsidiary of the Borrower after the Effective Date; provided that (i) such Liens are not created in contemplation of or in connection with such acquisition or such Person becoming a Restricted Subsidiary, (ii) such Liens do not apply to any other assets of Borrower or any other Subsidiary, and (iii) such Liens shall secure only those obligations which they secure on the date of such acquisition or the date such Person becomes a Restricted Subsidiary, as the case may be.

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

       SECTION 8.3 Financial Condition. The Borrower will not permit:

               (a)     its Current Ratio to be equal to or less than 1.0 to
       1.0 at the end of any Fiscal Quarter; or

               (b) its Fixed Charge Coverage Ratio to be equal to or less than 2.50 to 1.00 at the end of any Fiscal Quarter;

provided that (i) the effects of FAS 133 will be disregarded for purposes of calculating the foregoing ratios and (ii) no Default in respect of clause (a) or
(b) shall be deemed to have occurred unless and until financial statements for such Fiscal Quarter are available to the Borrower that reflect such Default.

       SECTION 8.4 Investments. The Borrower will not, and will not permit any of its Restricted Subsidiaries to, make, incur, assume or suffer to exist any Investment in any other Person, except:

               (a) Investments not otherwise permitted in this Section which exist on the Effective Date so long as such Investments are not increased, extended or renewed;

               (b)     Cash Equivalent Investments;

               (c) Investments by the Borrower in any of its Subsidiaries, or by any Subsidiary in the Borrower or any other Subsidiary, whether or not existing on the date hereof (including the NCOC Acquisition and the Borrower and Thaipo Limited's Guarantee of the bareboat charter and operating agreement relating to the FPSO "Tantawan Explorer");

               (d) if such Investment shall not result in any violation of F.R.S. Board Regulation U, other equity Investments of a class registered pursuant to Section 12 of the Securities Exchange Act of 1934 provided that the Borrower's ownership interest will not exceed 5% of the issuer's outstanding shares entitled to vote, unless such ownership interest is acquired pursuant to a merger agreement between the Borrower and such issuer;

               (e) loans and advances in the ordinary course of business and stock, obligations, securities or other assets received in settlement of debts so created and owing to the Borrower or any Restricted Subsidiary of the Borrower;

               (f) any evidence of Indebtedness, maturing not more than one year after such time, issued or guaranteed by any agency of the United States Government, which has a rating of "A-" or better from S&P or a rating of "A3" or better from Moody's;

               (g) any interest bearing account at, or certificate of deposit maturing not more than one year after such time issued by, a U.
       S. savings and loan association which has a rating of "A-" or better from S&P or a rating of "A3" or better from Moody's on its long term unsecured debt and which has combined capital and surplus and undivided profits of not less than $100,000,000;

               (h) any interest bearing account at, or certificate of deposit maturing not more than one year after such time, payable in U. S. Dollars and issued by, (i) a foreign banking institution or foreign branch of a U. S. banking institution, which banking institution has a rating of "A-" or better from S&P or a rating of "A3" or better from Moody's on its long-term unsecured debt and combined capital and surplus and undivided profits of not less than $100,000,000, or (ii) any foreign subsidiary of a U. S. banking institution, which U. S. banking institution has a rating of "A-" or better from S&P or a rating of "A3" or better from Moody's and which subsidiary has combined capital and surplus and undivided profits of not less than $100,000,000 or (iii) by any Lender;

               (i) any evidence of Indebtedness, maturing not more than one year after such time, issued by any State of the United States, by any county or municipality organized or incorporated under the laws of any State of the United States or by any agency or subdivision of any of the foregoing, in each case rated "A-" or better by S&P or rated "A3" or better by Moody's;

               (j) auction rate preferred stock of a U.S. corporation or mutual investment company rated "A-" or better by S&P or rated "A3" or better by Moody's, provided that such Investment will not result in any violation of F.R.S. Board Regulation U and further provided that the Borrower's ownership interest will not exceed (and will not be convertible into shares which exceed) 5% of the issuer's outstanding shares entitled to vote unless such ownership interest is acquired pursuant to a merger agreement between the Borrower and such issuer); and

               (k) mutual funds or similar investment vehicles investing primarily in Investments of the types set forth in clauses (a) through
       (e) of the definition of Cash Equivalent Investments or in the foregoing clauses (f) through (j), provided that ratings requirements shall be applicable to the mutual fund rather than the underlying Investments, as follows: such mutual funds shall, in each case, have a rating of "A-" or better from S&P or a rating of "A3" from Moody's or a rating satisfactory to the Administrative Agent from another recognized rating agency satisfactory to the Administrative Agent, provided, however, that it is agreed that (i) any Investment which when made complies with the requirements of any of the foregoing clauses (f), (g) or (h) may continue to be held notwithstanding that such Investment if made thereafter would not comply with such requirements; and (ii) no Investment otherwise permitted by clauses (i) or (j) shall be permitted to be made directly or indirectly through a mutual fund if, immediately before or after giving effect thereto, any Default shall have occurred and be continuing;

               (l) Investments by the Borrower in any of its Affiliates, whether or not existing on the date hereof, provided such Investments in Affiliates do not exceed in the aggregate at any one time outstanding $25,000,000;

provided, however, that

               (m) any Investment which when made complies with the requirements of the definition of the term "Cash Equivalent Investment" may continue to be held notwithstanding that such Investment if made thereafter would not comply with such requirements; and

               (n) no Investment in Subsidiaries or Affiliates of the Borrower otherwise permitted by the immediately preceding clauses (c) and
       (l) and no Investment otherwise permitted by the immediately preceding clause (d) shall be permitted to be made if, immediately before or after giving effect thereto, any Default shall have occurred and be continuing.

       SECTION 8.5 Restricted Payments, etc. On and at all times after the Effective Date:

               (a) the Borrower will not declare, pay or make any dividend or distribution (in cash, property or obligations) on any shares of any class of capital stock (now or hereafter outstanding) of the Borrower or on any warrants, options or other rights with respect to any shares of any class of capital stock (now or hereafter outstanding) of the Borrower (other than dividends or distributions payable in its common stock or rights or warrants to purchase its capital stock or split-ups or reclassifications of its stock into additional or other shares of its common stock) or apply, or permit any of its Restricted Subsidiaries to apply, any of its funds, property or assets to the purchase, redemption, sinking fund or other retirement of any shares of any class of capital stock (now or hereafter outstanding) of the Borrower, other than (i) payments of dividends as required on preferred stock outstanding and (ii) dividends on common stock and purchases and redemptions of capital stock; provided, that the aggregate of all such dividends, purchases, and redemptions paid after January 1, 1992 does not exceed the sum of (x) thirty-three percent of cumulative income, net of cumulative losses, after January 1, 1992 and (y) one hundred percent of the cumulative proceeds from the issuance of any capital stock after January 1, 1992; provided, further, that no dividends on common stock shall be paid in cash, property, or obligations unless the net worth of the Borrower, based on the Borrower's latest available balance sheet, after subtracting therefrom intangible assets including goodwill, franchises, licenses, patents, trademarks, tradenames, copyrights, service marks, and brand names, is positive; provided, further, that notwithstanding any restriction contained in this Section 8.5, the Borrower may redeem any of its shares of capital stock in exchange for, or out of the proceeds of the substantially concurrent sale of, shares of capital stock, and any dividend otherwise permitted under the terms of this Section 8.5 on the date of such dividend's declaration shall be payable notwithstanding that on the date of payment, such dividend would not be permitted under this section; and provided, further, that Hybrid Preferred Securities shall not be treated as capital stock of the Borrower for purposes of this
       Section 8.5(a);

               (b) the Borrower will not, and will not permit any of its Restricted Subsidiaries to,

                       (i) except to the extent of any payment, prepayment, redemption, purchase or defeasance paid from the proceeds of the issuance or sale of

               Refinancing Indebtedness or capital stock, make any optional payment or prepayment of principal of any Subordinated Indebtedness on any day prior to the stated, scheduled date for such payment or prepayment set forth in the documents and instruments memorializing such Subordinated Indebtedness, or optionally redeem, purchase or decrease any Subordinated Indebtedness if such payments, prepayments, redemptions, purchases or defeasance shall be in an aggregate amount in excess of $20,000,000 in any one year, or $50,000,000 in the aggregate after the date hereof and prior to Stated Maturity Date; or

                       (ii) make any payment or prepayment of principal of any Subordinated Indebtedness which would violate the subordination provisions of such Subordinated Indebtedness; or

                       (iii) make any payment or prepayment of interest on any Subordinated Indebtedness, other than payments or prepayments of interest in connection with any payment, prepayment, redemption, purchase or defeasance permitted under Section 8.5(b)(i), on any day prior to the stated scheduled date for such payment or prepayment set forth in the documents memorializing such Subordinated Indebtedness, or which would violate the subordination provisions of such Subordinated Indebtedness; and

               (c) the Borrower will not, and will not permit any Restricted Subsidiary to, make any deposit for any of the foregoing prohibited purposes and no payment, dividend, distribution, prepayment, redemption, purchase or defeasance permitted by clause (a) or (b) shall be permitted to be made if, immediately before or after giving effect thereto, any Default shall have occurred and be continuing; provided that in determining if any Default pursuant to Section 8.3 shall have occurred and is continuing immediately before or after such payment, dividend, distribution, prepayment, redemption, purchase or defeasance, the Borrower may rely on financial information available to it since the date of the financial statements most recently delivered by it pursuant to Sections 7.1(a) and 7.1(b).

       SECTION 8.6 Consolidation, Merger, etc. The Borrower will not, and will not permit any of its Restricted Subsidiaries to, liquidate, wind up or dissolve, consolidate with, or merge into or with, any other corporation, or purchase or otherwise acquire all or substantially all the assets of any Person or of any division of any Person except as set forth below and so long as the Borrower (if the Borrower is a party thereto) is the surviving entity:

               (a) any Restricted Subsidiary (other than NCOC) may liquidate or dissolve into, and may consolidate or merge with and into, the Borrower or any other Restricted Subsidiary and NCOC may liquidate or dissolve into, and may consolidate or merge with and into the Borrower; and

               (b) B8/32 Partners may liquidate or dissolve voluntarily into, and may merge with and into, the Borrower, any other Restricted Subsidiary or any other Person; provided that either (i) the Borrower's equity interest in the surviving Person (in the case of a dissolution into, or consolidation or merger with and into a Person other than the Borrower or a Restricted Subsidiary) is not less than its equity interest in B8/32 Partners immediately prior to such dissolution, consolidation or merger or (ii) all of the Borrower's pro rata share of the Borrowing Base Properties owned by B8/32 Partners, or the proceeds upon liquidation thereof, become the property of the Borrower or any Restricted Subsidiary.

               (c) so long as no Default has occurred and is continuing or would occur after giving effect thereto, the Borrower or any Restricted Subsidiary may purchase all or substantially all of the assets of any Person (other than the Borrower) or any division of any Person, or acquire any Person (other than the Borrower) by merger.

       SECTION 8.7 Asset Dispositions. At the request of the Agent or the Required Lenders, in their sole discretion, the Borrowing Base may be redetermined on a Non-Standard Determination basis at any time after the sale, transfer, lease, contribution or other conveyance in one or more transactions after the date of the latest redetermination of the Borrowing Base pursuant to this Agreement:

               (a) by the Borrower or a Restricted Subsidiary to one or more Persons (other than the Borrower or a Restricted Subsidiary), of Borrowing Base Properties having a Discounted Present Value greater than 8% of the Borrowing Base at the latest redetermination thereof; and

               (b) by the Borrower or a Restricted Subsidiary to one or more Persons (other than the Borrower or a Restricted Subsidiary), of any of their assets having an aggregate value in excess of $20,000,000 (based on the greater of book value and fair market value at the time of any disposition), other than (A) Borrowing Base Properties, whether directly or indirectly by means of the sale of equity interests in a Restricted Subsidiary or otherwise, (B) oil, gas, and other liquid or gaseous hydrocarbons in the ordinary course of business, (C) equipment and other personal property in the ordinary course of business consistent with the Borrower's obligations under Section 7.3, (D) Investments permitted by
       Section 8.4, (E) cash payments not prohibited by this Agreement, including Restricted Payments permitted by Section 8.5, (F) Liens permitted by Section 8.2 and rights to production payments in connection with Non-Recourse Indebtedness, (G) transactions permitted by Section 8.6 and (H) the grant of options, warrants or other rights with respect to such assets.

Notwithstanding any provisions to the contrary in this Agreement, NCOC may dispose of or sell any assets or interests which NCOC owns that are of the type described in clauses (B), (C), (D), (E), (F) (only with respect to Liens permitted by Section 8.2) and (G) of subsection (b) above or that have a value, in the aggregate, less than $5,000,000 per annum.

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       SECTION 8.8 Modification of Certain Agreements. The Borrower will not consent to any amendment, supplement or other modification of any of the terms or provisions contained in any document or instrument evidencing or governing any existing Subordinated Indebtedness which (a) accelerates the date of or increases the amount of any repayment or redemption required pursuant to such agreements, prior to March 7, 2008, (b) contains covenants regarding the matters set forth in, and that are materially more restrictive than, Section 8.3, (c) increases the rate of interest or increases or provides for fees or other compensation, except, with respect to such fees and other compensation, to the extent the same are usual and customary for transactions of such type, or (d) results in subordination terms materially less favorable to the Lenders as holders of the Notes, without obtaining the prior approval of the Required Lenders.

       SECTION 8.9 Transactions with Affiliates. The Borrower will not, and will not permit any of its Subsidiaries to, enter into, or cause, suffer or permit to exist any arrangement or contract with any of its Affiliates unless such arrangement or contract, as of the date it was entered into, is fair and equitable to the Borrower or such Subsidiary and is (as of such date) not of a sort which would not be entered into by a prudent Person in the position of the Borrower or such Subsidiary with, or which is on terms which are less favorable than are obtainable from, any Person which is not one of its Affiliates; provided, that the foregoing provisions of this Section shall not prohibit any payment permitted by Section 8.5(a) or in respect of any Hybrid Preferred Securities or any transaction between or among the Borrower and its Subsidiaries and other of its Subsidiaries, and provided, further, that arrangements and contracts entered into by NCOC and its Subsidiaries which exist as of the Effective Date shall be excluded from determining compliance with this covenant.

       SECTION 8.10 Negative Pledges, etc. The Borrower will not, and will not permit any of its Restricted Subsidiaries to, enter into any agreement (i) prohibiting the creation of any Lien upon any of its properties, revenues or assets, whether now owned or hereafter acquired, (ii) restricting the ability of such Restricted Subsidiary to pay dividends or make other distributions in respect of such Subsidiary's share of net profits to the Borrower, (iii) restricting the ability of any Restricted Subsidiary to make payments of principal or interest on any loan from the Borrower or any other Subsidiary or
(iv) restricting the ability of the Borrower to amend or otherwise modify this Agreement or any other Loan Document, except for: (A) this Agreement, any other Loan Document, any agreement of NORIC or its Subsidiaries outstanding after consummation of the NCOC Acquisition and, with respect to Liens, any agreement governing Capitalized Lease Liabilities or other Indebtedness incurred to lease or finance acquisitions of assets as to the assets so leased or financed, (B) any agreement of any Person acquired by the Borrower or any Subsidiary in existence at the time of such acquisition (but not created in contemplation thereof), which prohibition or restriction is not applicable to any other Person, other than the Person and the Subsidiaries of that Person, so acquired,
(C) with respect to Liens, merger agreements, stock purchase agreements, asset sale agreements and similar agreements limiting the encumbrance of properties, revenues and assets pending consummation of the subject transaction, (D) with respect to Liens on assets of a partnership or joint venture that is such a Subsidiary, partnership or joint venture agreement provisions consistent with the past practices of the Borrower and its Subsidiaries and Affiliates, (E) agreements that extend, renew or refinance or replace agreements described in clauses (A) and (B) above, provided, that the restrictions contained therein are not materially less favorable to the Lenders than those under or pursuant to the agreements being so extended, renewed or refinanced or replaced.

       SECTION 8.11 Commodity Hedging Contracts. The Borrower will not, and will not permit any of its Subsidiaries to, enter into Commodity Hedging Contracts (i) with respect to the forecasted production of the Borrowing Base Properties during any period of four consecutive Fiscal Quarters that in the aggregate cover more than 80% of such total forecasted production for those Fiscal Quarters as estimated by the most recently accepted Reserve Reports and
(ii) with counterparties whose senior, unsecured, long-term indebtedness for borrowed money which is not guaranteed by any other Person or subject to any other credit enhancement is rated at the time such Commodity Hedging Contract is entered into less than "BBB-" by S&P or "Baa3" by Moody's.


                                   ARTICLE IX
                                EVENTS OF DEFAULT

       SECTION 9.1 Listing of Events of Default. Each of the following events or occurrences described in this Section 9.1 shall constitute an "Event of Default".

               SECTION 9.1.1 Non-Payment of Obligations. The Borrower shall default in the payment or prepayment, including any mandatory prepayment pursuant to Section 3.1.2., when due of any principal of any Loan or of any reimbursement obligation with respect to any Letter of Credit, or the Borrower shall default (and such default shall continue unremedied for a period of five
(5) days) in the payment when due of interest on any Loan, any Commitment Fee, any Ticking Fee, any Upfront Fee, or other payment obligation provided for in this Agreement or any other Loan Document.

               SECTION 9.1.2 Breach of Warranty. Any representation or warranty of the Borrower or any Subsidiary made or deemed to be made hereunder or in any other Loan Document or in any other writing or certificate furnished by or on behalf of the Borrower (including any certificate delivered pursuant to Article VII) to the Administrative Agent or any Lender for the purposes of or in connection with this Agreement or any such other Loan Document (including any certificates delivered pursuant to Article V) is incorrect when made in any material respect.

               SECTION 9.1.3 Non-Performance of Certain Covenants and Obligations. The Borrower shall default in the due performance and observance of any of its obligations under Article VIII (excluding Section 8.3) and, with respect to Section 8.2, 8.4 or 8.5, such default shall continue unremedied for a period of five (5) Business Days after notice thereof shall have been given to the Borrower by the Administrative Agent.

               SECTION 9.1.4 Non-Performance of Other Covenants and
Obligations. The Borrower or any Subsidiary shall default in the due performance and observance of any other covenant or agreement contained herein, including
Section 8.3, or in any other Loan Document, and such default shall continue unremedied for a period of 30 days after notice thereof shall have been given to the Borrower by the Administrative Agent.

               SECTION 9.1.5 Default on Other Indebtedness. The Borrower or any Restricted Subsidiary shall default in the payment when due or within any applicable grace period, whether by acceleration or otherwise, of any of its Indebtedness (other than Indebtedness described

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

in Section 9.1.1 or Non-Recourse Indebtedness) in excess in principal amount of $15,000,000, or any default shall occur in the performance or observance of any other obligation or condition with respect to any such Indebtedness if the effect of such default is to accelerate the maturity of such Indebtedness or to permit the holder or holders thereof, or any trustee or agent for such holders, to cause such Indebtedness to become due and payable prior to its expressed maturity.

               SECTION 9.1.6 Judgments. Any judgments or orders for the payment of money which are, in aggregate, in excess of $15,000,000 at any one time outstanding shall be rendered against the Borrower or any of its Restricted Subsidiaries and the same shall remain undischarged and either

               (a) enforcement proceedings shall have been commenced in respect of such judgments or orders; or

               (b) there shall be any period of 30 consecutive days during which enforcement of such judgments or orders is not stayed, by reason of a pending appeal or otherwise.

               SECTION 9.1.7 Pension Plans. Any of the following events shall occur with respect to any Pension Plan:

               (a) the institution of any steps by the Borrower, any member of its Controlled Group or any other Person to terminate a Pension Plan if, as a result of such termination, the Borrower or any such member could be required to make a contribution to such Pension Plan, or could reasonably expect to incur a liability or obligation to such Pension Plan, in excess of $15,000,000; or

               (b) a contribution failure occurs with respect to any Pension Plan sufficient to give rise to a Lien under Section 302(f) of ERISA.

               SECTION 9.1.8 Control of the Borrower. Any Change in Control shall occur.

               SECTION 9.1.9 Bankruptcy, Insolvency, etc. The Borrower, any of its Restricted Subsidiaries or any of its Significant Subsidiaries shall

               (a) generally fail to pay, or admit in writing its inability or unwillingness to pay, its debts as they become due;

               (b) apply for, consent to, or acquiesce in, the appointment of a trustee, receiver, sequestrator or other custodian for the Borrower, any of its Restricted Subsidiaries or any of its Significant Subsidiaries or any property of any thereof, or make a general assignment for the benefit of creditors;

               (c) in the absence of such application, consent or acquiescence, permit or suffer to exist the appointment of a trustee, receiver, sequestrator or other custodian for the

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

       Borrower, any of its Restricted Subsidiaries or any of its Significant Subsidiaries or for a substantial part of the property of any thereof, and such trustee, receiver, sequestrator or other custodian shall not be discharged within 60 days;

               (d) permit or suffer to exist the commencement of any bankruptcy, reorganization, debt arrangement or other case or proceeding under any bankruptcy or insolvency law, or any dissolution, winding up or liquidation proceeding (except the voluntary dissolution, not under any bankruptcy or insolvency law, of a Subsidiary pursuant to Section 8.7), in respect of the Borrower, any of its Restricted Subsidiaries or any of its Significant Subsidiaries, and, if any such case or proceeding is not commenced by the Borrower or such Subsidiary, such case or proceeding shall be consented to or acquiesced in by the Borrower or such Subsidiary or shall result in the entry of an order for relief or shall remain for 60 days undismissed; or

               (e) take any corporate, or in the case of a Restricted Subsidiary or a Significant Subsidiary organized as a partner, partnership action authorizing, or in furtherance of, any of the foregoing.

               SECTION 9.1.10 NCOC. After consummation of the NCOC Acquisition, the Borrower shall fail to own, directly or indirectly, all the issued and outstanding capital stock of NCOC, except as a result of the merger or consolidation of NCOC with and into the Borrower.

               SECTION 9.1.11 Pledged Shares. On or before nine (9) days after the date of the initial Borrowing under the Credit Agreement, the Borrower shall fail to deliver or cause to be delivered to the Administrative Agent all shares of the capital stock of NCOC presently held by Rhode Island Corporation and Walton Corporation, together with appropriate stock powers executed in blank, so that after such delivery, 100% of the issued and outstanding shares of capital stock of NCOC shall be subject to the pledge and security interest created by the Pledge Agreement in favor of the Administrative Agent for the benefit of the Lender Parties (as such term is defined in the Pledge Agreement).

       SECTION 9.2 Action if Bankruptcy. If any Event of Default described in clauses (a) through (d) of Section 9.1.9 shall occur, the outstanding principal amount of all outstanding Loans and all other Obligations shall automatically be and become immediately due and payable, without notice or demand.

       SECTION 9.3 Action if Other Event of Default. If any Event of Default (other than any Event of Default described in clauses (a) through (d) of Section 9.1.9) shall occur for any reason, whether voluntary or involuntary, and be continuing, the Administrative Agent, upon the direction of the Required Lenders, shall by notice to the Borrower declare the outstanding principal amount of the Loans and other payment Obligations to be due and payable, whereupon the full unpaid amount of such Loans and other payment Obligations shall be and become immediately due and payable, without further notice, demand or presentment.

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

                                    ARTICLE X
                                   THE AGENTS

       SECTION 10.1 Actions. Each Agent, Lender and Issuing Bank hereby appoints Bank of Montreal as Administrative Agent, Toronto Dominion (Texas), Inc. as Syndication Agent, BNP Paribas as Documentation Agent, Bank of America as a Managing Agent, and Fleet National Bank as a Managing Agent under and for purposes of this Agreement, the Notes and each other Loan Document. Each Lender authorizes each Agent to act on behalf of such Lender and to exercise such powers as are delegated to such Agent under this Agreement, the Notes and each other Loan Document and, in the absence of other written instructions from the Required Lenders received from time to time by the Agents (with respect to which each Agent agrees that it will comply, except as otherwise provided in this Section or as otherwise advised by counsel), to exercise such powers hereunder and thereunder as are specifically delegated to or required of such Agent by the terms hereof and thereof, together with such powers as may be reasonably incidental thereto. Each Lender hereby indemnifies (which indemnity shall survive any termination of this Agreement) each of the Agents, pro rata according to such Lender's Percentage, from and against any and all liabilities, obligations, losses, damages, claims, costs or expenses of any kind or nature whatsoever which may at any time be imposed on, incurred by, or asserted against, the Agents in any way relating to or arising out of this Agreement, the Notes and any other Loan Document, including reasonable attorneys' fees, and as to which any Agent is not reimbursed by the Borrower; provided, however, that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, claims, costs or expenses which are determined by a court of competent jurisdiction in a final proceeding to have resulted solely from such Agent's gross negligence or wilful misconduct. No Agent shall be required to take any action hereunder, under the Notes or under any other Loan Document, or to prosecute or defend any suit in respect of this Agreement, the Notes or any other Loan Document, unless it is indemnified hereunder to its satisfaction. If any indemnity in favor of any Agent shall be or become, in such Agent's determination, inadequate, such Agent may call for additional indemnification from the Lenders and cease to do the acts indemnified against hereunder until such additional indemnity is given.

       SECTION 10.2 Funding Reliance, etc. Unless the Administrative Agent shall have been notified by telephone, confirmed in writing, by any Lender by 5:00 p.m., Houston Time, on the day prior to a Borrowing in the case of LIBOR Loans, or by 11:00 a.m., Houston Time, on the day of any Borrowing in the case of Prime Rate Loans, that such Lender will not make available the amount which would constitute its Percentage of such Borrowing on the date specified therefor, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent and, in reliance upon such assumption, make available to the Borrower a corresponding amount. If and to the extent that such Lender shall not have made such amount available to the Administrative Agent, such Lender and the Borrower severally agree to repay the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date the Administrative Agent made such amount available to the Borrower to the date such amount is repaid to the Administrative Agent, at the Federal Funds Rate at that time.

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

       SECTION 10.3 Exculpation. No Agent nor any of its directors, officers, employees or agents shall be liable to any Lender for any action taken or omitted to be taken by it under this Agreement or any other Loan Document, or in connection herewith or therewith, except for its own wilful misconduct or gross negligence, nor responsible for any recitals or warranties herein or therein, nor for the effectiveness, enforceability, validity or due execution of this Agreement or any other Loan Document, nor for the creation, perfection or priority of any Liens which may be created in the future by the Pledge Agreement, or the validity, genuineness, enforceability, existence, value or sufficiency of any Collateral nor to make any inquiry respecting the performance by the Borrower of its obligations hereunder or under any other Loan Document. Each Agent shall be entitled to rely upon advice of counsel concerning legal matters and upon any notice, consent, certificate, statement or writing which such Agent believes to be genuine and to have been presented by a proper Person.

       SECTION 10.4 Successor to Administrative Agent. The Administrative Agent may resign as such at any time upon at least 30 days' prior notice to the Borrower, the other Agents and all Lenders. If the Administrative Agent at any time shall resign, the Required Lenders, with the consent of the Borrower, may appoint another Lender or a commercial banking institution organized under the laws of the U.S. (or any state thereof) or a U.S. branch or agency of a commercial banking institution, and having a combined capital and surplus of at least $500,000,000 as a successor Administrative Agent which shall thereupon become the Administrative Agent hereunder. If no successor Administrative Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the retiring Administrative Agent's giving notice of resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent, which shall be one of the Lenders or a commercial banking institution organized under the laws of the U.S. (or any State thereof) or a U.S. branch or agency of a commercial banking institution, and having a combined capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall be entitled to receive from the retiring Administrative Agent such documents of transfer and assignment as such successor Administrative Agent may reasonably request, and shall thereupon succeed to and become vested with all rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Administrative Agent's resignation hereunder as the Administrative Agent, the provisions of

               (a) this Article X shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Administrative Agent under this Agreement; and

               (b)     Section 11.3 shall continue to inure to its benefit.

       SECTION 10.5 Loans by the Agents. Each of the Agents shall have the same rights and powers with respect to (x) the Loans made by it or any of its Affiliates, and (y) the Notes held by it or any of its Affiliates as any other Lender and may exercise the same as if it were not an Agent.

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

       SECTION 10.6 Credit Decisions. Each Lender acknowledges that it has, independently of any Agent and each other Lender, and based on such Lender's review of the financial information of the Borrower and such other documents, information and investigations as such Lender has deemed appropriate, made its own credit decision to extend its Commitments. Each Lender also acknowledges that it will, independently of any Agent and each other Lender, and based on such other documents, information and investigations as it shall deem appropriate at any time, continue to make its own credit decisions as to exercising or not exercising from time to time any rights and privileges available to it under this Agreement or any other Loan Document.

       SECTION 10.7 Copies, etc. The Administrative Agent shall give prompt notice to each Lender of each notice or request required or permitted to be given to the Administrative Agent by the Borrower pursuant to the terms of this Agreement (unless concurrently delivered to the Lenders by the Borrower). The Administrative Agent will distribute to each Lender each document or instrument received for its account and copies of all other communications received by the Administrative Agent from the Borrower for distribution to the Lenders by the Administrative Agent.

                                   ARTICLE XI
                            MISCELLANEOUS PROVISIONS

       SECTION 11.1 Waivers, Amendments, etc. The provisions of this Agreement and of each other Loan Document may from time to time be amended, modified or waived, if such amendment, modification or waiver is in writing and consented to by the Borrower and the Required Lenders; provided, however, that no such amendment, modification or waiver which would:

               (a) modify any requirement hereunder that any particular action be taken by all the Lenders, the Required Lenders or the Required Borrowing Base Lenders shall be effective unless consented to by each Lender;

               (b) modify this Section 11.1, change the definition of "Required Lenders", "Required Borrowing Base Lenders" or "Restricted Subsidiary", eliminate the Borrowing Base, increase the Commitment Amount or the Percentage of any Lender, change the definition of "Prime Rate" or "LIBOR" to reduce interest or the Applicable Margin payable by the Borrower, reduce any fees described in Article III, release all or substantially all of the Collateral other than pursuant to the terms of the Pledge Agreement, or extend any Commitment Termination Date, without the consent of each Lender;

               (c) reduce the amount of any mandatory prepayment (whether pursuant to Section 3.1.2 or otherwise) or of any interest payment due to any Lender on any Loan (or reduce the principal amount of or rate of interest on any Loan) shall be made without the consent of the applicable Lender; or

               (d) affect adversely the interests, rights or obligations of the Administrative Agent without consent of the Administrative Agent.

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

No failure or delay on the part of any Agent or any Lender in exercising any power or right under this Agreement or any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. No notice to or demand on the Borrower in any case shall entitle it to any notice or demand in similar or other circumstances. No waiver or approval by any Agent or any Lender under this Agreement or any other Loan Document shall, except as may be otherwise stated in such waiver or approval, be applicable to subsequent transactions. No waiver or approval hereunder shall require any similar or dissimilar waiver or approval thereafter to be granted hereunder.

       SECTION 11.2 Notices. All notices and other communications provided to any party hereto under this Agreement or any other Loan Document shall be in writing or by facsimile and addressed, delivered or transmitted to such party at its address or facsimile number set forth below its signature hereto or set forth in the Lender Assignment Agreement or at such other address or facsimile number as may be designated by such party in a notice to the other parties in accordance with this Section. Any notice, if mailed and properly addressed with postage prepaid, shall be deemed given when received; any notice, if transmitted by facsimile, shall be deemed given when transmitted and, in the case of facsimiles, transmission confirmed.

       SECTION 11.3 Payment of Costs and Expenses. The Borrower agrees to promptly pay all reasonable expenses of the Administrative Agent (including the reasonable fees and out-of-pocket expenses of counsel to the Administrative Agent and of local counsel, if any, who may, following reasonable notice to the Borrower, be retained by counsel to the Administrative Agent) in connection with:

               (a) the negotiation, preparation, execution and delivery of this Agreement and of each other Loan Document, including schedules and exhibits, and any amendments, waivers, consents, supplements or other modifications to this Agreement or any other Loan Document as may from time to time hereafter be required, whether or not the transactions contemplated hereby are consummated,

               (b) any costs incurred pursuant to obtaining a security interest in the Collateral, including fees and disbursements to special counsel to the Administrative Agent and the Lenders and expenses of any filing, recording, refiling or re-recording of the Pledge Agreement and/or any Uniform Commercial Code financing statements relating to the Collateral and all amendments, supplements and modifications to any thereof and any and all other documents or instruments of further assurance which may be required to be filed or recorded or refiled or rerecorded pursuant to the terms of Section 7.8 or relating to any Lien for benefit of the Lenders, and

               (c) the preparation and review of the form of any document or instrument relevant to this Agreement or any other Loan Document.

Without duplication of any payments made pursuant to Section 4.07(a), the Borrower further agrees to pay, and to save each Agent and the Lenders harmless from all liability for, Other Taxes which

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


may be payable in connection with the execution or delivery of this Agreement, the Borrowings, or the issuance of the Notes or any other Loan Documents. The Borrower also agrees to reimburse the Administrative Agent and each Lender upon demand for all reasonable out-of-pocket expenses (including the reasonable fees and out-of-pocket expenses of counsel to the Administrative Agent and of local counsel, if any, who may, following reasonable notice to the Borrower, be retained by counsel to the Administrative Agent) incurred by the Administrative Agent or such Lender in connection with the enforcement of any Obligations after the occurrence and during the continuation of an Event of Default.

       SECTION 11.4 Indemnification. In consideration of the execution and delivery of this Agreement by each Lender and the extension of the Commitments, the Borrower hereby indemnifies, exonerates and holds the Administrative Agent, each other Agent, each Lender and each of their respective officers, directors, employees and agents (collectively, the "Indemnified Parties") free and harmless from and against any and all actions, causes of action, suits, losses, costs, liabilities and damages, and expenses incurred in connection therewith (irrespective of whether any such Indemnified Party is a party to the action for which indemnification hereunder is sought), including reasonable attorneys' fees and disbursements (collectively, the "Indemnified Liabilities"), incurred by the Indemnified Parties or any of them as a result of, or arising out of, or relating to

               (a) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of any Loan or Letter of Credit;

               (b) the entering into and performance of this Agreement and any other Loan Document by any of the Indemnified Parties (including any action brought by or on behalf of the Borrower as the result of any determination by the Required Lenders pursuant to Article V not to fund any Borrowing);

               (c) any investigation, litigation or proceeding related to any acquisition or proposed acquisition by the Borrower or any of its Subsidiaries of any portion of the stock or assets of any Person, whether or not the Administrative Agent or such Lender is party thereto;

               (d) any investigation, litigation or proceeding related to any environmental cleanup, audit, compliance or other matter relating to the protection of the environment or the Release by the Borrower or any of its Subsidiaries of any Hazardous Material; or

               (e) the presence on or under, or the escape, seepage, leakage, spillage, discharge, emission or release from, any real property owned or operated by the Borrower or any Subsidiary thereof of any Hazardous Material (including any losses, liabilities, damages, injuries, costs, expenses or claims asserted or arising under any Environmental
       Law), regardless of whether caused by, or within the control of, the Borrower or such Subsidiary,

except for any such Indemnified Liabilities arising for the account of a particular Indemnified Party by reason of the activities of the Indemnified Party on the property of the Borrower conducted

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

subsequent to a foreclosure on such property by the Lenders or by reason of the relevant Indemnified Party's gross negligence or wilful misconduct or breach of this Agreement, and if and to the extent that the foregoing undertaking may be unenforceable for any reason, the Borrower hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. The Borrower shall be obligated to indemnify the Indemnified Parties for all Indemnified Liabilities subject to and pursuant to the foregoing provisions, regardless of whether the Borrower or any of its Subsidiaries had knowledge of the facts and circumstances giving rise to such Indemnified Liability.

       Promptly after the receipt by an Indemnified Party of notice of the commencement of any action, such Indemnified Party will, if a claim for indemnity in respect thereof is to be made against the Borrower, notify the Borrower of the commencement thereof. If the Borrower will have acknowledged in writing that this Section 11.4 will cover any Indemnified Liabilities in any such action, suit, proceeding or investigation, and, in the sole determination of the Indemnified Party, the Borrower has the financial ability to pay such Indemnified Liabilities, then the Borrower will have the right, on behalf of such Indemnified Party, but at the Borrower's expense, to defend such action, suit or proceeding, or participate in such investigation, with counsel selected by it, and will have sole discretion as to whether to litigate, appeal or settle.

       Notwithstanding the foregoing, nothing in this Section 11.4 is intended to expand upon the obligations of the Borrower under Article IV in respect of Additional Costs, funding losses, increased capital costs or Taxes, which obligations are created under and subject to the terms and conditions of the relevant Sections of that Article.

       SECTION 11.5 Survival. The obligations of the Borrower under Sections 4.3, 4.4, 4.5, 4.7, 11.3 and 11.4, and the obligations of the Lenders under
Section 10.1 and of the Agents and the Lenders under Section 11.12, shall in each case survive any termination of this Agreement. The representations and warranties made by the Borrower in this Agreement and in each other Loan Document shall survive the execution and delivery of this Agreement and each such other Loan Document.

       SECTION 11.6 Severability. Any provision of this Agreement or any other Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such provision and such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement or such Loan Document or affecting the validity or enforceability of such provision in any other jurisdiction.

       SECTION 11.7 Headings. The various headings of this Agreement and of each other Loan Document are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement or such other Loan Document or any provisions hereof or thereof.

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

       SECTION 11.8 Execution in Counterparts, Effectiveness, etc. This Agreement may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement. This Agreement shall become effective when counterparts hereof executed on behalf of the Borrower and each Lender (or notice thereof satisfactory to the Administrative Agent) shall have been received by the Administrative Agent (or Administrative Agent's counsel) and notice thereof shall have been given by the Administrative Agent to the Borrower and each Lender.

       SECTION 11.9 Governing Law; Entire Agreement. THIS AGREEMENT, THE NOTES AND EACH OTHER LOAN DOCUMENT SHALL EACH BE DEEMED TO BE A CONTRACT MADE UNDER, GOVERNED BY, AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

       SECTION 11.10 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that:

               (a) the Borrower may not assign or transfer its rights or obligations hereunder without the prior written consent of the Administrative Agent and all Lenders (and any attempted assignment or transfer by the Borrower without such consent shall be null and void); and

               (b) the rights of sale, assignment and transfer of the Lenders are subject to Section 11.11.


               (c) Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, the Affiliates of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

       SECTION 11.11 Assignments and Participations.

               (a) Any Lender may assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment, Loans and LC Exposure at the time owing to it); provided that (i) except in the case of an assignment of the entire remaining amount of the assigning Lender's Commitment, Loans and LC Exposure or in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund with respect to a Lender, the aggregate amount of the Commitment (which for this purpose includes Loans and LC Exposure outstanding thereunder) of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption Agreement with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 and increments of $1,000,000, unless each of the Administrative Agent and, so long as no Event of Default has

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

       occurred and is continuing, the Borrower otherwise consent (each such consent not to be unreasonably withheld or delayed), (ii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement and
       (iii) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption Agreement, together with a processing and recordation fee of $3,500, and the Eligible Assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire. Subject to acceptance and recording thereof by the Administrative Agent pursuant to paragraph (b) of this Section, from and after the effective date specified in each Assignment and Assumption Agreement, the Eligible Assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption Agreement, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption Agreement, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption Agreement covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 4.3, 4.4, 4.5, 4.7, 11.3 and 11.4). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section.

               (b) The Administrative Agent shall maintain at one of its offices in Chicago, Illinois a copy of each Assignment and Assumption Agreement delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amount of the Loans and LC Exposure owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, absent manifest error, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

               (c) Any Lender may, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to one or more banks or other entities (a "Participant") in all or a portion of such Lender's rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans or LC Exposure owing to it); provided that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver with respect to Sections 11.1(b) or (c) that affects such Participant. Subject to paragraph (d) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 4.3, 4.4, 4.5 and 4.7 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section.

               (d) A Participant shall not be entitled to receive any greater payment under Section 4.3, 4.4, 4.5 or 4.7 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower's prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 4.7 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with
       Section 4.7 as though it were a Lender.

               (e) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

       SECTION 11.12 Confidentiality. The Agents and the Lenders shall hold all non-public information obtained pursuant to the requirements of this Agreement as follows:

               (a) may not disclose or discuss such information with any other persons except that any Person may disclose such information (i) to any bank regulatory authority at the request of such authority or in connection with an examination of such Person by any such authority, (ii) pursuant to subpoena, other court process or as otherwise required by law, (iii) at the express direction of any other agency of any State of the United States, (iv) to such Person's independent auditors, counsel or independent petroleum engineers retained by such Person or (v) to any Assignee Lender or proposed Assignee Lender of all or any portion of any Lender's interests, rights and obligations under this Agreement and any participant or proposed participant in all or a portion of a Lender's obligations under the Agreement, in each case, only if such Assignee Lender or proposed Assignee Lender or participant or proposed participant shall execute and deliver to the Borrower prior to any disclosure of information or conclusions based on such information a confidentiality letter reasonably acceptable to the Borrower and the Administrative Agent;

               (b) the obligation of confidentiality shall not apply to such portions of the information which any such Person establishes (i) are in the public domain, (ii) hereafter become part of the public domain without breach of this Section 11.12 or any confidentiality letter, (iii) are previously known from some source other than the Borrower, (iv) are developed without using the Borrower's information or (v) are hereafter obtained from a third party who owes no obligation of confidence to the Borrower with respect to such information;

               (c) unless prohibited by applicable law or court order, each such Person will promptly notify the Borrower (in advance, if practicable) if it is required to disclose any such information or conclusions pursuant to clause (a)(ii) above;

               (d) each such Person agrees that it will not use any information obtained, inspected or reviewed by it in connection with the Agreement for the purpose of bidding, or in any manner advising or assisting in the bidding (including advising or assisting in advising in the nomination of tracts to be leased), on future lease sales of tracts in offset tracts or in drainage tracts to the Borrower's interests or for the purpose of purchasing, selling, offering to purchase or offering to sell, directly or indirectly, any equity securities of the Borrower (or assisting or advising others in connection therewith);

               (e)     all obligations of each such Person pursuant to this
       Section 11.12 shall terminate on the second anniversary of the date on which all Obligations of the Borrower to such Person under the Agreement and the Notes have been fulfilled;

               (f) each such Person agrees that it shall be responsible for the compliance with this Agreement by all its officers and employees to the same extent as if they were parties hereto; and

               (g) notwithstanding anything to the contrary in this Agreement, this Section 11.12 is in addition to and shall not supercede any existing confidentiality agreements between the Borrower and any other party to this Agreement, provided that such existing confidentiality agreements, if any, shall not be a part of this Agreement.

       SECTION 11.13 Other Transactions. Nothing contained herein shall preclude the Agents or any Lender from engaging in any transaction, in addition to those contemplated by this Agreement or any other Loan Document, with the Borrower or any of its Subsidiaries or Affiliates in which the Borrower or such Subsidiary or Affiliate is not restricted hereby from engaging with any other Person.

       SECTION 11.14 NO ORAL AGREEMENTS. THIS WRITTEN LOAN AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

           THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

                      [SIGNATURES BEGIN ON FOLLOWING PAGE]

       IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

                                    POGO PRODUCING COMPANY


                                    By /s/ JAMES P. ULM, II
                                       ----------------------------------------
                                    Name: James P. Ulm, II
                                    Title: Vice President and Chief Financial
                                            Officer

                                    Address:    5 Greenway Plaza, Suite 2700
                                                Houston, Texas  77046-0504

                                    Attention:        James P. Ulm, II
                                    Telephone No.:    (713) 297-5152
                                    Telecopy No.:     (713) 297-4954

                                    BANK OF MONTREAL, acting through its U.S.
                                    branches and agencies, including
                                    initially its Chicago, Illinois branch,
                                    as Administrative Agent


                                    By: /s/ JOSEPH A. BLISS
                                        ---------------------------------------
                                    Name:  Joseph A. Bliss
                                    Title: Director

                                    Address:    115 South LaSalle Street
                                                11th Floor West
                                                Chicago, Illinois  60603
                                    Attention:  Terri Perez-Ford, Specialist
                                    Telephone No.:    (312) 750-3827
                                    Telecopy No.:     (312) 750-3456

                                    with copy to:

                                    Bank of Montreal
                                    700 Louisiana Street, Suite 4400
                                    Houston, Texas  77002

                                    Attention:        Joseph Bliss
                                    Telephone No.:    (713) 546-9735
                                    Telecopy No.:     (713) 223-4007

                                    TORONTO DOMINION (TEXAS), INC., as
                                    Syndication Agent


                                    By: /s/ CAROL A. BRANDT
                                        ---------------------------------------
                                    Name:  Carol A. Brandt
                                    Title: Vice President

                                    Address:    909 Fannin Street
                                                Suite 1700
                                                Houston, Texas 77002
                                    Attention:  Carol A. Brandt

                                    Telephone No.:    (713) 653-8204
                                    Telecopy No.:     (713) 951-9921

                                    BNP PARIBAS, acting through its Houston
                                    Agency, as Documentation Agent

                                    By /s/ DOUGLAS R. LIFTMAN
                                       --------------------------------------
                                    Name:  Douglas R. Liftman
                                    Title: Managing Director

                                    By /s/ LARRY ROBINSON
                                       --------------------------------------
                                    Name:  Larry Robinson
                                    Title: Vice President

                                    Address:    1200 Smith Street
                                                Suite 3100
                                                Houston, Texas 77002
                                    Attention:  Doug Liftman

                                    Telephone No.:    (713) 982-1154
                                    Telecopy No.:     (713) 659-6915

                                    BANK OF AMERICA, N.A., as Managing Agent


                                    By: /s/ MARY LOUISE ALLEN
                                        ------------------------------------
                                    Name:  Mark Louise Allen
                                    Title: Vice President

                                    Address:    333 Clay Street
                                                Suite 4550
                                                Houston, Texas 77002
                                    Attention:  Mary Lou Allen

                                    Telephone No.:    (713) 651-4930
                                    Telecopy No.:     (713) 651-4808

                                    with a copy to:

                                    Paul Squires
                                    333 Clay Street
                                    Suite 4550
                                    Houston, Texas 77002

                                    Telephone No.:    (713) 651-4812
                                    Telecopy No.:     (713) 651-4808

                                    FLEET NATIONAL BANK, as Managing Agent


                                    By: /s/ STEPHEN J. HOFFMAN
                                        --------------------------------------
                                    Name:  Stephen J. Hoffman
                                    Title: Vice President

                                    Address:    100 Federal Street
                                                MAD10008A, 8th Floor
                                                Boston, Massachusetts 02110
                                    Attention:  Michael Brochetti

                                    Telephone No.:    (617) 434-3017
                                    Telecopy No.:     (617) 434-3652

                                    with a copy to:

                                    Terry Ronan
                                    100 Federal Street
                                    MAD10008A, 8th Floor
                                    Boston, Massachusetts 02110

                                    Telephone No.:    (617) 434-5472
                                    Telecopy No.:     (617) 434-3652

PERCENTAGE                          LENDERS

11.650%                             BANK OF MONTREAL, as Lender


                                    By /s/ MELISSA A. BAUMAN
                                       ---------------------------------------
                                    Name:  Melissa A. Bauman
                                    Title: Director

                                    Domestic
                                    Office:     115 South LaSalle Street
                                                11th Floor West
                                                Chicago, Illinois  60603
                                    Attention:  Terri Perez-Ford, Specialist

                                    Facsimile:  (312) 750-3456

                                    LIBOR
                                    Office:     115 South LaSalle Street
                                                Chicago, Illinois  60603
                                    Attention:  Terri Perez-Ford, Specialist

                                    Facsimile:  (312) 750-3456

                                    with copy to:

                                    Bank of Montreal
                                    700 Louisiana Street, Suite 4400
                                    Houston, Texas  77002

                                    Attention:        Melissa Bauman
                                    Telephone No.:    (713) 546-9723
                                    Telecopy No.:     (713) 223-4007

10.680%                             BNP PARIBAS, as Lender


                                    By: /s/ DOUGLAS R. LIFTMAN
                                        -------------------------------------
                                    Name:  Douglas R. Liftman
                                    Title: Managing Director

                                    By: /s/ LARRY ROBINSON
                                        -------------------------------------
                                    Name:  Larry Robinson
                                    Title: Vice President

                                    Domestic
                                    Office:     1200 Smith Street, Suite 3100
                                                Houston, Texas 77002
                                    Attention:  Doug Liftman

                                    Telephone No.:    (713) 982-1154
                                    Telecopy No.:     (713) 659-6915

                                    LIBOR
                                    Office:     1200 Smith Street, Suite 3100
                                                Houston, Texas 77002
                                    Attention:  Leah Evans Hughes

                                    Telephone No.:    (713)
                                                           -------------------
                                    Telecopy No.:     (713) 659-5305

10.680%                             FLEET NATIONAL BANK, as a Lender

                                    By /s/ STEPHEN J. HOFFMAN
                                    ---------------------------------------
                                    Name:  Stephen J. Hoffman
                                    Title: Vice President

                                    Domestic
                                    Office:     100 Federal Street
                                                MAD10008A, 8th Floor
                                                Boston, Massachusetts 02110
                                    Attention:  Michael Brochetti

                                    Telephone No.:    (617) 434-3017
                                    Telecopy No.:     (617) 434-3652

                                    with a copy to:

                                    Terry Ronan
                                    Fleet National Bank
                                    100 Federal Street
                                    MAD10008A, 8th Floor
                                    Boston, Massachusetts 02110

                                    Telephone No.:    (617) 434-5472
                                    Telecopy No.:     (617) 434-3652

                                    LIBOR
                                    Office:     100 Federal Street
                                                Boston, Massachusetts 02110
                                    Attention:
                                                ------------------------------

                                    Telephone No.:
                                                      ------------------------
                                    Telecopy No.:
                                                      ------------------------

10.680%                        BANK OF AMERICA, N.A., as a Lender


                               By: /s/ MARY LOUISE ALLEN
                                   -------------------------------------
                               Name:  Mary Louise Allen
                               Title: Vice President

                               Domestic
                               Office:     333 Clay Street
                                           Suite 4550
                                           Houston, Texas 77002
                               Attention:  Mary Lou Allen

                               Telephone No.:    (713) 651-4930
                               Telecopy No.:     (713) 651-4808

                               with a copy to:

                               Paul Squires
                               333 Clay Street
                               Suite 4550
                               Houston, Texas 77002

                               Telephone No.:    (713) 651-4812
                               Telecopy No.:     (713) 651-4808

                               LIBOR
                               Office:     Bank of America, N.A.
                                           ------------------------------------
                                           ABA#111000012
                                           ------------------------------------
                                           Credit Account 1292000883
                                           ------------------------------------
                               Attention:  Corporate Loan Funds - Terrie Smith
                                           ------------------------------------


                               Telephone No.:    (214) 209-2141
                                                 ------------------------------
                               Telecopy No.:     (214) 290-8376
                                                 ------------------------------

10.680%                             TORONTO DOMINION (TEXAS), INC., as a
                                    Lender


                                    By: /s/ CAROL BRANDT
                                        ---------------------------------------
                                    Name:  Carol A. Brandt
                                    Title: Vice President

                                    Domestic
                                    Office:     909 Fannin Street
                                                Suite 1700
                                                Houston, Texas 77002
                                    Attention:  Carol A. Brandt
                                    Telephone No.:    (713) 653-8204
                                    Telecopy No.:     (713) 951-9921

                                    LIBOR
                                    Office:     909 Fannin Street
                                                Suite 1700
                                                Houston, Texas 77002
                                    Attention:  Carol A. Brandt

                                    Telephone No.:    (713) 653-8204
                                    Telecopy No.:     (713) 951-9921

4.854%                              THE BANK OF NEW YORK, as a Lender


                                    By: /s/ RAYMOND J. PALMER
                                        -------------------------------------
                                    Name:  Raymond J. Palmer
                                    Title: Vice President

                                    Domestic
                                    Office:     One Wall Street
                                                19th Floor
                                                New York, New York 10286
                                    Attention:  Raymond J. Palmer

                                    Telephone No.:    (212) 635-7834
                                    Telecopy No.:     (212) 635-7923

                                    LIBOR
                                    Office:     One Wall Street
                                                19th Floor
                                                New York, New York 10286
                                    Attention:  Lisa Williams

                                    Telephone No.:    (212) 635-7535
                                    Telecopy No.:     (212) 635-7923

4.854%                              THE BANK OF NOVA SCOTIA, as a Lender


                                    By: /s/ [ILLEGIBLE]
                                        --------------------------------------
                                    Name:   [ILLEGIBLE]
                                    Title:  [ILLEGIBLE]

                                    Domestic
                                    Office:     600 Peachtree Street, NE
                                                Suite 2700
                                                Atlanta, Georgia 30308
                                    Attention:  Cleve Bushey

                                    Telephone No.:    (404) 877-1500
                                    Telecopy No.:     (404) 888-8998

                                    with a copy to:
                                    Greg Smith
                                    1100 Louisiana, Suite 3000
                                    Houston, Texas 77002
                                    Telephone No.:    (713) 759-3440
                                    Telecopy No.:     (713) 759-2425

                                    LIBOR
                                    Office:     600 Peachtree Street, NE
                                                Suite 2700
                                                Atlanta, Georgia 30308
                                    Attention:  Cleve Bushey

                                    Telephone No.:    (404) 877-1500
                                    Telecopy No.:     (404) 888-8998

9.709%                              FIRST UNION NATIONAL BANK, as a Lender


                                    By:/s/ ROBERT R. WETTEROFF
                                       --------------------------------------
                                    Name:   Robert R. Wetteroff
                                    Title:  Senior Vice President
                                    Domestic
                                    Office:     First Union Capital Markets
                                                1001 Fannin Street
                                                Suite 2255
                                                Houston, Texas 77002
                                    Attention:  Paul Riddle

                                    Telephone No.:    (713) 346-2703
                                    Telecopy No.:     (713) 650-6354

                                    with a copy to:

                                    Philip Trinder
                                    1001 Fannin, Suite 2244
                                    Houston, Texas 77002

                                    Telephone No.:    (713) 346-2718
                                    Telecopy No.:     (713) 650-6354

                                    LIBOR
                                    Office:     1001 Fannin Street
                                                Suite 2255
                                                Houston, Texas 77002
                                    Attention:
                                                ------------------------------

                                    Telephone No.:    (713)
                                                           -------------------
                                    Telecopy No.:     (713)
                                                           -------------------

4.854%                              THE FUJI BANK, LIMITED, as a Lender


                                    By: /s/ MASATOSHI ABE
                                        ---------------------------------------
                                    Name:    Masatoshi Abe
                                    Title:   Vice President and Manager
                                    Domestic
                                    Office:     1 Houston Center, Suite 4100
                                                1221 McKinney Street
                                                Houston, Texas 77010
                                    Attention:  Tommy Watts

                                    Telephone No.:    (713) 650-7868
                                    Telecopy No.:     (713)759-0717

                                    with a copy to:
                                    James Liu
                                    Two World Trade Center
                                    79th Floor
                                    New York, New York 10048

                                    Telephone No.:    (212) 898-2629
                                    Telecopy No.:     (212) 488-2172


                                    LIBOR
                                    Office:     Two World Trade Center
                                                79th Floor
                                                New York, New York 10048
                                    Attention:  Tina Catapano

                                    Telephone No.:    (212) 898-2099
                                    Telecopy No.:     (212) 488-8216

6.796%                          FORTIS CAPITAL CORP., as a Lender


                                By: /s/ DEIRDRE SANBORN /s/ DARRELL W. HOLLEY
                                    -----------------------------------------

                                Name:  Deirdre Sanborn   Darrell W. Holley
                                Title:  Vice President   Managing Director

                                Domestic
                                Office:     100 Cresent Court
                                            Suite 1777
                                            Dallas, Texas 75201
                                Attention:  Deirdre Sanborne

                                Telephone No.:    (214) 953-9304
                                Telecopy No.:     (214) 754-5982

                                LIBOR
                                Office:     100 Cresent Court
                                            Suite 1777
                                            Dallas, Texas 75201
                                Attention:  Yolanda Dittmar

                                Telephone No.:    (214) 953-9301
                                Telecopy No.:     (214) 754-5981

4.854%                              NATEXIS BANQUES POPULAIRES, as a Lender


/s/ RENAUD J. D'HERBES        By: /s/ DONOVAN C. BROUSSARD
Renaud J. d'Herbes                ---------------------------------------------
Senior Vice President               Name:    Donovan C. Broussard
and Regional Manager                Title:   Vice President
                                    Domestic
                                    Office:     Southwest Representative Office
                                                333 Clay Street
                                                Suite 4340
                                                Houston, Texas 77002
                                    Attention:  Donovan Broussard

                                    Telephone No.:    (713) 759-0973
                                    Telecopy No.:     (713) 759-9908

                                    LIBOR
                                    Office:     Southwest Representative Office
                                                333 Clay Street
                                                Suite 4340
                                                Houston, Texas 77002
                                    Attention:  Tanya McAllister

                                    Telephone No.:    (713) 759-9401
                                    Telecopy No.:     (713) 759-9908

4.854%                              THE SANWA BANK LIMITED, as a Lender


                                    By: /s/ C. LAWRENCE MURPHY
                                        ----------------------------------
                                    Name:    C. Lawrence Murphy
                                    Title:   Senior Vice President
                                    Domestic
                                    Office:     55 East 52nd Street
                                                New York, New York 10055
                                    Attention:  C.L. Murphy

                                    Telephone No.:    (212) 339-6380
                                    Telecopy No.:     (212) 754-2368

                                    LIBOR
                                    Office:     55 East 52nd Street
                                                New York, New York 10055
                                    Attention:  Ryoichi Konishi

                                    Telephone No.:    (212) 339-6172
                                    Telecopy No.:     (212) 754-2368

4.854%                              UNION BANK OF CALIFORNIA, N.A., as a
                                    Lender


                                    By: /s/ GARY SHEKERJIAN
                                        --------------------------------------
                                    Name:   Gary Shekerjian
                                    Title:   Vice President
                                    Domestic
                                    Office:     500 N. Akard
                                                Suite 4200
                                                Dallas, Texas 75201
                                    Attention:  Gary Shekerjian

                                    Telephone No.:    (214) 922-4213
                                    Telecopy No.:     (214) 922-4209

                                    with a copy to:

                                    Don Lovingfoss
                                    445 S. Figueroa St.
                                    Mail Code G10-080
                                    Los Angeles, California 90071

                                    LIBOR
                                    Office:     Energy Capital Services
                                                Monterey Park Office
                                                601 Potrero Grande Dr.,
                                                #4-957-161
                                                Monterey Park, California
                                                91754
                                    Attention:  Miriam Hooker

                                    Telephone No.:    (323) 720-7397
                                    Telecopy No.:     (323) 278-6173